                                                                    Exhibit 10.1

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                                  $150,000,000

                                CREDIT AGREEMENT

                                      AMONG

                            PARKER DRILLING COMPANY,
                                   AS BORROWER

                               THE SEVERAL LENDERS
                        FROM TIME TO TIME PARTIES HERETO

                              LEHMAN BROTHERS INC.,
                         DEUTSCHE BANK SECURITIES INC.,
          AS JOINT ADVISORS, JOINT LEAD ARRANGERS AND JOINT BOOKRUNNERS

                         DEUTSCHE BANK SECURITIES INC.,
                              AS SYNDICATION AGENT

                             BANK OF AMERICA, N.A.,
                             AS DOCUMENTATION AGENT

                      DEUTSCHE BANK TRUST COMPANY AMERICAS,
                               AS COLLATERAL AGENT

                                       AND

                          LEHMAN COMMERCIAL PAPER INC.,
                             AS ADMINISTRATIVE AGENT

                          DATED AS OF OCTOBER 10, 2003

================================================================================

                                TABLE OF CONTENTS

                                                                                                    Page
SECTION 1. DEFINITIONS...........................................................................     1
         1.1      Defined Terms..................................................................     1
         1.2      Other Definitional Provisions..................................................    24

SECTION 2. AMOUNT AND TERMS OF COMMITMENTS.......................................................    25
         2.1      Term Loan Commitments..........................................................    25
         2.2      Procedure for Term Loan Borrowing..............................................    25
         2.3      Repayment of Term Loans........................................................    26
         2.4      Revolving Credit Commitments...................................................    26
         2.5      Procedure for Revolving Credit Borrowing.......................................    27
         2.6      Borrowing Base Calculations; Inclusion of Assets in Borrowing Base.............    27
         2.7      Repayment of Loans; Evidence of Debt...........................................    27
         2.8      Commitment Fees, etc...........................................................    28
         2.9      Termination or Reduction of Credit Commitments.................................    29
         2.10     Optional Prepayments...........................................................    29
         2.11     Mandatory Prepayments..........................................................    30
         2.12     Conversion and Continuation Options............................................    31
         2.13     Minimum Amounts and Maximum Number of Eurodollar Tranches......................    31
         2.14     Interest Rates and Payment Dates...............................................    32
         2.15     Computation of Interest and Fees...............................................    32
         2.16     Inability to Determine Interest Rate...........................................    33
         2.17     Pro Rata Treatment and Payments................................................    33
         2.18     Requirements of Law............................................................    35
         2.19     Taxes..........................................................................    36
         2.20     Indemnity......................................................................    37
         2.21     Illegality.....................................................................    38
         2.22     Change of Lending Office.......................................................    38
         2.24     Bank Products..................................................................    39

SECTION 3. LETTERS OF CREDIT.....................................................................    39
         3.1      L/C Commitment.................................................................    39
         3.2      Procedure for Issuance of Letter of Credit.....................................    39
         3.3      Fees and Other Charges.........................................................    40
         3.4      L/C Participations.............................................................    40
         3.5      Reimbursement Obligation of the Borrower.......................................    41
         3.6      Obligations Absolute...........................................................    42
         3.7      Letter of Credit Payments......................................................    42
         3.8      Applications...................................................................    42
         3.9      Indemnification; Exoneration; Power of Attorney................................    42
         3.10     Supporting Letter of Credit; Cash Collateral...................................    44

SECTION 4. REPRESENTATIONS AND WARRANTIES........................................................    45
         4.1      Financial Condition............................................................    45

         4.2      No Change......................................................................    46
         4.3      Corporate Existence; Compliance with Law.......................................    46
         4.4      Corporate Power; Authorization; Enforceable Obligations........................    47
         4.5      No Legal Bar...................................................................    47
         4.6      No Material Litigation.........................................................    47
         4.7      No Default.....................................................................    47
         4.8      Ownership of Property; Liens...................................................    48
         4.9      Intellectual Property..........................................................    48
         4.10     Taxes..........................................................................    48
         4.11     Federal Regulations............................................................    48
         4.12     Labor Matters..................................................................    48
         4.13     ERISA..........................................................................    48
         4.14     Investment Company Act; Other Regulations......................................    49
         4.15     Subsidiaries...................................................................    49
         4.16     Use of Proceeds................................................................    49
         4.17     Environmental Matters..........................................................    49
         4.18     Accuracy of Information, etc...................................................    50
         4.19     Security Documents.............................................................    51
         4.20     Solvency.......................................................................    51
         4.21     Senior Indebtedness............................................................    51
         4.22     Accounts.......................................................................    52

SECTION 5. CONDITIONS PRECEDENT..................................................................    52
         5.1      Conditions to Initial Extension of Credit......................................    52
         5.2      Conditions to Each Extension of Credit.........................................    55

SECTION 6. AFFIRMATIVE COVENANTS.................................................................    55
         6.1      Financial Statements...........................................................    55
         6.2      Certificates; Other Information................................................    56
         6.3      Redemption of Remaining 9.75% Senior Notes.....................................    57
         6.4      Conduct of Business and Maintenance of Existence, etc..........................    57
         6.5      Maintenance of Property; Insurance.............................................    58
         6.6      Inspection of Property; Books and Records; Discussions.........................    58
         6.7      Notices........................................................................    58
         6.8      Environmental Laws.............................................................    59
         6.9      Additional Collateral, etc.....................................................    59
         6.10     Borrowing Base Certificate.....................................................    60
         6.11     Cash Management Systems........................................................    61
         6.12     Inspection of Revolving Credit Facility Collateral.............................    62
         6.13     Mortgages......................................................................    62
         6.14     Further Assurances.............................................................    62

SECTION 7. NEGATIVE COVENANTS....................................................................    62
         7.1      Financial Condition Covenants..................................................    63
         7.2      Limitation on Indebtedness.....................................................    63
         7.3      Limitation on Liens............................................................    64
         7.4      Limitation on Fundamental Changes..............................................    66

         7.5      Limitation on Disposition of Property..........................................    66
         7.6      Limitation on Restricted Payments..............................................    67
         7.7      Limitation on Capital Expenditures.............................................    68
         7.8      Limitation on Investments......................................................    68
         7.9      Limitation on Optional Payments and Modifications of Debt Instruments, etc.....    69
         7.10     Limitation on Transactions with Affiliates.....................................    70
         7.11     Limitation on Sales and Leasebacks.............................................    70
         7.12     Limitation on Changes in Fiscal Periods........................................    70
         7.13     Limitation on Negative Pledge Clauses..........................................    70
         7.14     Limitation on Restrictions on Subsidiary Distributions.........................    71
         7.15     Limitation on Lines of Business................................................    71
         7.16     Limitation on Hedge Agreements.................................................    71

SECTION 8. EVENTS OF DEFAULT.....................................................................    71

SECTION 9. THE AGENTS............................................................................    75
         9.1      Appointment....................................................................    75
         9.2      Delegation of Duties...........................................................    75
         9.3      Exculpatory Provisions.........................................................    75
         9.4      Reliance by Agents.............................................................    75
         9.5      Notice of Default..............................................................    76
         9.6      Non-Reliance on Agents and Other Lenders.......................................    76
         9.7      Indemnification................................................................    77
         9.8      Agent in Its Individual Capacity...............................................    77
         9.9      Successor Agents...............................................................    77
         9.10     Authorization to Release Liens and Guarantees..................................    78
         9.11     The Arrangers; the Syndication Agent; the Documentation Agent..................    78

SECTION 10. MISCELLANEOUS........................................................................    78
         10.1     Amendments and Waivers.........................................................    78
         10.2     Notices........................................................................    80
         10.3     No Waiver; Cumulative Remedies.................................................    81
         10.4     Survival of Representations and Warranties.....................................    81
         10.5     Payment of Expenses............................................................    81
         10.6     Successors and Assigns; Participations and Assignments.........................    82
         10.7     Adjustments; Set-off...........................................................    85
         10.8     Counterparts...................................................................    85
         10.9     Severability...................................................................    86
         10.10    Integration....................................................................    86
         10.11    GOVERNING LAW..................................................................    86
         10.12    Submission To Jurisdiction; Waivers............................................    86
         10.13    Acknowledgments................................................................    87
         10.14    Confidentiality................................................................    87
         10.15    Release of Collateral and Guarantee Obligations................................    87
         10.16    Accounting Changes.............................................................    88
         10.17    Delivery of Lender Addenda.....................................................    89
         10.18    Usury Not Intended.............................................................    89

         10.19    WAIVERS OF JURY TRIAL..........................................................    89

ANNEXES:

A        Pricing Grid

B        Existing Letters of Credit

SCHEDULES:

1.1(a)   Borrowing Base Provisions

1.1(b)   Mortgaged Vessels

4.4      Consents, Authorizations, Filings and Notices

4.15     Subsidiaries

4.17     Environmental Matters

4.19(a)  UCC Filing Jurisdictions

7.2(d)   Existing Indebtedness

7.3(f)   Existing Liens

EXHIBITS:

A        Form of Guarantee and Collateral Agreement

B        Form of Compliance Certificate

C        Form of Closing Certificate

D        Reserved

E        Form of Assignment and Acceptance

F-1      Form of Legal Opinion of Bracewell & Patterson, L.L.P.

F-2      Form of Legal Opinion of General Counsel of the Borrower

F-3      Form of Legal Opinion of Special Louisiana Counsel

G-1      Form of Term Note

G-2      Form of Revolving Credit Note

H        Form of Borrowing Base Certificate

I        Form of Exemption Certificate

J        Form of Lender Addendum

K        Form of Borrowing Notice

                  CREDIT AGREEMENT, dated as of October 10, 2003, among PARKER DRILLING COMPANY, a Delaware corporation (the "Borrower"), the several banks and other financial institutions or entities from time to time parties to this Agreement (the "Lenders"), LEHMAN BROTHERS INC. and DEUTSCHE BANK SECURITIES INC., as joint advisors, joint lead arrangers and joint bookrunners (in their capacities as such, the "Arrangers"), DEUTSCHE BANK SECURITIES INC., as syndication agent (in such capacity, the "Syndication Agent"), BANK OF AMERICA, N.A., as documentation agent (in such capacity, the "Documentation Agent"), DEUTSCHE BANK TRUST COMPANY AMERICAS, as collateral agent (in such capacity, the "Collateral Agent"), and LEHMAN COMMERCIAL PAPER INC., as administrative agent (in such capacity, the "Administrative Agent").

                              W I T N E S S E T H:

                  WHEREAS, the Borrower wishes to refinance (the "Refinancing") its existing 9.75% Senior Notes due November 2006 (the "9.75% Senior Notes") and a portion of its existing 5.5% Convertible Subordinated Notes due August 2004 (the "Existing Convertible Notes");

                  WHEREAS, to fund the Refinancing and to provide financing for the Borrower's other general corporate purposes, the Borrower (i) has requested that the Lenders extend to it the credit facilities provided for herein and (ii) intends to issue concurrently with the closing of such credit facilities new senior unsecured notes (the "Senior Notes") in an aggregate principal amount of at least $175,000,000; and

                  WHEREAS, the Lenders are willing to make such credit facilities available upon and subject to the terms and conditions hereinafter set forth;

                  NOW, THEREFORE, in consideration of the premises and the agreements hereinafter set forth, the parties hereto hereby agree as follows:

                             SECTION 1. DEFINITIONS

                  1.1 Defined Terms. As used in this Agreement, the terms listed in this Section 1.1 shall have the respective meanings set forth in this
Section 1.1.

                  "Accounts": as defined in Schedule 1.1(a).

                  "ACH Transactions": any cash management or related services including controlled disbursement accounts and the automated clearinghouse transfer of funds by any Lender for the account of the Borrower or any of its Subsidiaries pursuant to agreement or overdrafts.

                  "Adjustment Date": as defined in the Pricing Grid. "Administrative Agent": as defined in the preamble hereto.

                  "Advance Rate": as defined on Schedule 1.1(a).

                  "Affiliate": as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

                  "Agents": the collective reference to the Collateral Agent, the Syndication Agent, the Documentation Agent and the Administrative Agent.

                  "Aggregate Exposure": with respect to any Lender at any time, an amount equal to (a) until the Closing Date, the aggregate amount of such Lender's Commitments at such time and (b) thereafter, the sum of (i) the aggregate then unpaid principal amount of such Lender's Term Loans, (ii) the amount of such Lender's Available Term Loan Commitment then in effect and (iii) the amount of such Lender's Revolving Credit Commitment then in effect or, if the Revolving Credit Commitments have been terminated, the amount of such Lender's Revolving Extensions of Credit then outstanding.

                  "Aggregate Exposure Percentage": with respect to any Lender at any time, the ratio (expressed as a percentage) of such Lender's Aggregate Exposure at such time to the sum of the Aggregate Exposures of all Lenders at such time.

                  "Agreement": this Credit Agreement, as amended, supplemented or otherwise modified from time to time.

                  "Applicable Margin": for each Type of Loan under each Facility, the rate per annum set forth opposite such Facility under the relevant column heading below:

                                                  Base Rate              Eurodollar
                                                    Loans                  Loans
                                                  ---------              ----------
Revolving Credit Facility                           1.75%                  2.75%
Term Loan Facility                                  3.25%                  4.25%

provided, that on and after the first Adjustment Date occurring after the completion of one full fiscal quarter of the Borrower after the Closing Date, the Applicable Margin with respect to Revolving Credit Loans will be determined pursuant to the Pricing Grid.

                  "Application": an application, in such form as the relevant Issuing Lender may specify from time to time, requesting such Issuing Lender to issue a Letter of Credit.

                  "Arrangers": as defined in the preamble hereto.

                  "Asset Sale": any Disposition of Property or series of related Dispositions of Property (excluding any such Disposition permitted by clause
(a), (b), (c) (d), (g), (h), (i), (j), (k), (l) or (m) of Section 7.5) which yields gross proceeds to the Borrower or any of its Subsidiaries (valued at the initial principal amount thereof in the case of non-cash proceeds consisting of notes or other debt securities and valued at fair market value in the case of other non-cash proceeds) in excess of $250,000.

                  "Assignee": as defined in Section 10.6(c).

                  "Assignor": as defined in Section 10.6(c).

                  "Available Revolving Credit Commitment": with respect to any Revolving Credit Lender at any time, an amount equal to the excess, if any, of
(a) such Lender's Revolving Credit Commitment then in effect over (b) such Lender's Revolving Extensions of Credit then outstanding.

                  "Available Term Loan Commitment": with respect to any Term Loan Lender at any time, the amount equal to the excess, if any, of (a) such Lender's Term Loan Commitment (if any) then in effect over (b) the aggregate principal amount of such Lender's Term Loans then outstanding.

                  "Bank Products": all (a) ACH Transactions and credit card facilities extended to the Borrower or any of its Subsidiaries by any Lender (or any Affiliate of any Lender in reliance on such Lender's agreement to indemnify such Affiliate), and any instruments governing any of the foregoing and (b) Specified Hedge Agreements.

                  "Base Rate": for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof: "Prime Rate" shall mean the prime lending rate as set forth on the British Banking Association Telerate Page 5 (or such other comparable publicly available page as may, in the reasonable opinion of the Administrative Agent after notice to the Borrower, replace such page for the purpose of displaying such rate if such rate no longer appears on the British Bankers Association Telerate Page 5), as in effect from time to time. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually available. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

                  "Base Rate Loans": Loans for which the applicable rate of interest is based upon the Base Rate.

                  "Benefitted Lender": as defined in Section 10.7.

                  "Board": the Board of Governors of the Federal Reserve System of the United States (or any successor).

                  "Borrower": as defined in the preamble hereto.

                  "Borrowing Base": as defined in Schedule 1.1(a).

                  "Borrowing Base Certificate": a borrowing base certificate substantially in the form of Exhibit H, as the same may be modified from time to time as agreed by the Borrower and the Collateral Agent.

                  "Borrowing Date": any Business Day specified by the Borrower as a date on which the Borrower requests the relevant Lenders to make Loans hereunder.

                  "Borrowing Notice": with respect to any request for borrowing of Loans hereunder, a notice from the Borrower, substantially in the form of, and containing the information prescribed by, Exhibit K, delivered to the Administrative Agent.

                  "Business Day": (a) for all purposes other than as covered by clause (b) below, a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close and
(b) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (a) and which is also a day for trading by and between banks in Dollar deposits in the interbank eurodollar market.

                  "Capital Expenditures": for any period, with respect to any Person, the aggregate of all expenditures by such Person for the acquisition or leasing (pursuant to a capital lease) of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) which are required to be capitalized under GAAP on a balance sheet of such Person.

                  "Capital Lease Obligations": with respect to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP; and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

                  "Capital Stock": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

                  "Cash Equivalents": (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; (b) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of six months or less from the date of acquisition issued by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof having combined capital and surplus of not less than $500,000,000; (c) commercial paper of an issuer rated at least A-2 by Standard & Poor's Ratings Services ("S&P") or P-2 by Moody's Investors Service, Inc. ("Moody's"), or carrying an equivalent rating by a nationally recognized rating agency if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within six months from the date of acquisition; (d) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days with respect to securities issued or fully guaranteed or insured by the United States government; (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody's; (f) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition;
(g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition; and (h) shares of the Nations Cash Reserves fund for which an affiliate of Bank of America, N.A. provides investment advisory services.

                  "Change of Control": the occurrence of any of the following events: (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) shall become, or obtain rights (whether by means or warrants, options or otherwise) to become, the "beneficial owner" (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of more than 35% of the outstanding common stock of the Borrower; (b) the board of directors of the Borrower shall cease to consist of a majority of Continuing Directors; or (c) a Specified Change of Control.

                  "Closing Date": the date on which the conditions precedent set forth in Section 5.1 shall have been satisfied, which date shall be not later than October 31, 2003.

                  "Code": the Internal Revenue Code of 1986, as amended from time to time.

                  "Collateral": all Property of the Loan Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document.

                  "Collateral Agent": as defined in the preamble hereto.

                  "Commitment": with respect to any Lender, each of the Term Loan Commitment and the Revolving Credit Commitment of such Lender.

                  "Commitment Fee Rate": (a) with respect to the Revolving Credit Commitments, 1/2 of 1% per annum and (b) with respect to the Term Loan Commitments, (i) 3.00% per annum for the period from and including the Closing Date to and including the day which is 90 days after the Closing Date and (ii) 4.25% per annum thereafter.

                  "Commonly Controlled Entity": an entity, whether or not incorporated, that is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group that includes the Borrower and that is treated as a single employer under Section 414 of the Code.

                  "Compliance Certificate": a certificate duly executed by a Responsible Officer, substantially in the form of Exhibit B.

                  "Concentration Account": one or more bank accounts maintained by the Collateral Agent, over which the Collateral Agent shall have sole dominion and control, into which proceeds of Revolving Credit Facility Collateral shall be transferred from other accounts maintained by the Borrower and the Subsidiary Guarantors, in the event that the Collateral Agent requires such transfer after a Dominion Event has occurred; provided, that if a Dominion Termination Event has occurred, then the Collateral Agent shall cease to require such transfers so long as such Dominion Termination Event is continuing.

                  "Confidential Information Memorandum": the Confidential Information Memorandum dated September, 2003 and furnished to the initial Lenders in connection with the syndication of the Facilities.

                  "Consolidated Current Assets": of any Person at any date, all amounts (other than cash and Cash Equivalents) that would, in conformity with GAAP, be set forth opposite the caption "total current assets" (or any like caption) on a consolidated balance sheet of such Person and its Subsidiaries at such date.

                  "Consolidated Current Liabilities": of any Person at any date, all amounts that would, in conformity with GAAP, be set forth opposite the caption "total current liabilities" (or any like caption) on a consolidated balance sheet of such Person and its Subsidiaries at such date, but excluding, with respect to the Borrower, (a) the current portion of any Funded Debt of the Borrower and its Subsidiaries and (b), without duplication, all Indebtedness consisting of Revolving Credit Loans, to the extent otherwise included therein.

                  "Consolidated EBITDA": of any Person for any period, Consolidated Net Income of such Person and its Subsidiaries for such period plus, without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of (a) income tax expense, (b) Consolidated Interest Expense of such Person and its Subsidiaries, amortization or writeoff of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness, (c) depreciation and amortization expense, (d) amortization of intangibles (including, but not limited to, goodwill) and organization costs,
(e) any extraordinary, unusual or non-recurring expenses or losses (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, losses on sales of assets outside of the ordinary course of business), to the extent such additions are found to be acceptable by the Administrative Agent, acting reasonably, and (f) any other non-cash charges, and minus, to the extent included in the statement of such Consolidated Net Income for such period, the sum of (a) interest income (except to the extent deducted in determining Consolidated Interest Expense), (b) any extraordinary, unusual or non-recurring income or gains (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, gains on the sales of assets outside of the ordinary course of business), to the extent such deductions are found to be acceptable by the Administrative Agent, acting reasonably, (c) any other non-cash income, all as determined on a consolidated basis and (d) the amount of any cash expenditures during such period in respect of items that were added as non-cash charges in determining Consolidated EBITDA for a prior period.

                  "Consolidated Interest Coverage Ratio": for any period, the ratio of (a) Consolidated EBITDA of the Borrower and its Subsidiaries for such period to (b) Consolidated Interest Expense of the Borrower and its Subsidiaries for such period.

                  "Consolidated Interest Expense": of any Person for any period, total interest expense (including that attributable to Capital Lease Obligations) of such Person and its Subsidiaries for such period with respect to all outstanding Indebtedness of such Person and its Subsidiaries (including, without limitation, all commissions, discounts and other fees and charges owed by such Person with respect to letters of credit and bankers' acceptance financing and net costs of such Person under Hedge Agreements in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP).

                  "Consolidated Leverage Ratio": as at the last day of any period of four consecutive fiscal quarters of the Borrower, the ratio of (a) Consolidated Total Debt on such day to (b) Consolidated EBITDA of the Borrower and its Subsidiaries for such period; provided that for purposes of calculating Consolidated EBITDA of the Borrower and its Subsidiaries for any period, (i) the Consolidated EBITDA of any Person acquired by the Borrower or its Subsidiaries during such period shall be included on a pro forma basis for such period (assuming the consummation of such acquisition and the incurrence or assumption of any Indebtedness in connection therewith occurred on the first day of such period) if the consolidated balance sheet of such acquired Person and its consolidated Subsidiaries as at the end of the period preceding the acquisition of such Person and the related consolidated statements of income and stockholders' equity and of cash flows for the period in respect of which Consolidated EBITDA is to be calculated (x) have been previously provided to the Administrative Agent and the Lenders and (y) either (1) have been reported on without a qualification arising out of the scope of the audit by independent certified public accountants of nationally recognized standing or (2) have been found acceptable by the Administrative Agent and (ii) the Consolidated EBITDA of any Person Disposed of by the Borrower or its Subsidiaries during such period shall be excluded for such period (assuming the consummation of such Disposition and the repayment of any Indebtedness in connection therewith occurred on the first day of such period).

                  "Consolidated Liquidity": for any day, the sum of (i) the aggregate amount of unrestricted cash and Cash Equivalents of the Borrower and the Subsidiary Guarantors on such day plus (ii) the aggregate amount of Excess Revolving Credit Availability and, for purposes of Section 7.1(d) only, Available Term Loan Commitments in effect on such day.

                  "Consolidated Liquidity Ratio": for any day, the ratio of (a) Consolidated Liquidity on such day to (b) the aggregate outstanding principal amount of Existing Convertible Notes on such day.

                  "Consolidated Net Income": of any Person for any period, the consolidated net income (or loss) of such Person and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; provided, that in calculating Consolidated Net Income of the Borrower and its consolidated Subsidiaries for any period, there shall be excluded

(a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any of its Subsidiaries, (b) the income (or deficit) of any Person (other than a Subsidiary of the Borrower) in which the Borrower or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the Borrower or such Subsidiary in the form of cash dividends or similar cash distributions and (c) the undistributed earnings of any Subsidiary of the Borrower to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any Contractual Obligation (other than under any Loan Document) or Requirement of Law applicable to such Subsidiary.

                  "Consolidated Senior Secured Debt": all Consolidated Total Debt that is secured by a Lien on any Property.

                  "Consolidated Senior Secured Leverage Ratio": as of the last day of any period of four consecutive fiscal quarters, the ratio of (a) Consolidated Senior Secured Debt on such day to (b) Consolidated EBITDA of the Borrower and its Subsidiaries for such period.

                  "Consolidated Total Debt": at any date, the aggregate principal amount of all Indebtedness of the Borrower and its Subsidiaries at such date (other than Indebtedness of the type described in clause (f) of the definition of "Indebtedness"), determined on a consolidated basis in accordance with GAAP.

                  "Consolidated Working Capital": at any date, the difference of
(a) Consolidated Current Assets of the Borrower on such date less (b) Consolidated Current Liabilities of the Borrower on such date.

                  "Continuing Directors": the directors of the Borrower on the Closing Date, after giving effect to the Refinancing and the other transactions contemplated hereby, and each other director of the Borrower, if, in each case, such other director's nomination for election to the board of directors of the Borrower is recommended by at least a majority of the then Continuing Directors.

                  "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its Property is bound.

                  "Control Agreement": in respect of each account identified as provided in Section 6.11(a), a Control Agreement, in form and substance reasonably satisfactory to the Designated Agents, pursuant to which (a) the Borrower or the Subsidiary Guarantor, as the case may be, that is the owner of such account irrevocably instructs the bank or securities intermediary that maintains such account that such bank or securities intermediary shall follow the instructions or entitlement orders, as the case may be, of the Collateral Agent without further consent of the Borrower or such Subsidiary Guarantor and
(b) the Collateral Agent agrees that it will not give any instructions or entitlement orders, as the case may be, in respect of such account unless a Dominion Event has occurred. Each Control Agreement shall contain such other terms as shall be customary for agreements of such type.

                  "Control Investment Affiliate": as to any Person, any other Person that (a) directly or indirectly, is in control of, is controlled by, or is under common control with, such Person and (b) is organized by such Person primarily for the purpose of making equity or debt investments in one or more companies. For purposes of this definition, "control" of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

                  "Default": any of the events specified in Section 8, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

                  "Delayed Draw Borrowing Date": as defined in Section 2.1.

                  "Delayed Draw Commitment Period": the period commencing on the Closing Date and ending on (i) August 1, 2004 or (ii) if earlier, the date on which the Existing Convertible Notes shall have been fully redeemed, converted or otherwise retired.

                  "Delayed Draw Term Loan": as defined in Section 2.1.

                  "Derivatives Counterparty": as defined in Section 7.6.

                  "Designated Agents": the collective reference to the Collateral Agent and the Administrative Agent.

                  "Disposition": with respect to any Property, any sale, sale and leaseback, assignment, conveyance, transfer or other disposition thereof; and the terms "Dispose" and "Disposed of" shall have correlative meanings.

                  "Documentation Agent": as defined in the preamble hereto.

                  "Dollars" and "$": lawful currency of the United States of America.

                  "Domestic Subsidiary": any Subsidiary of the Borrower organized under the laws of any jurisdiction within the United States of America.

                  "Dominion Event": either of (i) the borrowing of any Revolving Credit Loan or (ii) the Borrower having Consolidated Liquidity of less than $35,000,000.

                  "Dominion Termination Event": a Dominion Termination Event shall be deemed to occur if for a period commencing after the occurrence of a Dominion Event and ending not less than 90 days after the beginning of such period, no Revolving Credit Loans shall be outstanding and Consolidated Liquidity shall be no less than $35,000,000 at all times; and a Dominion Termination Event shall be deemed to be continuing so long as a second Dominion Event does not occur after such Dominion Termination Event; provided, that if a second Dominion Event occurs, no further Dominion Termination Event shall be permitted to occur.

                  "Eligible Accounts": as defined in Schedule 1.1(a).

                  "Eligible Rental Equipment": as defined in Schedule 1.1(a).

                  "Environmental Laws": any and all laws, rules, orders, regulations, statutes, ordinances, guidelines, codes, decrees, or other legally enforceable requirements (including, without limitation, common law) of any international authority, foreign government, the United States, or any state, local, municipal or other governmental authority, regulating, relating to or imposing liability or standards of conduct concerning protection of the environment or of human health, or employee health and safety, as has been, is now, or may at any time hereafter be, in effect.

                  "Environmental Permits": any and all permits, licenses, approvals, registrations, notifications, exemptions and other authorizations required under any Environmental Law.

                  "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "Eurocurrency Reserve Requirements": for any day, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves) under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board) maintained by a member bank of the Federal Reserve System.

                  "Eurodollar Base Rate": with respect to each day during each Interest Period, the rate per annum determined on the basis of the rate for deposits in Dollars for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on Page 3750 of the Telerate screen as of 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period. In the event that such rate does not appear on Page 3750 of the Telerate screen (or otherwise on such screen), the "Eurodollar Base Rate" for purposes of this definition shall be determined by reference to such other comparable publicly available service for displaying eurodollar rates as may be selected by the Administrative Agent.

                  "Eurodollar Loans": Loans for which the applicable rate of interest is based upon the Eurodollar Rate.

                  "Eurodollar Rate": with respect to each day during each Interest Period, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                              Eurodollar Base Rate
                    ----------------------------------------
                    1.00 - Eurocurrency Reserve Requirements

                  "Eurodollar Tranche": the collective reference to Eurodollar Loans the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

                  "Event of Default": any of the events specified in Section 8, provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

                  "Excess Cash Flow": for any fiscal year of the Borrower, the difference, if any, of (a) the sum, without duplication, of (i) Consolidated Net Income for such fiscal year, (ii) the amount of all non-cash charges (including depreciation and amortization) deducted in arriving at such Consolidated Net Income, (iii) the amount of the decrease, if any, in Consolidated Working Capital for such fiscal year, (iv) the aggregate net amount of non-cash loss on the Disposition of Property by the Borrower and its Subsidiaries during such fiscal year (other than sales of inventory in the ordinary course of business), to the extent deducted in arriving at such Consolidated Net Income and (v) the net increase during such fiscal year (if any) in deferred tax accounts of the Borrower minus (b) the sum, without duplication, of (i) the amount of all non-cash credits included in arriving at such Consolidated Net Income, (ii) the aggregate amount actually paid by the Borrower and its Subsidiaries in cash during such fiscal year on account of Capital Expenditures (minus the principal amount of Indebtedness incurred in connection with such expenditures and minus the amount of any such expenditures financed with the proceeds of any Reinvestment Deferred Amount), (iii) the aggregate amount of all prepayments of Revolving Credit Loans during such fiscal year to the extent accompanying permanent optional reductions of the Revolving Credit Commitments and all optional prepayments of the Term Loans and, to the extent paid out of such Consolidated Net Income (excluding any payments made with cash in connection with a prepayment as contemplated by clause (ii) of the proviso to Section 2.11(c)), the Existing Convertible Notes during such fiscal year, (iv) the aggregate amount of all regularly scheduled principal payments of Funded Debt (including, without limitation, the Term Loans) of the Borrower and its Subsidiaries made during such fiscal year (other than in respect of any revolving credit facility to the extent there is not an equivalent permanent reduction in commitments thereunder), (v) the amount of the increase, if any, in Consolidated Working Capital for such fiscal year, (vi) the aggregate net amount of non-cash gain on the Disposition of Property by the Borrower and its Subsidiaries during such fiscal year (other than sales of inventory in the ordinary course of business), to the extent included in arriving at such Consolidated Net Income, and (vii) the net decrease during such fiscal year (if any) in deferred tax accounts of the Borrower.

                  "Excess Cash Flow Application Date": as defined in Section 2.11(c).

                  "Excess Revolving Credit Availability": at any time, the amount, determined by the Designated Agents at such time, equal to the lesser of
(a) the Borrowing Base minus the Total Revolving Extensions of Credit and (b) the Total Revolving Credit Commitments minus the Total Revolving Extensions of Credit.

                  "Excluded Foreign Subsidiaries": any Foreign Subsidiary that has not elected to be treated as a branch for U.S. income tax purposes.

                  "Existing Convertible Notes Indenture": the Indenture in respect of the Existing Convertible Notes, together with all instruments and other Agreements entered into by the Borrower or any of its Subsidiaries in connection therewith, as the same may be amended, supplemented or otherwise modified from time to time in accordance with Section 7.9.

                  "Existing Credit Facility": the Loan and Security Agreement, dated as of October 22, 1999, as amended, among the Borrower and the Subsidiaries of the Borrower named therein, as borrowers, the lenders named therein and Bank of America, N.A., as the agent.

                  "Existing Issuing Lender": Bank of America, N.A.

                  "Existing Letters of Credit": the letters of credit described in Annex B.

                  "Facility": each of (a) the Term Loan Commitments and the Term Loans made thereunder (the "Term Loan Facility") and (b) the Revolving Credit Commitments and the extensions of credit made thereunder (the "Revolving Credit Facility").

                  "Federal Funds Effective Rate": for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

                  "Foreign Subsidiary": any Subsidiary of the Borrower that is not a Domestic Subsidiary.

                  "FQ1", "FQ2 ", "FQ3", and "FQ4": when used with a numerical year designation, means the first, second, third or fourth fiscal quarters, respectively, of such fiscal year of the Borrower. (e.g., FQ4 2003 means the fourth fiscal quarter of the Borrower's 2003 fiscal year, which ends December 31, 2003).

                  "Funded Debt": with respect to any Person, all Indebtedness of such Person of the types described in clauses (a) through (e) of the definition of "Indebtedness" in this Section.

                  "Funding Office": the office specified from time to time by the Administrative Agent as its funding office by notice to the Borrower and the Lenders.

                  "GAAP": generally accepted accounting principles in the United States of America as in effect from time to time.

                  "Governmental Authority": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "Guarantee and Collateral Agreement": the Guarantee and Collateral Agreement to be executed and delivered by the Borrower and each Subsidiary Guarantor, substantially in the form of Exhibit A, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Guarantee Obligation": as to any Person (the "guaranteeing person"), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit), if to induce the creation of such obligation of such other Person the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any Property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase Property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

                  "Hedge Agreements": all interest rate or currency swaps, caps or collar agreements, foreign exchange agreements, commodity contracts or similar arrangements entered into by the Borrower or its Subsidiaries providing for protection against fluctuations in interest rates, currency exchange rates, commodity prices or the exchange of nominal interest obligations, either generally or under specific contingencies. For avoidance of doubt, Hedge Agreements shall include any interest rate swap or similar agreement that provides for the payment by the Borrower or any of its Subsidiaries of (i) amounts based upon a floating rate in exchange for receipt by the Borrower or such Subsidiary of amounts based upon a fixed rate or (ii) amounts based upon a fixed rate in exchange for receipt the Borrower or such Subsidiary of amounts based upon a floating rate.

                  "Immaterial Account": any account in which the aggregate amount on deposit (or, in the case of any securities account, the total fair market value of all securities held in such account) does not at any time exceed $10,000.

                  "Immaterial Subsidiary": any Subsidiary designated by the Borrower, by written notice to the Designated Agents, as an "Immaterial Subsidiary"; provided, that (a) no Subsidiary may be so designated unless such Subsidiary (i) had assets having an aggregate book value, as of the end of the fiscal year most recently ended, not exceeding $1,000,000 and (ii) had Consolidated Net Income not exceeding $1,000,000 for such fiscal year and (b) any Subsidiary shall automatically cease to be an Immaterial Subsidiary if at the end of any subsequent fiscal year such Subsidiary would not meet the requirements set forth in the foregoing clause (a).

                  "Indebtedness": of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of Property or services (other than trade payables incurred in the ordinary course of such Person's business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to Property acquired by such

Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such Property), (e) all Capital Lease Obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party or applicant under acceptance, letter of credit or similar facilities, (g) all obligations of such Person, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value (other than through the issuance of common stock of such Person) any Capital Stock of such Person, other than any such obligations the payment of which would be permitted by Section 7.6(c), (h) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (g) above; (i) all obligations of the kind referred to in clauses (a) through (h) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on Property (including, without limitation, accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation and (j) for the purposes of Section 8(e) only, all obligations of such Person in respect of Hedge Agreements.

                  "Indemnified Liabilities": as defined in Section 10.5.

                  "Indemnitee": as defined in Section 10.5.

                  "Indentures": the collective reference to the 9.75% Senior Notes Indenture, the 10.125% Senior Notes Indenture, the Existing Convertible Notes Indenture and the Senior Notes Indenture.

                  "Initial Term Loan": as defined in Section 2.1.

                  "Insolvency": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

                  "Insolvent": pertaining to a condition of Insolvency.

                  "Intellectual Property": the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, technology, know-how and processes, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

                  "Interest Payment Date": (a) as to any Base Rate Loan, the last day of each March, June, September and December to occur while such Loan is outstanding and the final maturity date of such Loan, (b) as to any Eurodollar Loan having an Interest Period of three months or shorter, the last day of such Interest Period, (c) as to any Eurodollar Loan having an Interest Period longer than three months, each day that is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period and (d) as to any Loan (other than any Revolving Credit Loan that is a Base Rate Loan), the date of any repayment or prepayment made in respect thereof.

                  "Interest Period": as to any Eurodollar Loan, (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto; provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

                  (1) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

                  (2) any Interest Period that would otherwise extend beyond the Revolving Credit Termination Date or beyond the date final payment is due on the Term Loans, as the case may be, shall end on the Revolving Credit Termination Date or such due date, as applicable; and

                  (3) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period.

                  "Investments": as defined in Section 7.8.

                  "Issuing Lender": (a) in respect of the Existing Letters of Credit only, the Existing Issuing Lender and (b) in respect of each Letter of Credit issued hereunder on or after the Closing Date, Bank of America, N.A. and any Revolving Credit Lender from time to time designated by the Borrower as an Issuing Lender with the consent of such Revolving Credit Lender and the Administrative Agent.

                  "L/C Commitment": $30,000,000.

                  "L/C Fee Payment Date": the last day of each March, June, September and December and the last day of the Revolving Credit Commitment Period.

                  "L/C Obligations": at any time, an amount equal to the sum of
(a) the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit that have not then been reimbursed pursuant to Section 3.5.

                  "L/C Participants": with respect to any Letter of Credit, the collective reference to all the Revolving Credit Lenders other than the Issuing Lender that issued such letter of Credit.

                  "Lehman Entity": any of Lehman Commercial Paper Inc. or any of its affiliates (including Syndicated Loan Funding Trust).

                  "Lender Addendum": with respect to any initial Lender, a Lender Addendum, substantially in the form of Exhibit J, to be executed and delivered by such Lender on the Closing Date as provided in Section 10.17.

                  "Lenders": as defined in the preamble hereto.

                  "Letters of Credit": as defined in Section 3.1(a).

                  "Lien": any mortgage, pledge, hypothecation, collateral assignment, encumbrance, lien (statutory or other), charge or other security interest of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

                  "Loan Documents": this Agreement, the Security Documents, the Applications and the Notes.

                  "Loan": any loan made by any Lender pursuant to this Agreement.

                  "Loan Parties": the Borrower and each Subsidiary Guarantor.

                  "Lockbox Agreement": in respect of each lockbox account, and related lockbox and collection account, an agreement, in form and substance reasonably satisfactory to the Designated Agents, pursuant to which the bank that maintains such account and the Borrower or the Subsidiary Guarantor, as the case may be, that is the named owner of such account shall agree with the Collateral Agent (a) that such lockbox and accounts shall be used solely for the collection and deposit of proceeds of Revolving Credit Facility Collateral, (b) that, upon notice from the Collateral Agent, such bank shall transfer at the end of each business day all collected funds in any such account to a Concentration Account and (c) the Collateral Agent agrees that it will not give the notice described in the foregoing clause (b) unless a Dominion Event has occurred. Each Lockbox Agreement shall contain such other terms as shall be customary for agreements of such type.

                  "Majority Facility Lenders": (i) with respect to the Term Loan Facility, the holders of more than 50% of the aggregate unpaid principal amount of the Term Loans and the aggregate amount of Available Term Loan Commitments and (ii) with respect to the Revolving Credit Facility, the holders of more than 50% of the aggregate unpaid principal amount of the Total Revolving Extensions of Credit (or, prior to any termination of the Revolving Credit Commitments, the holders of more than 50% of the Total Revolving Credit Commitments).

                  "Majority Revolving Credit Facility Lenders": the Majority Facility Lenders in respect of the Revolving Credit Facility.

            "Majority Term Loan Facility Lenders": the Majority Facility Lenders in respect of the Term Loan Facility.

                   "Material Adverse Effect": a material adverse effect on (a) the Refinancing (as of the Closing Date only), (b) the business, assets, property or financial condition of the Borrower and its Subsidiaries taken as a whole or (c) the validity or enforceability of any material provision of this Agreement or any of the other Loan Documents or the material rights or remedies of the Agents or the Lenders hereunder or thereunder.

                  "Material Subsidiary": each Domestic Subsidiary that is not an Immaterial Subsidiary.

                  "Materials of Environmental Concern": any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products, polychlorinated biphenyls, urea-formaldehyde insulation, asbestos, pollutants, contaminants, radioactivity, and any other substances or forces of any kind, whether or not any such substance or force is defined as hazardous or toxic under any Environmental Law, that is regulated pursuant to or could give rise to liability under any Environmental Law.

                  "Maximum Rate": as defined in Section 10.18.

                  "Mortgaged Vessels": the vessels listed on Schedule 1.1, as to which the Collateral Agent for the benefit of the Secured Parties shall be granted a Lien pursuant to one or more Mortgages.

                  "Mortgages": each of the first preferred fleet mortgages made by any Loan Party in favor of, or for the benefit of, the Collateral Agent for the benefit of the Secured Parties, which shall be in form and substance satisfactory to the Designated Agents, and any other agreements, documents, or instruments executed or delivered in connection therewith, in each case, as may be amended, supplemented or otherwise modified from time to time.

                  "Multiemployer Plan": a Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

                  "Net Cash Proceeds": (a) in connection with any Asset Sale or any Recovery Event, the proceeds thereof in the form of cash and Cash Equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) of such Asset Sale or Recovery Event, net of attorneys' fees, accountants' fees, investment banking fees, amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset which is the subject of such Asset Sale or Recovery Event (other than any Lien pursuant to a Security Document) and other customary fees and expenses actually incurred in connection therewith and net of taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements) and (b) in connection with any issuance or sale of equity securities or debt securities or instruments or the incurrence of loans, the cash proceeds received from such issuance or incurrence, net of attorneys' fees, investment banking fees, accountants' fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith.

                  "9.75% Senior Notes": as defined in the preamble hereto.

                  "9.75% Senior Notes Indenture": the Indenture, dated as of November 12, 1996, in respect of the 9.75% Senior Notes, together with all instruments and other agreements entered into by the Borrower or its Subsidiaries in connection therewith, as the same may be amended, supplemented or otherwise modified from time to time in accordance with Section 7.9.

                  "Non-Excluded Taxes": as defined in Section 2.19(a).

                  "Non-U.S. Lender": as defined in Section 2.19(d).

                  "Note": any promissory note evidencing any Loan.

                  "Obligations": the unpaid principal of and interest on (including, without limitation, interest accruing after the maturity of the Loans and Reimbursement Obligations and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans, the Reimbursement Obligations and all other obligations and liabilities of the Borrower to the Administrative Agent or the Collateral Agent or to any Lender or any Qualified Counterparty, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, the Letters of Credit, any Bank Products or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees, charges and disbursements of counsel to the Administrative Agent and the Collateral Agent or to any Lender that are required to be paid by the Borrower pursuant hereto) or otherwise; provided, that (i) obligations of the Borrower or any Subsidiary under any Bank Products shall be secured and guaranteed pursuant to the Security Documents only to the extent that, and for so long as, the other Obligations are so secured and guaranteed and (ii) any release of Collateral or Subsidiary Guarantors effected in the manner permitted by this Agreement shall not require the consent of holders of obligations under Bank Products.

                  "Other Taxes": any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

                  "Participant": as defined in Section 10.6(b).

                  "Participation Amount": as defined in Section 3.4(b).

                  "Paying Subsidiary": as defined in Section 7.6(a).

                  "Payment Office": the office specified from time to time by the Administrative Agent as its payment office by notice to the Borrower and the Lenders.

                  "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).

                  "Permitted Liens": any Liens permitted by paragraphs (a), (b),
(c), (d) and (e) of Section 7.3.

                  "Person": an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

                  "Plan": at a particular time, any employee benefit plan that is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                  "Pricing Grid": the pricing grid attached hereto as Annex A.

                  "Pro Forma Balance Sheet": as defined in Section 4.1(a).

                  "Projections": as defined in Section 6.2(c).

                  "Property": any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including, without limitation, Capital Stock.

                  "Quail Tools": Quail Tools, L.P. an Oklahoma limited partnership.

                  "Qualified Counterparty": with respect to any Specified Hedge Agreement, any counterparty thereto that, at the time such Specified Hedge Agreement was entered into, was a Lender or an affiliate of a Lender.

                  "Recovery Event": any settlement of or payment in respect of any property or casualty insurance claim or any condemnation proceeding relating to any asset of the Borrower or any of its Subsidiaries.

                  "Refinancing": as defined in the preamble hereto.

                  "Register": as defined in Section 10.6(d).

                  "Regulation U": Regulation U of the Board as in effect from time to time.

                  "Reimbursement Obligation": the obligation of the Borrower to reimburse each Issuing Lender pursuant to Section 3.5 for amounts drawn under Letters of Credit issued by such Issuing Lender.

                  "Reinvestment Deferred Amount": with respect to any Reinvestment Event, the aggregate Net Cash Proceeds received by the Borrower or any of its Subsidiaries in connection therewith that are not applied to prepay the Loans pursuant to Section 2.11(b) as a result of the delivery of a Reinvestment Notice.

                  "Reinvestment Event": any Asset Sale or Recovery Event in respect of which the Borrower has delivered a Reinvestment Notice.

                  "Reinvestment Notice": a written notice executed by a Responsible Officer stating that no Event of Default has occurred and is continuing and that the Borrower (directly or indirectly through a Subsidiary) intends and expects to use all or a specified portion of the Net Cash Proceeds of an Asset Sale or Recovery Event to acquire assets useful in its business and/or to repair the affected asset, as applicable.

                  "Reinvestment Prepayment Amount": with respect to any Reinvestment Event, the Reinvestment Deferred Amount relating thereto less any amount expended prior to the relevant Reinvestment Prepayment Date (or contractually committed prior to such date to be expended within 6 months of such date), and in any event expended prior to the date on which the Borrower would otherwise be required to apply such Reinvestment Deferred Amount to repay any other Indebtedness of the Borrower, to acquire assets useful in the Borrower's business.

                  "Reinvestment Prepayment Date": with respect to any Reinvestment Event, the earlier of (a) the date occurring twelve months after such Reinvestment Event and (b) the date on which the Borrower shall have determined not to, or shall have otherwise ceased to, acquire assets useful in the Borrower's business with all or any portion of the relevant Reinvestment Deferred Amount.

                  "Related Fund": with respect to any Lender, any fund that (x) invests in commercial loans and (y) is managed or advised by the same investment advisor or an affiliate thereof as such Lender, by such Lender or an Affiliate of such Lender.

                  "Rental Equipment": as defined in Schedule 1.1(a).

                  "Reorganization": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

                  "Reportable Event": any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .27, .28, .29, .30, .31, .32, .34 or .35 of PBGC Reg. Section 4043.

                  "Required Lenders": at any time, the holders of more than 50% of (a) until the Closing Date, the Commitments and (b) thereafter, the sum of
(i) the aggregate unpaid principal amount of the Term Loans then outstanding and the aggregate amount of Available Term Loan Commitments then in effect and (ii) the Total Revolving Credit Commitments then in effect or, if the Revolving Credit Commitments have been terminated, the Total Revolving Extensions of Credit then outstanding.

                  "Required Prepayment Lenders": the Majority Facility Lenders in respect of each Facility.

                  "Requirement of Law": as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

                  "Responsible Officer": the chief executive officer, president, chief financial officer or treasurer of the Borrower, but in any event, with respect to financial matters, the chief financial officer of the Borrower.

                  "Restricted Payments": as defined in Section 7.6.

                  "Revolving Credit Commitment": as to any Lender, the obligation of such Lender, if any, to make Revolving Credit Loans and participate in Letters of Credit, in an aggregate principal and/or face amount not to exceed the amount set forth under the heading "Revolving Credit Commitment" opposite such Lender's name on Schedule 1 to the Lender Addendum delivered by such Lender, or, as the case may be, in the Assignment and Acceptance pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The original aggregate amount of the Total Revolving Credit Commitments is $50,000,000.

                  "Revolving Credit Commitment Period": the period from and including the Closing Date to the Revolving Credit Termination Date.

                  "Revolving Credit Facility": as defined in the definition of "Facility" in this Section 1.1.

                  "Revolving Credit Facility Collateral": as defined in the Guarantee and Collateral Agreement.

                  "Revolving Credit Lender": each Lender that has a Revolving Credit Commitment or that is the holder of Revolving Credit Loans.

                  "Revolving Credit Loans": as defined in Section 2.4.

                  "Revolving Credit Note": as defined in Section 2.7.

                  "Revolving Credit Percentage": as to any Revolving Credit Lender at any time, the percentage which such Lender's Revolving Credit Commitment then constitutes of the Total Revolving Credit Commitments (or, at any time after the Revolving Credit Commitments shall have expired or terminated, the percentage which the aggregate amount of such Lender's Revolving Extensions of Credit then outstanding constitutes the amount of the Total Revolving Extensions of Credit then outstanding).

                  "Revolving Credit Termination Date": October 10, 2006.

                  "Revolving Extensions of Credit": as to any Revolving Credit Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Revolving Credit Loans made by such Lender then outstanding and
(b) such Lender's Revolving Credit Percentage of the L/C Obligations then outstanding.

                  "SEC": the Securities and Exchange Commission (or successors thereto or an analogous Governmental Authority).

                  "Secured Parties": as defined in the Guarantee and Collateral Agreement.

                  "Security Documents": the collective reference to the Guarantee and Collateral Agreement, the Mortgages, the Lockbox Agreements, the Control Agreements and all other security documents hereafter delivered to the Collateral Agent granting a Lien on any Property of any Person to secure the obligations and liabilities of any Loan Party under any Loan Document.

                  "Senior Note Indenture": the Indenture entered into by the Borrower and certain of its Subsidiaries in connection with the issuance of the Senior Notes, together with all instruments and other agreements entered into by the Borrower or such Subsidiaries in connection therewith, as the same may be amended, supplemented or otherwise modified from time to time in accordance with
Section 7.9.

                  "Senior Notes": the $175,000,000 aggregate principal amount of senior unsecured notes of the Borrower issued on the Closing Date pursuant to the Senior Note Indenture.

                  "Single Employer Plan": any Plan that is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

                  "Solvent": with respect to any Person, as of any date of determination, (a) the amount of the "present fair saleable value" of the assets of such Person will, as of such date, exceed the amount of all "liabilities of such Person, contingent or otherwise", as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the probable liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature. For purposes of this definition, (i) "debt" means liability on a "claim", and (ii) "claim" means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

                  "Specified Change of Control": a "Change of Control", or like event, as defined in any of the Indentures.

                  "Specified Hedge Agreement": any Hedge Agreement entered into by the Borrower or any Subsidiary Guarantor and any Qualified Counterparty which has been designated as a Specified Hedge Agreement pursuant to a notice given by the Borrower and such Qualified Counterparty to the Designated Agents within 60 days after such Hedge Agreement is entered into.

                  "Specified Personal Property": any Property of the Borrower or any Subsidiary Guarantor as to which the security interest of the Collateral Agent may be perfected by (i) filing financing statements under the Uniform Commercial Code, (ii) filings in the U.S. Patent and Trademark office, (iii) recording of a U.S. vessel mortgage or (iv) possession or "Control" (as defined in Section 8-106 of the New York Uniform Commercial Code) thereof in the United States, with respect to any personal property (other than "Goods", as defined in Section 9-102 of the New York Uniform Commercial Code) in which a security interest may be so perfected.

                  "Subsidiary": as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned or otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

                  "Subsidiary Guarantor": (i) each Material Subsidiary of the Borrower, (ii) Quail USA, LLC and (iii) for so long as it is a guarantor of the Senior Notes or the 10.125% Senior Notes, Parker Drilling Offshore International, Inc.

                  "Supporting Letter of Credit": as defined in Section 3.10.

                  "10.125% Senior Notes": the Borrower's 10.125% Senior Notes due November 2009.

                  "10.125% Senior Notes Indenture": the Indenture, dated as of May 2, 2002, in respect of the 10.125% Senior Notes, together with all instruments and other agreements entered into by the Borrower or its Subsidiaries in connection therewith, as the same may be amended, supplemented or otherwise modified from time to time in accordance with Section 7.9.

                   "Term Loan Commitment": as to any Lender, the obligation of such Lender, if any, to make Term Loans to the Borrower hereunder in a principal amount not to exceed the amount set forth under the heading "Term Loan Commitment" opposite such Lender's name on Schedule 1 to the Lender Addendum delivered by such Lender, or, as the case may be, in the Assignment and Acceptance pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The original aggregate amount of the Term Loan Commitments is $100,000,000.

                  "Term Loan Facility": as defined in the definition of "Facility" in this Section 1.1.

                  "Term Loan Facility Collateral": as defined in the Guarantee and Collateral Agreement.

                  "Term Loan Lender": each Lender that has a Term Loan Commitment or is the holder of a Term Loan.

                  "Term Loan Percentage": as to any Term Loan Lender at any time, the percentage which such Lender's Term Loan Commitment then constitutes of the aggregate Term Loan Commitments (or, at any time after the Closing Date, the percentage which the aggregate principal amount of such Lender's Term Loans then outstanding plus such Lender's Available Term Loan Commitment then in effect constitutes of the aggregate principal amount of the Term Loans then outstanding plus the aggregate amount of the Available Term Loan Commitments then in effect).

                  "Term Loans": the collective reference to the Initial Term Loans and the Delayed Draw Term Loans.

                  "Total Revolving Credit Commitments": at any time, the aggregate amount of the Revolving Credit Commitments then in effect.

                  "Total Revolving Extensions of Credit": at any time, the aggregate amount of the Revolving Extensions of Credit of the Revolving Credit Lenders outstanding at such time.

                  "Transferee": as defined in Section 10.15.

                  "Type": as to any Loan, its nature as a Base Rate Loan or a Eurodollar Loan.

                  "Unused Investment Basket Amount": on any date of determination, an amount equal to the sum of (a) the difference of (i) $15,000,000 minus (ii) the aggregate amount of Investments made by the Borrower and the Subsidiary Guarantors in any other Subsidiaries pursuant to Section 7.8(l) during the period commencing on the Closing Date and ending on such date of determination (the "Determination Period") and (b) the cumulative amount repaid (whether by loan repayments, dividends, distributions or otherwise) during the Determination Period by such other Subsidiaries to the Borrower or the Subsidiary Guarantors in respect of such Investments.

                  "Wholly Owned Subsidiary": as to any Person, any other Person all of the Capital Stock of which (other than directors' qualifying shares required by law) is owned by such Person directly and/or through other Wholly Owned Subsidiaries.

                  "Wholly Owned Subsidiary Guarantor": any Subsidiary Guarantor that is a Wholly Owned Subsidiary of the Borrower.

                  1.2 Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

                  (b) As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, accounting terms relating to the Borrower and its Subsidiaries not defined in
Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

                  (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

                  (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                  (e) All calculations of financial ratios set forth in Section
7.1 and the calculation of the Consolidated Leverage Ratio for purposes of determining the Applicable Margin shall be calculated to the same number of decimal places as the relevant ratios are expressed in and shall be rounded upward if the number in the decimal place immediately following the last calculated decimal place is five or greater. For example, if the relevant ratio is to be calculated to the hundredth decimal place and the calculation of the ratio is 5.126, the ratio will be rounded up to 5.13.

                   SECTION 2. AMOUNT AND TERMS OF COMMITMENTS

                  2.1 Term Loan Commitments. Subject to the terms and conditions hereof, (a) the Term Loan Lenders severally agree to make term loans (each, an "Initial Term Loan") to the Borrower on the Closing Date in an amount for each Term Loan Lender not to exceed one-half of the amount of the Term Loan Commitment of such Lender and (b) the Term Loan Lenders severally agree to make term loans (each, a "Delayed Draw Term Loan") to the Borrower on such date (the "Delayed Draw Borrowing Date") during the Delayed Draw Commitment Period as the Borrower shall determine and shall notify to the Administrative Agent in accordance with Section 2.2 and in an amount not to exceed the Available Term Loan Commitment of such Lender. The amount of the net proceeds of the Initial Term Loans funded to the Borrower will be equal to the difference of (i) the principal amount thereof requested by the Borrower in accordance with Section
2.2 minus (ii) $1,000,000. The Term Loans may from time to time be Eurodollar Loans or Base Rate Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.2 and 2.12.

                  2.2 Procedure for Term Loan Borrowing. The Borrower shall deliver to the Administrative Agent a Borrowing Notice (which Borrowing Notice must be received by the Administrative Agent prior to 10:00 A.M. (in the case of the Initial Term Loans) or 12:00 Noon (in the case of the Delayed Draw Term Loans), New York City time, (i) three Business Days prior to the Closing Date or the Delayed Draw Borrowing Date, as applicable, in the case of Eurodollar Loans, and (ii) one Business Day prior to the Closing Date or the Delayed Draw Borrowing Date, as applicable, in the case of Base Rate Loans) requesting that the Term Loan Lenders make the Initial Term Loans on the Closing Date or the Delayed Draw Term Loans on the Delayed Draw Borrowing Date, as the case may be. The Initial Term Loans and, if the Delayed Draw Borrowing Date occurs within 5 days of the Closing Date, the Delayed Draw Loans, shall initially be Base Rate Loans, and no Term Loan may be converted into a Eurodollar Loan prior to the date which is 5 days after the Closing Date. Upon receipt of such Borrowing Notice the Administrative Agent shall promptly notify each Term Loan Lender thereof. Not later than 12:00 Noon, New York City time, on the Closing Date or the Delayed Draw Borrowing Date, as applicable, each Term Loan Lender shall make available to the

Administrative Agent at the Funding Office an amount in immediately available funds equal to the relevant Term Loan or Term Loans to be made by such Lender. The Administrative Agent shall make available to the Borrower the aggregate of the amounts made available to the Administrative Agent by the Term Loan Lenders, in like funds as received by the Administrative Agent.

                  2.3 Repayment of Term Loans. The Term Loans of each Term Loan Lender shall mature in 13 consecutive quarterly installments, commencing on September 30, 2004, each of which shall be in an amount equal to such Lender's Term Loan Percentage multiplied by the percentage set forth below opposite such installment of the initial aggregate principal amount of the Initial Term Loans plus the initial aggregate principal amount of the Delayed Draw Term Loans (without giving effect to any discount at which the Term Loans are funded):

    Installment                 Percentage
    -----------                 ----------
September 30, 2004                    1%
December 31, 2004                  0.25%
March 31, 2005                     0.25%
June 30, 2005                      0.25%
September 30, 2005                 0.25%
December 31, 2005                  0.25%
March 31, 2006                     0.25%
June 30, 2006                      0.25%
September 30, 2006                 0.25%
December 31, 2006                 24.00%
March 31, 2007                    24.00%
June 30, 2007                     24.00%
October 10, 2007                  25.00%

                  2.4 Revolving Credit Commitments. (a) Subject to the terms and conditions hereof, the Revolving Credit Lenders severally agree to make revolving credit loans ("Revolving Credit Loans") to the Borrower from time to time during the Revolving Credit Commitment Period in an aggregate principal amount at any one time outstanding for each Revolving Credit Lender which, when added to such Lender's Revolving Credit Percentage of the L/C Obligations then outstanding, does not exceed the amount of such Lender's Revolving Credit Commitment; provided that after giving effect to the making of each Revolving Credit Loan and the immediate application of the proceeds thereof, the Total Revolving Extensions of Credit shall not exceed the Borrowing Base at such time. During the Revolving Credit Commitment Period the Borrower may use the Revolving Credit Commitments by borrowing, prepaying the Revolving Credit Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. The Revolving Credit Loans may from time to time be Eurodollar Loans or Base Rate Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.5 and 2.12, provided that no Revolving Credit Loan shall be made as a Eurodollar Loan after the day that is one month prior to the Revolving Credit Termination Date.

                  (b) The Borrower shall repay all outstanding Revolving Credit Loans on the Revolving Credit Termination Date.

                  2.5 Procedure for Revolving Credit Borrowing. The Borrower may borrow under the Revolving Credit Commitments on any Business Day during the Revolving Credit Commitment Period, provided that the Borrower shall deliver to the Administrative Agent a Borrowing Notice (which Borrowing Notice must be received by the Administrative Agent prior to 12:00 Noon (or 11:00 A.M. in the case of Base Rate Loans if a Dominion Event shall have occurred and no Dominion Termination Event shall have subsequently occurred), New York City time, (a) three Business Days prior to the requested Borrowing Date, in the case of Eurodollar Loans, or (b) one Business Day prior to the requested Borrowing Date (or on the requested Borrowing Date if a Dominion Event shall have occurred and no Dominion Termination Event shall have subsequently occurred), in the case of Base Rate Loans). Each borrowing of Revolving Credit Loans that are Eurodollar Loans shall be in an amount equal to $500,000 or a whole multiple of $100,000 in excess thereof. Upon receipt of any such Borrowing Notice from the Borrower, the Administrative Agent shall promptly notify each Revolving Credit Lender thereof. Each Revolving Credit Lender will make its Revolving Credit Percentage of the amount of each borrowing of Revolving Credit Loans available to the Administrative Agent for the account of the Borrower at the Funding Office prior to 3:00 P.M., New York City time, on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower by the Administrative Agent in like funds as received by the Administrative Agent.

                  2.6 Borrowing Base Calculations; Inclusion of Assets in Borrowing Base. (a) Based on the most recent Borrowing Base Certificate delivered by the Borrower to the Designated Agents, the Collateral Agent (in consultation with the Administrative Agent) shall in its good faith credit judgment determine which Accounts and Rental Equipment shall be "Eligible Accounts" and "Eligible Rental Equipment," respectively, for purposes of this Agreement, utilizing the criteria set forth on Schedule 1.1(a).

                  (b) Concurrently with delivery by the Borrower to the Collateral Agent of any notice pursuant to the definition of "Specified Hedge Agreement" in Section 1.1 designating any Hedge Agreement as a "Specified Hedge Agreement", and not less frequently than monthly thereafter, the Borrower will deliver to the Collateral Agent a report from the relevant counterparty setting forth the "mark-to-market" value of such Hedge Agreement, determined in accordance with procedures customary in the relevant market. The Collateral Agent will calculate from time to time the net amount of the "mark-to-market" values of all Specified Hedge Agreements on the basis of such counterparty report, and if such net amount is unfavorable to the Borrower (i.e., the Borrower would owe a net amount under all Specified Hedge Agreements if all Specified Hedge Agreements were terminated on such date), the Collateral Agent will establish a Reserve in an amount equal to such net unfavorable amount, and will maintain such Reserve until the next determination by the Collateral Agent pursuant to this paragraph.

                  2.7 Repayment of Loans; Evidence of Debt. (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of the appropriate Revolving Credit Lender or Term Loan Lender, as the case may be, (i) the then unpaid principal amount of each Revolving Credit Loan of such Revolving Credit Lender on the Revolving Credit Termination Date (or on such earlier date on which the Loans become due and payable pursuant to Section 8), and (ii) the principal amount of each Term Loan of such Term Loan Lender in installments according to the amortization schedule set forth in Section 2.3 (or on such earlier date on which the Loans become due and payable pursuant to Section 8). The Borrower hereby further agrees to pay interest on the unpaid principal amount of the Loans from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in Section 2.14. The Borrower agrees that, if a Dominion Event shall have occurred (unless a Dominion Termination Event has occurred subsequently and is continuing), the Collateral Agent may (and the Collateral Agent hereby agrees that it shall) (i) cause each bank that maintains any account subject to a Control Agreement or a Lockbox Agreement to transfer, on a daily basis, all collected funds in any such account to a Concentration Account and (ii) apply any amounts on deposit in a Concentration Account to repay Revolving Credit Loans whenever any Revolving Credit Loans are outstanding.

                  (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrower to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

                  (c) The Administrative Agent, on behalf of the Borrower, shall maintain the Register pursuant to Section 10.6(d), and a subaccount therein for each Lender, in which shall be recorded (i) the amount of each Loan made hereunder and any Note evidencing such Loan, the Type of such Loan and each Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) both the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender's share thereof.

                  (d) The entries made in the Register and the accounts of each Lender maintained pursuant to Section 2.7(b) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loans made to the Borrower by such Lender in accordance with the terms of this Agreement.

                  (e) The Borrower agrees that, upon the request to the Administrative Agent by any Lender, the Borrower will promptly execute and deliver to such Lender a promissory note of the Borrower evidencing any Term Loans or Revolving Credit Loans, as the case may be, of such Lender, substantially in the forms of Exhibit G-1 or G-2, respectively (a "Term Note" or "Revolving Credit Note", respectively), with appropriate insertions as to date and principal amount; provided, that delivery of Notes shall not be a condition precedent to the occurrence of the Closing Date or the making of the Loans on the Closing Date.

                  2.8 Commitment Fees, etc. (a) The Borrower agrees to pay to the Administrative Agent (i) for the account of each Revolving Credit Lender, a commitment fee for the period from and including the Closing Date to the last day of the Revolving Credit

Commitment Period, computed at the Commitment Fee Rate on the average daily amount of the Available Revolving Credit Commitment of such Lender during the period for which payment is made, and (ii) for the account of each Term Loan Lender, a commitment fee for the period from and including the Closing Date to the earlier of (A) the Delayed Draw Borrowing Date and (B) the last day of the Delayed Draw Commitment, computed at the Commitment Fee Rate on the average daily amount of the Available Term Loan Commitment of such Lender during the period for which payment is made, in each case payable quarterly in arrears on the last day of each March, June, September and December and on the Revolving Credit Termination Date (in the case of the Revolving Credit Commitments) or the earlier of (x) the Delayed Draw Borrowing Date and (y) the last day of the Delayed Draw Commitment Period (in the case of the Term Loan Commitments), commencing on the first of such dates to occur after the date hereof.

                  (b) The Borrower agrees to pay to the Collateral Agent the fees in the amounts and on the dates previously agreed to in writing by the Borrower and the Collateral Agent.

                  (c) The Borrower agrees to pay to the Administrative Agent the fees in the amounts and on the dates from time to time agreed to in writing by the Borrower and the Administrative Agent.

                  2.9 Termination or Reduction of Credit Commitments. (a) The Borrower shall have the right, upon not less than three Business Days' notice to the Administrative Agent, to terminate the Revolving Credit Commitments or, from time to time, to reduce the aggregate amount of the Revolving Credit Commitments; provided that no such termination or reduction of Revolving Credit Commitments shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Credit Loans made on the effective date thereof, the Total Revolving Extensions of Credit would exceed the Total Revolving Credit Commitments. Any such reduction shall be in an amount equal to $1,000,000, or a whole multiple thereof, and shall reduce permanently the Revolving Credit Commitments then in effect.

                  (b) The Term Loan Commitments shall be automatically reduced by $50,000,000 on the Closing Date (upon the making of the Initial Term Loans) and shall be automatically terminated on the earlier of (i) the Delayed Draw Borrowing Date (upon the making of the Delayed Draw Term Loans) and (ii) the last day of the Delayed Draw Commitment Period.

                  2.10 Optional Prepayments. Subject to Consolidated Liquidity being no less than $35,000,000 (after giving effect to such prepayment), the Borrower may at any time and from time to time prepay the Loans, in whole or in part, without premium or penalty (except as otherwise provided herein), upon irrevocable notice delivered to the Administrative Agent at least three Business Days prior thereto in the case of Eurodollar Loans and at least one Business Day prior thereto in the case of Base Rate Loans, which notice shall specify the date and amount of such prepayment, whether such prepayment is of Term Loans or Revolving Credit Loans, and whether such prepayment is of Eurodollar Loans or Base Rate Loans; provided, that if a Eurodollar Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to Section 2.20. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with (except in the case of Revolving Credit Loans that are Base

Rate Loans) accrued interest to such date on the amount prepaid. Partial prepayments of Term Loans and Revolving Credit Loans shall be in an aggregate principal amount of $1,000,000 or a whole multiple thereof.

                  2.11 Mandatory Prepayments. (a) If, at any time during the Revolving Credit Commitment Period, the amount of the Total Revolving Extensions of Credit exceeds the lesser of (i) the Borrowing Base and (ii) the Total Revolving Credit Commitments then in effect (whether as a result of the sale of assets included in the Borrowing Base or otherwise), the Borrower shall, without notice or demand, prepay, in accordance with this Section, the Revolving Credit Loans in an aggregate principal amount equal to such excess, together (except in the case of Revolving Credit Loans which are Base Rate Loans) with interest accrued to the date of such payment or prepayment; provided that if the aggregate principal amount of Revolving Credit Loans then outstanding is less than the amount of such excess (because L/C Obligations constitute a portion thereof), the Borrower shall, to the extent of the balance of such excess, replace outstanding Letters of Credit and/or cash collateralize such Letters of Credit in the manner described in Section 3.10(ii).

                  (b) Unless the Required Prepayment Lenders shall otherwise agree, if any Capital Stock shall be issued, or Indebtedness incurred, by the Borrower or any of its Subsidiaries (excluding any Indebtedness incurred in accordance with Section 7.2), then on the date of such issuance or incurrence, the Loans shall be prepaid by an amount equal to the amount of the Net Cash Proceeds of such issuance or incurrence, as set forth in Section 2.11(e). The provisions of this Section do not constitute a consent to the issuance of any equity securities by any entity whose equity securities are pledged pursuant to the Guarantee and Collateral Agreement, or a consent to the incurrence of any Indebtedness by the Borrower or any of its Subsidiaries.

                  (c) Unless the Required Prepayment Lenders shall otherwise agree, if on any date the Borrower or any of its Subsidiaries shall receive Net Cash Proceeds from any Asset Sale or Recovery Event (except (i) a Recovery Event in respect of any asset held in connection with the continuing operations of the Borrower and (ii) any Asset Sale pursuant to Section 7.5(f), in each case to the extent that a Reinvestment Notice shall be delivered in respect thereof), then on the date of receipt by the Borrower of such Net Cash Proceeds, the Loans shall be prepaid by an amount equal to the amount of such Net Cash Proceeds, as set forth in Section 2.11(e); provided, that, notwithstanding the foregoing, (i) on each Reinvestment Prepayment Date the Loans shall be prepaid by an amount equal to the Reinvestment Prepayment Amount with respect to the relevant Reinvestment Event, as set forth in Section 2.11(e) and (ii) so long as no Revolving Credit Loans are outstanding at the time of receipt thereof, Net Cash Proceeds of Asset Sales and Recovery Events (other than in respect of [Nigerian Rig]) in an aggregate amount not to exceed $50,000,000 shall not be required to be reinvested or applied toward prepayment of the Term Loans to the extent that an amount of other cash of the Borrower equal to the amount of such Net Cash Proceeds plus $10,000,000 has been used or is used at such time to prepay the Existing Convertible Notes or has been placed or is placed at such time in escrow (pursuant to documentation reasonably satisfactory to the Designated Agents) for such purpose. The provisions of this Section do not constitute a consent to the consummation of any Disposition not permitted by Section 7.5.

                  (d) Unless the Required Prepayment Lenders shall otherwise agree, if, for any fiscal year of the Borrower commencing with the fiscal year ending December 31, 2004, there shall be Excess Cash Flow, then, on the relevant Excess Cash Flow Application Date, the Loans shall be prepaid by an amount equal to 75% of such Excess Cash Flow, as set forth in Section 2.11(e). Each such prepayment shall be made on a date (an "Excess Cash Flow Application Date") no later than fifteen days after the earlier of (i) the date on which the financial statements of the Borrower referred to in Section 6.1(a), for the fiscal year with respect to which such prepayment is made, are required to be delivered to the Lenders and (ii) the date such financial statements are actually delivered.

                  (e) Amounts to be applied in connection with prepayments and Commitment reductions made pursuant to paragraphs (b), (c) and (d) of this Section shall be applied, first, to the prepayment of the Term Loans and, second, to the prepayment of the Revolving Credit Loans, in each case as provided in Section 2.17.

                  2.12 Conversion and Continuation Options. (a) The Borrower may elect from time to time to convert Eurodollar Loans to Base Rate Loans by giving the Administrative Agent at least two Business Days' prior irrevocable notice of such election, provided that any such conversion of Eurodollar Loans may be made only on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert Base Rate Loans to Eurodollar Loans by giving the Administrative Agent at least three Business Days' prior irrevocable notice of such election (which notice shall specify the length of the initial Interest Period therefor), provided that no Base Rate Loan under a particular Facility may be converted into a Eurodollar Loan (i) when any Event of Default has occurred and is continuing and the Administrative Agent has, or the Majority Facility Lenders in respect of such Facility have, determined in its or their sole discretion not to permit such conversions or (ii) after the date that is one month prior to the final scheduled termination or maturity date of such Facility. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

                  (b) The Borrower may elect to continue any Eurodollar Loan as such upon the expiration of the then current Interest Period with respect thereto by giving irrevocable notice to the Administrative Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in
Section 1.1, of the length of the next Interest Period to be applicable to such Loans, provided that no Eurodollar Loan under a particular Facility may be continued as such (i) when any Event of Default has occurred and is continuing and the Administrative Agent has, or the Majority Facility Lenders in respect of such Facility have, determined in its or their sole discretion not to permit such continuations or (ii) after the date that is one month prior to the final scheduled termination or maturity date of such Facility, and provided, further, that if the Borrower shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso, such Loans shall be converted automatically to Base Rate Loans on the last day of such then expiring Interest Period. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

                  2.13 Minimum Amounts and Maximum Number of Eurodollar Tranches. Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions, continuations and optional prepayments of Eurodollar Loans and all selections of Interest Periods shall be in such amounts and be made pursuant to such elections so that, (a) after giving effect thereto, the aggregate principal amount of the Eurodollar Loans comprising each Eurodollar Tranche under the Term Loan Facility shall be equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof and (b) no more than ten Eurodollar Tranches shall be outstanding at any one time (no more than five of which shall be outstanding under the Revolving Credit Facility).

                  2.14 Interest Rates and Payment Dates. (a) Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin in effect for such day.

                  (b) Each Base Rate Loan shall bear interest for each day on which it is outstanding at a rate per annum equal to the Base Rate in effect for such day plus the Applicable Margin in effect for such day.

                  (c) (i) If all or a portion of the principal amount of any Loan or Reimbursement Obligation shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), all outstanding Loans and Reimbursement Obligations (whether or not overdue) (to the extent legally permitted) shall bear interest at a rate per annum that is equal to (x) in the case of the Loans, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section plus 2% or (y) in the case of Reimbursement Obligations, the rate applicable to Base Rate Loans under the Revolving Credit Facility plus 2%, and (ii) if all or a portion of any interest payable on any Loan or Reimbursement Obligation or any commitment fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate then applicable to Base Rate Loans under the relevant Facility plus 2% (or, in the case of any such other amounts that do not relate to a particular Facility, the rate then applicable to Base Rate Loans under the Revolving Credit Facility plus 2%), in each case, with respect to clauses (i) and (ii) above, from the date of such non-payment until such amount is paid in full (after as well as before judgment).

                  (d) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (c) of this Section shall be payable from time to time on demand.

                  2.15 Computation of Interest and Fees. (a) Interest, fees, commissions payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that, with respect to Base Rate Loans on which interest is calculated on the basis of the Prime Rate, the interest thereon shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the Base Rate or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of the effective date and the amount of each such change in interest rate.

                  (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to Section 2.15(a).

                  2.16 Inability to Determine Interest Rate. If prior to the first day of any Interest Period:

                  (a) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or

                  (b) the Administrative Agent shall have received notice from the Majority Facility Lenders in respect of the relevant Facility that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the relevant Lenders as soon as practicable thereafter. If such notice is given (x) any Eurodollar Loans under the relevant Facility requested to be made on the first day of such Interest Period shall be made as Base Rate Loans, (y) any Loans under the relevant Facility that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be continued as Base Rate Loans and (z) any outstanding Eurodollar Loans under the relevant Facility shall be converted, on the last day of the then current Interest Period with respect thereto, to Base Rate Loans. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans under the relevant Facility shall be made or continued as such, nor shall the Borrower have the right to convert Loans under the relevant Facility to Eurodollar Loans.

                  2.17 Pro Rata Treatment and Payments. (a) Each borrowing by the Borrower from the Lenders hereunder, each payment by the Borrower on account of any commitment fee or Letter of Credit fee, and any reduction of the Commitments of the Lenders, shall be made pro rata according to the respective Term Loan Percentages or Revolving Credit Percentages, as the case may be, of the relevant Lenders.

                  (b) Each payment (including each prepayment) of principal or interest in respect of the Term Loans shall be allocated among the Term Loan Lenders pro rata based on the principal amount of the Term Loans held by such Lenders, and such payments of principal shall be applied to the installments of the Term Loans pro rata based on the remaining outstanding principal amount of such installments. Amounts prepaid on account of the Term Loans may not be reborrowed.

                  (c) Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Revolving Credit Loans shall be made pro rata according to the respective outstanding principal amounts of the Revolving Credit Loans then held by the

Revolving Credit Lenders. Each payment in respect of Reimbursement Obligations in respect of any Letter of Credit shall be made to the Issuing Lender that issued such Letters of Credit.

                  (d) The application of any payment of Loans under any Facility (including optional and mandatory prepayments) shall be made, first, to Base Rate Loans under such Facility and, second, to Eurodollar Loans under such Facility. Each payment of the Loans (except in the case of Revolving Credit Loans that are Base Rate Loans) shall be accompanied by accrued interest to the date of such payment on the amount paid.

                  (e) All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 12:00 Noon, New York City time, on the due date thereof to the Administrative Agent, for the account of the relevant Lenders, at the Payment Office, in Dollars and in immediately available funds. Any payment made by the Borrower after 12:00 Noon, New York City time, on any Business Day shall be deemed to have been on the next following Business Day. The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.

                  (f) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Effective Rate for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this paragraph shall be conclusive in the absence of manifest error. If such Lender's share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days after such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to Base Rate Loans under the relevant Facility, on demand, from the Borrower.

                  (g) Unless the Administrative Agent shall have been notified in writing by the Borrower prior to the date of any payment due to be made by the Borrower hereunder that the Borrower will not make such payment to the Administrative Agent, the Administrative Agent may assume that the Borrower is making such payment, and the Administrative Agent may, but shall not be required to, in reliance upon such assumption, make available to the Lenders their respective pro rata shares of a corresponding amount. If such payment is not made to the Administrative Agent by the Borrower within three Business Days after such due date, the Administrative Agent shall be entitled to recover, on demand, from each Lender to which any amount which was made available pursuant to the preceding sentence, such amount with interest thereon at the rate per annum equal to the daily average Federal Funds Effective Rate. Nothing herein shall be deemed to limit the rights of the Administrative Agent or any Lender against the Borrower.

                  (h) Notwithstanding any other provision of this Agreement or any other Loan Document, any proceeds of any foreclosure or other realization by the Collateral Agent in respect of any Collateral shall be applied as provided in the Guarantee and Collateral Agreement.

                  2.18 Requirements of Law. (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

                           (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any Application or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by Section 2.19 and changes in the rate of tax on the overall net income of such Lender);

                           (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender that is not otherwise included in the determination of the Eurodollar Rate hereunder; or

                           (iii)    shall impose on such Lender any other
                                    condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or issuing or participating in Letters of Credit, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable. If any Lender becomes entitled to claim any additional amounts pursuant to this Section, it shall promptly notify the Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled.

                  (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any

Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrower (with a copy to the Administrative Agent) of a written request therefor, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such corporation for such reduction.

                  (c) A certificate as to any additional amounts payable pursuant to this Section submitted by any Lender to the Borrower (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. The obligations of the Borrower pursuant to this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

                  2.19 Taxes. (a) All payments made by the Borrower under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes imposed on any Agent or any Lender as a result of a present or former connection between such Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from such Agent's or such Lender's having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") or any Other Taxes are required to be withheld from any amounts payable to any Agent or any Lender hereunder, the amounts so payable to such Agent or such Lender shall be increased to the extent necessary to yield to such Agent or such Lender (after payment of all Non-Excluded Taxes and Other Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement; provided, however, that the Borrower shall not be required to increase any such amounts payable to any Lender with respect to any Non-Excluded Taxes (i) that are attributable to such Lender's failure to comply with the requirements of paragraph (d) or (e) of this Section or (ii) that are United States withholding taxes imposed on amounts payable to such Lender at the time such Lender becomes a party to this Agreement, except to the extent that such Lender's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrower with respect to such Non-Excluded Taxes pursuant to this paragraph
(a).

                  (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

                  (c) Whenever any Non-Excluded Taxes or Other Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Administrative Agent for the account of the relevant Agent or Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes or Other Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Agents and the Lenders for any incremental taxes, interest or penalties that may become payable by any Agent or any Lender as a result of any such failure. The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

                  (d) Each Lender (or Transferee) that is not a citizen or resident of the United States of America, a corporation, partnership or other entity created or organized in or under the laws of the United States of America (or any jurisdiction thereof), or any estate or trust that is subject to federal income taxation regardless of the source of its income (a "Non-U.S. Lender") shall deliver to the Borrower and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) two copies of either U.S. Internal Revenue Service Form W-8BEN or Form W-8ECI, or, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest" a statement substantially in the form of
Exhibit I and a Form W-8BEN, or any subsequent versions thereof or successors thereto properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments by the Borrower under this Agreement and the other Loan Documents. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation). In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Each Non-U.S. Lender shall promptly notify the Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this paragraph, a Non-U.S. Lender shall not be required to deliver any form pursuant to this paragraph that such Non-U.S. Lender is not legally able to deliver.

                  (e) A Lender that is entitled to an exemption from or reduction of non-U.S. withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate, provided that such Lender is legally entitled to complete, execute and deliver such documentation and in such Lender's reasonable judgment such completion, execution or submission would not materially prejudice the legal position of such Lender.

                  2.20 Indemnity. The Borrower agrees to indemnify each Lender for, and to hold each Lender harmless from, any loss (other than loss of anticipated profits) or expense that such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a

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                                                                              38

notice requesting the same in accordance with the provisions of this Agreement,
(b) default by the Borrower in making any prepayment of Eurodollar Loans after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment or conversion of Eurodollar Loans on a day that is not the last day of an Interest Period with respect thereto. A certificate as to any amounts payable pursuant to this Section submitted to the Borrower by any Lender shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

                  2.21 Illegality. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Agreement, (a) the commitment of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert Base Rate Loans to Eurodollar Loans shall forthwith be suspended for the duration of such illegality and (b) such Lender's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to Base Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to Section 2.20.

                  2.22 Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.18, 2.19(a) or 2.21 with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event; provided, that such designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending office(s) to suffer no economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section shall affect or postpone any of the obligations of any Borrower or the rights of any Lender pursuant to Section 2.18, 2.19(a) or 2.21.

                  2.23 Replacement of Lenders under Certain Circumstances. The Borrower shall be permitted to replace any Lender that (a) requests reimbursement for amounts owing pursuant to Section 2.18 or 2.19 or gives a notice of illegality pursuant to Section 2.21 or (b) defaults in its obligation to make Loans hereunder, with a replacement financial institution; provided that
(i) such replacement does not conflict with any Requirement of Law, (ii) no Event of Default shall have occurred and be continuing at the time of such replacement, (iii) prior to any such replacement, such Lender shall have taken no action under Section 2.22 so as to eliminate the continued need for payment of amounts owing pursuant to Section 2.18 or 2.19 or to eliminate the illegality referred to in such notice of illegality given pursuant to Section 2.21, (iv) the replacement financial institution shall purchase, at par, all Loans and other amounts owing to such replaced Lender on or prior to the date of replacement, (v) the Borrower shall be liable to such replaced Lender under
Section 2.20 (as though Section 2.20 were applicable) if any Eurodollar Loan owing to such replaced Lender shall be purchased other than on the last day of the Interest Period relating thereto, (vi) the replacement financial institution, if not already a Lender, shall be reasonably satisfactory to the Administrative Agent, (vii) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 10.6 (provided that the replacement financial institution shall be obligated to pay the registration and processing fee referred to therein), (viii) the Borrower shall pay all additional amounts (if any)

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                                                                              39

required pursuant to Section 2.18 or 2.19, as the case may be, in respect of any period prior to the date on which such replacement shall be consummated, (ix) in the event the replaced Lender is an Issuing Lender, the outstanding Letters of Credit issued by such replaced Lender shall be replaced and/or cash-collateralized in an amount and manner satisfactory to such replaced Lender and (x) any such replacement shall not be deemed to be a waiver of any rights that the Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender.

                  2.24 Bank Products. The Borrower may request and any Lender or Affiliate of any Lender may, in its sole and absolute discretion, arrange for the Borrower to obtain from such Lender or such Affiliate Bank Products (which shall be subject to all rules and regulations of such Lender or such Affiliate) although the Borrower is not required to do so.

                          SECTION 3. LETTERS OF CREDIT

                  3.1 L/C Commitment. (a) Prior to the date hereof, the Existing Issuing Lender has issued the Existing Letters of Credit which, from and after the Closing Date, shall constitute Letters of Credit hereunder. Subject to the terms and conditions hereof, each Issuing Lender, in reliance on the agreements of the other Revolving Credit Lenders set forth in Section 3.4(a), agrees to issue letters of credit (the letters of credit issued on and after the Closing Date pursuant to this Section 3, together with the Existing Letters of Credit collectively, "Letters of Credit") for the account of the Borrower on any Business Day during the Revolving Credit Commitment Period in such form as may be approved from time to time by such Issuing Lender; provided, that no Issuing Lender shall have any obligation to issue any Letter of Credit if, after giving effect to such issuance, (i) the L/C Obligations would exceed the L/C Commitment or (ii) the aggregate amount of the Available Revolving Credit Commitments would be less than zero. Each Letter of Credit shall (i) be denominated in Dollars and (ii) expire no later than the earlier of (x) the first anniversary of its date of issuance and (y) the date which is five Business Days prior to the Revolving Credit Termination Date; provided that any Letter of Credit with a one-year term may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause (y) above).

                  (b) No Issuing Lender shall at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause such Issuing Lender or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law.

                  3.2 Procedure for Issuance of Letter of Credit. The Borrower may from time to time request that an Issuing Lender issue a Letter of Credit by delivering to such Issuing Lender at its address for notices specified herein an Application therefor, completed to the satisfaction of such Issuing Lender, and such other certificates, documents and other papers and information as such Issuing Lender may request. Concurrently with the delivery of an Application to an Issuing Lender, the Borrower shall deliver a copy thereof to the Administrative Agent. Upon receipt of any Application, an Issuing Lender will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed to by such Issuing Lender and the Borrower (but in no event shall any Issuing Lender be required to issue any Letter of Credit earlier than two Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto). Promptly after issuance by an Issuing Lender of a Letter of Credit, such Issuing Lender shall furnish a copy of such Letter of Credit to the Borrower. Each Issuing Lender shall promptly give notice to the Administrative Agent of the issuance of each Letter of Credit issued by such Issuing Lender (including the amount thereof), and shall provide a copy of such Letter of Credit to the Administrative Agent as soon as possible after the date of issuance.

                  3.3 Fees and Other Charges. (a) The Borrower will pay to the Administrative Agent for distribution to the Revolving Credit Lenders a fee on the aggregate drawable amount of all outstanding Letters of Credit at a per annum rate equal to the Applicable Margin then in effect with respect to Eurodollar Loans under the Revolving Credit Facility, to be shared ratably among the Revolving Credit Lenders in accordance with their respective Revolving Credit Percentages and payable quarterly in arrears on each L/C Fee Payment Date after the issuance date. In addition, the Borrower shall pay to the relevant Issuing Lender for its own account a fronting fee on the aggregate drawable amount of all outstanding Letters of Credit issued by it at the rate per annum agreed upon from time to time by the Borrower and such Issuing Lender, payable quarterly in arrears on each L/C Fee Payment Date after the issuance date.

                  (b) In addition to the foregoing fees, the Borrower shall pay or reimburse each Issuing Lender for such normal and customary costs and expenses as are incurred or charged by such Issuing Lender in issuing, negotiating, effecting payment under, amending or otherwise administering any Letter of Credit.

                  3.4 L/C Participations. (a) Each Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce each Issuing Lender to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases, without recourse or warranty, from each Issuing Lender, on the terms and conditions hereinafter stated, for such L/C Participant's own account and risk, an undivided interest equal to such L/C Participant's Revolving Credit Percentage in each Issuing Lender's obligations and rights under each Letter of Credit issued by such Issuing Lender hereunder and the amount of each draft paid by such Issuing Lender thereunder. Each L/C Participant unconditionally and irrevocably agrees with each Issuing Lender that, if a draft is paid under any Letter of Credit issued by such Issuing Lender for which such Issuing Lender is not reimbursed in full by the Borrower in accordance with the terms of this Agreement, such L/C Participant shall pay to the Administrative Agent for the account of such Issuing Lender upon demand at such Issuing Lender's address for notices specified herein (and thereafter the Administrative Agent shall promptly pay to such Issuing Lender) an amount equal to such L/C Participant's Revolving Credit Percentage of the amount of such draft, or any part thereof, that is not so reimbursed.

                  (b) If any amount (a "Participation Amount") required to be paid by any L/C Participant to an Issuing Lender pursuant to Section 3.4(a) in respect of any unreimbursed portion of any payment made by such Issuing Lender under any Letter of Credit is paid to such Issuing Lender within three Business Days after the date such payment is due, such Issuing Lender shall so notify the L/C Participants, and each L/C Participant shall pay to Administrative Agent, for the account of such Issuing Lender, on demand (and thereafter the Administrative

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                                                                              41

Agent shall promptly pay to such Issuing Lender) an amount equal to the product of (i) such Participation Amount, times (ii) the daily average Federal Funds Effective Rate during the period from and including the date such payment is required to the date on which such payment is immediately available to such Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any Participation Amount required to be paid by any L/C Participant pursuant to
Section 3.4(a) is not made available to the Administrative Agent for the account of the relevant Issuing Lender by such L/C Participant within three Business Days after the date such payment is due, the Administrative Agent on behalf of such Issuing Lender shall be entitled to recover from such L/C Participant, on demand, such Participation Amount with interest thereon calculated from such due date at the rate per annum applicable to Base Rate Loans under the Revolving Credit Facility. A certificate of the Administrative Agent on behalf of an Issuing Lender submitted to any L/C Participant with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error.

                  (c) Whenever, at any time after an Issuing Lender has made payment under any Letter of Credit and has received from the Administrative Agent any L/C Participant's its pro rata share of such payment in accordance with Section 3.4(a), such Issuing Lender receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, including proceeds of collateral applied thereto by such Issuing Lender), or any payment of interest on account thereof, such Issuing Lender will distribute to the Administrative Agent for the account of such L/C Participant (and thereafter the Administrative Agent will promptly distribute to such L/C Participant) its pro rata share thereof; provided, however, that in the event that any such payment received by such Issuing Lender shall be required to be returned by such Issuing Lender, such L/C Participant shall return to the Administrative Agent for the account of such Issuing Lender (and thereafter the Administrative Agent shall promptly return to such Issuing Lender) the portion thereof previously distributed by such Issuing Lender.

                  3.5 Reimbursement Obligation of the Borrower. The Borrower agrees to reimburse each Issuing Lender, on each date on which such Issuing Lender notifies the Borrower of the date and amount of a draft presented under any Letter of Credit and paid by such Issuing Lender, for the amount of
(a) such draft so paid and (b) any taxes, fees, charges or other costs or expenses incurred by such Issuing Lender in connection with such payment (the amounts described in the foregoing clauses (a) and (b) in respect of any drawing, collectively, the "Payment Amount"). Each such payment shall be made to such Issuing Lender at its address for notices specified herein in lawful money of the United States of America and in immediately available funds. Interest shall be payable on each Payment Amount from the date of the applicable drawing until payment in full at the rate set forth in (i) until the second Business Day following the date of the applicable drawing, Section 2.14(b) and (ii) thereafter, Section 2.14(c). Each drawing under any Letter of Credit shall (unless an event of the type described in clause (i) or (ii) of Section 8(f) shall have occurred and be continuing with respect to the Borrower, in which case the procedures specified in Section 3.4 for funding by L/C Participants shall apply) constitute a request by the Borrower to the Administrative Agent for a borrowing pursuant to Section 2.5 of Base Rate Loans in the amount of such drawing. The Borrowing Date with respect to such borrowing shall be the first date on which a borrowing of Revolving Credit Loans could be made, pursuant to
Section 2.5, if the Administrative Agent had received a notice of such

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                                                                              42

borrowing at the time the Administrative Agent receives notice from the relevant Issuing Lender of such drawing under such Letter of Credit.

                  3.6 Obligations Absolute. The Borrower's obligations under this Section 3 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment that the Borrower may have or have had against any Issuing Lender, any beneficiary of a Letter of Credit or any other Person. The Borrower also agrees with each Issuing Lender that such Issuing Lender shall not be responsible for, and the Borrower's Reimbursement Obligations under Section 3.5 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee. No Issuing Lender shall be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Issuing Lender. The Borrower agrees that any action taken or omitted by an Issuing Lender under or in connection with any Letter of Credit issued by it or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards or care specified in the Uniform Commercial Code of the State of New York, shall not excuse the Reimbursement Obligations of the Borrower hereunder and shall not result in any liability of such Issuing Lender to the Borrower.

                  3.7 Letter of Credit Payments. If any draft shall be presented for payment under any Letter of Credit, the relevant Issuing Lender shall promptly notify the Borrower and the Administrative Agent of the date and amount thereof. The responsibility of the relevant Issuing Lender to the Borrower in connection with any draft presented for payment under any Letter of Credit, in addition to any payment obligation expressly provided for in such Letter of Credit issued by such Issuing Lender, shall be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment appear on their face to be in conformity with such Letter of Credit.

                  3.8 Applications. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Section 3, the provisions of this Section 3 shall apply.

                  3.9      Indemnification; Exoneration; Power of Attorney.

                  (a) Indemnification. IN ADDITION TO AMOUNTS PAYABLE AS ELSEWHERE PROVIDED IN THIS SECTION, THE BORROWER HEREBY AGREES TO PROTECT, INDEMNIFY, PAY AND SAVE THE LENDERS AND THE AGENTS HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, LIABILITIES, DAMAGES, LOSSES, COSTS, CHARGES AND EXPENSES (INCLUDING REASONABLE ATTORNEYS'
         FEES) WHICH ANY LENDER OR ANY AGENT (OTHER THAN ANY LENDER IN ITS CAPACITY AS

         AN ISSUING LENDER) MAY INCUR OR BE SUBJECT TO AS A CONSEQUENCE, DIRECT OR INDIRECT, OF THE ISSUANCE OF ANY LETTER OF CREDIT OTHER THAN ANY CLAIMS, DEMANDS, LIABILITIES, DAMAGES, LOSSES, COSTS, CHARGES, AND EXPENSES RESULTING SOLELY FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF ANY SUCH INDEMNIFIED PERSON. THE AGREEMENT IN THIS SECTION SHALL SURVIVE PAYMENT OF ALL OBLIGATIONS. NOTHING CONTAINED IN THIS AGREEMENT IS INTENDED TO LIMIT THE BORROWER'S RIGHTS, IF ANY, WITH RESPECT TO ANY ISSUING LENDER WHICH ARISE BY OPERATION OF LAW OR AS A RESULT OF THE APPLICATION AND RELATED DOCUMENTS EXECUTED BY AND BETWEEN THE BORROWER AND ANY ISSUING LENDER.

                  (b) Assumption of Risk by the Borrower. As among the Loan Parties, the Lenders, the Issuing Lenders and the Agents, the Borrower or the relevant Loan Party assumes all risks of the acts and omissions of, or misuse of any of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, the Lenders, the Issuing Lenders and the Agents shall not be responsible for: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any Person in connection with the application for and issuance of and presentation of drafts with respect to any of the Letters of Credit, even if it should prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) the failure of the beneficiary of any Letter of Credit to comply duly with conditions required in order to draw upon such Letter of Credit; (iv) errors, omissions, interruptions, or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms;
         (vi) any loss or delay in the transmission or otherwise of any document required in order make a drawing under any Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of the Lenders, the Issuing Lenders or the Agents, including any act or omission, whether rightful or wrongful, of any present or future de jure or de facto Governmental Authority. None of the foregoing shall affect, impair or prevent the vesting of any rights or powers of any Agent, any Issuing Lender or any Lender under this Section.

                  (c) Exoneration. In furtherance and extension, and not in limitation, of the specific provisions set forth above, any action taken or omitted by any Agent, any Issuing Lender or any Lender under or in connection with any of the Letters of Credit or any related certificates, if taken or omitted in good faith, shall not put any Agent, any Issuing Lender or any Lender under any resulting liability to any Loan Party or relieve the relevant Loan Party of any of its obligations hereunder to any such Person.

                  (d) Indemnification by Lenders. The Revolving Credit Lenders agree to indemnify each Issuing Lender (to the extent not reimbursed by the Borrower and

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                                                                              44

         without limiting the obligations of the Borrower hereunder) ratably in accordance with their respective Revolving Credit Percentages in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Commitments shall be terminated and the Revolving Credit Loans shall have been paid in full, ratably in accordance with such Revolving Credit Percentages immediately prior to such date), for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys' fees) or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against such Issuing Lender in any way relating to or arising out of any Letter of Credit or the transactions contemplated thereby or any action taken or omitted by such Issuing Lender under any Letter of Credit or any Loan Document in connection therewith; provided that no Lender shall be liable for any of the foregoing to the extent it arises from the gross negligence or willful misconduct of the Person to be indemnified. Without limitation of the foregoing, each Revolving Credit Lender agrees to reimburse each Issuing Lender promptly upon demand for its Revolving Credit Percentage of any costs or expenses payable by the Borrower to such Issuing Lender, to the extent that such Issuing Lender is not promptly reimbursed for such costs and expenses by the Borrower. The agreement contained in this Section shall survive payment in full of all Obligations.

                  (e) Power of Attorney. In connection with all inventory financed by Letters of Credit, the Borrower hereby appoints each Issuing Lender, or such Issuing Lender's designee, as its attorney, with full power and authority: (i) to sign and/or endorse the Borrower's name upon any warehouse or other receipts; (ii) to sign the Borrower's name on bills of lading and other negotiable and non-negotiable documents; (iii) to clear inventory through customs in such Issuing Lender's or the Borrower's name, and to sign and deliver to customs officials powers of attorney in the Borrower's name for such purpose; (iv) to complete in the Borrower's or such Issuing Lender's name, any order, sale, or transaction, obtain the necessary documents in connection therewith, and collect the proceeds thereof; and (v) to do such other acts and things as are necessary in order to enable such Issuing Lender to obtain possession or control of the inventory and to obtain payment of the Revolving Credit Facility Obligations (as defined in the Guarantee and Collateral Agreement). None of the Issuing Lenders or any of their respective designees, as the Borrower's attorney, will be liable for any acts or omissions, nor for any error of judgment or mistakes of fact or law. This power, being coupled with an interest, is irrevocable until all Revolving Credit Facility Obligations have been paid and satisfied.

                  (f) Account Party. The Borrower hereby authorizes and directs any Issuing Lender to name the Borrower as the "Account Party" therein and to deliver to the Collateral Agent all instruments, documents and other writings and property received by such Issuing Lender pursuant to the Letter of Credit, and to accept and rely upon the Collateral Agent's instructions and agreements with respect to all matters arising in connection with the Letter of Credit or the Application therefor.

                  3.10 Supporting Letter of Credit; Cash Collateral. If, notwithstanding the provisions of this Section and Section 8, any Letter of Credit is outstanding upon the termination of this Agreement, then upon such termination the Borrower shall deposit with the Administrative Agent, for the ratable benefit of the Issuing Lenders and the Revolving Credit

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                                                                              45

Lenders, with respect to each Letter of Credit then outstanding, as the Majority Revolving Credit Facility Lenders in their discretion shall specify, either (i) a standby letter of credit (a "Supporting Letter of Credit") in form and substance satisfactory to the Administrative Agent, issued by an issuer satisfactory to the Administrative Agent in an amount equal to the greatest amount for which such Letter of Credit may be drawn plus any fees and expenses associated with such Letter of Credit, under which Supporting Letter of Credit the Administrative Agent is entitled to draw amounts necessary to reimburse the Administrative Agent, the Issuing Lenders and the Revolving Credit Lenders for payments to be made under or in connection with such Letter of Credit and any fees and expenses associated with such Letter of Credit, or (ii) cash in amounts necessary to reimburse the Administrative Agent, the Issuing Lenders and the Revolving Credit Lenders for payments made under or in connection with such Letter of Credit and any fees and expenses associated with such Letter of Credit. Such Supporting Letter of Credit or deposit of cash shall be held by the Administrative Agent, for the ratable benefit of the Administrative Agent, the Issuing Lenders and the Revolving Credit Lenders, as security for, and to provide for the payment of, the aggregate undrawn amount of such Letters of Credit remaining outstanding. Reasonable interest shall accrue on any such cash deposit, which accrued interest shall be for the account of the Borrower, subject to this Agreement.

                    SECTION 4. REPRESENTATIONS AND WARRANTIES

                  To induce the Agents and the Lenders to enter into this Agreement and to make the Loans and issue or participate in the Letters of Credit, the Borrower hereby represents and warrants to each Agent and each Lender that:

                  4.1 Financial Condition. (a) The unaudited pro forma consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at June 30, 2003 (including the notes thereto) (the "Pro Forma Balance Sheet"), copies of which have heretofore been furnished to the Administrative Agent (which shall make such copies available to each Lender), has been prepared giving effect (as if such events had occurred on such date) to (i) the Loans to be made and the Senior Notes to be issued on the Closing Date and the use of proceeds thereof and (ii) the payment of fees and expenses in connection with the foregoing. The Pro Forma Balance Sheet has been prepared based on the information available to the Borrower as of the date of delivery thereof, and presents fairly in all material respects on a pro forma basis the estimated financial position of Borrower and its consolidated Subsidiaries as at June 30, 2003, assuming that the events specified in the preceding sentence had actually occurred at such date.

                  (b) The audited consolidated balance sheets of the Borrower as at December 31, 2001 and December 31, 2002, and the related consolidated statements of income and of cash flows for the fiscal years ended on such dates, reported on by and accompanied by an unqualified report from PricewaterhouseCoopers LLP, present fairly in all material respects the consolidated financial condition of the Borrower as at such date, and the consolidated results of its operations and its consolidated cash flows for the respective fiscal years then ended. The unaudited consolidated balance sheets of the Borrower as at March 31, 2003 and June 30, 2003, and the related unaudited consolidated statements of income and cash flows for the periods ended on such date, present fairly in all material respects the consolidated financial condition of the Borrower as at such dates, and the consolidated results of its operations and its consolidated cash flows for the quarterly periods then ended (subject to normal year-end audit adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the aforementioned firm of accountants and disclosed therein). The Borrower and its Subsidiaries do not have any material Guarantee Obligations, contingent liabilities and liabilities for taxes (except for any such tax liabilities to taxing authorities outside of the United States which are not, in the aggregate, material to the Borrower and its Subsidiaries taken as a whole) or any long-term leases or unusual forward or long-term commitments, including, without limitation, any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, that are not reflected in the most recent financial statements referred to in this paragraph. During the period from December 31, 2002 to and including the date hereof there has been no Disposition by the Borrower of any material part of its business or Property, except as reflected in the foregoing financial statements.

                  4.2 No Change. Since December 31, 2002 there has been no development or event that has had or could reasonably be expected to have a Material Adverse Effect.

                  4.3 Corporate Existence; Compliance with Law. Each of the Borrower and its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate power and authority, and the legal right, to own and operate its Property, to lease the Property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of Property or the conduct of its business requires such qualification except to the extent that the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect and
(d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  4.4 Corporate Power; Authorization; Enforceable Obligations. Each Loan Party has the corporate power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and, in the case of the Borrower, to borrow hereunder. Each Loan Party has taken all necessary corporate or other action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of the Borrower, to authorize the borrowings on the terms and conditions of this Agreement. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the Refinancing, the borrowings hereunder or the execution, delivery, performance, validity or enforceability of this Agreement or any of the other Loan Documents, except (i) consents, authorizations, filings and notices described in Schedule 4.4, which consents, authorizations, filings and notices have been obtained or made and are in full force and effect (except as noted on Schedule 4.19) and (ii) the filings referred to in Section 4.4. Each Loan Document has been duly executed and delivered on behalf of each Loan Party that is a party thereto. This Agreement constitutes, and each other Loan Document upon execution will constitute, a legal, valid and binding obligation of each Loan Party that is a party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

                  4.5 No Legal Bar. The execution, delivery and performance of this Agreement and the other Loan Documents, the issuance of Letters of Credit, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or any Contractual Obligation of the Borrower or any of its Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation (other than the Liens created by the Security Documents). No Requirement of Law or Contractual Obligation applicable to the Borrower or any of its Subsidiaries could reasonably be expected to have a Material Adverse Effect.

                  4.6 No Material Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against the Borrower or any of its Subsidiaries or against any of their respective properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (b) that could reasonably be expected to have a Material Adverse Effect.

                  4.7 No Default. Neither the Borrower nor any of its Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect that could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

                  4.8 Ownership of Property; Liens. Each of the Borrower and its Subsidiaries has title in fee simple to, or a valid leasehold interest in, all its material real property, and good title to, or a valid leasehold interest in, all its other material Property, and none of such Property is subject to any Lien except as permitted by Section 7.3.

                  4.9 Intellectual Property. The Borrower and each of its Subsidiaries owns, or is licensed to use, all material Intellectual Property necessary for the conduct of its business as currently conducted; no material claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does the Borrower know of any valid basis for any such claim; and the use of such Intellectual Property by the Borrower and its Subsidiaries does not infringe on the rights of any Person in any material respect.

                  4.10 Taxes. Each of the Borrower and each of its Subsidiaries has filed or caused to be filed all Federal, state and other material tax returns that are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its Property and all other taxes, fees or other charges imposed on it or any of its Property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower or its Subsidiaries, as the case may be); and no tax Lien has been filed, and, to the knowledge of the Borrower, no claim is being asserted, with respect to any such tax, fee or other charge (other than any such Liens and claims in favor of taxing authorities outside of the United States which are not, in the aggregate, material to the Borrower and its Subsidiaries taken as a whole).

                  4.11 Federal Regulations. No part of the proceeds of any Loans will be used in violation of Regulation U as now and from time to time hereafter in effect or for any purpose that violates the provisions of the Regulations of the Board. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1 referred to in Regulation U.

                  4.12 Labor Matters. There are no strikes or other labor disputes against the Borrower or any of its Subsidiaries pending or, to the knowledge of the Borrower, threatened that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect. Hours worked by and payment made to employees of the Borrower and its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Requirement of Law dealing with such matters that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect. All payments due from the Borrower or any of its Subsidiaries on account of employee health and welfare insurance that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect if not paid have been paid or accrued as a liability on the books of the Borrower or the relevant Subsidiary.

                  4.13 ERISA. Neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. No termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by a material amount. Neither the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan that has resulted or could reasonably be expected to result in a material liability under ERISA, and neither the Borrower nor any Commonly Controlled Entity would become subject to any material liability under ERISA if the Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No such Multiemployer Plan is in Reorganization or Insolvent.

                  4.14 Investment Company Act; Other Regulations. No Loan Party is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. No Loan Party is subject to regulation under any Requirement of Law (other than Regulation X of the Board) which limits its ability to incur Indebtedness.

                  4.15     Subsidiaries. (a) The Subsidiaries listed on Schedule
4.15 constitute all of the Subsidiaries of the Borrower at the date hereof.
Schedule 4.15 sets forth as of the Closing Date the name and jurisdiction of incorporation of each such Subsidiary and, as to each, the percentage of each class of Capital Stock owned by each Loan Party.

                  (b) As of the date hereof, there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted to employees or directors and directors' qualifying shares) of any nature relating to any Capital Stock of the Borrower or any Subsidiary, except as disclosed on Schedule 4.15.

                  4.16 Use of Proceeds. The proceeds of the Initial Term Loans shall be used to repay, repurchase, redeem, defease or otherwise retire a portion of the 9.75% Senior Notes and to pay related fees and expenses. The proceeds of the Delayed Draw Term Loans shall be used to repay, repurchase, redeem, defease or otherwise retire a portion of the Existing Convertible Notes and to pay related fees and expenses. The proceeds of the Revolving Credit Loans, and the Letters of Credit, shall be used for the general corporate purposes of the Borrower and its Subsidiaries.

                  4.17     Environmental Matters. Other than as set forth on
Schedule 4.17 and exceptions to any of the following that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect:

                  (a) The Borrower and its Subsidiaries: (i) are, and within the period of all applicable statutes of limitation have been, in compliance with all applicable Environmental Laws; (ii) hold all Environmental Permits (each of which is in full force and effect) required for any of their current or intended operations or for any property owned, leased, or otherwise operated by any of them; (iii) are, and within the period of all applicable statutes of limitation have been, in compliance with all of their Environmental Permits; and (iv) reasonably believe that: each of their Environmental Permits will be timely renewed and complied with, without material expense; any additional Environmental Permits that may be required of any of them will be timely obtained and complied with, without material expense; and compliance with any Environmental Law that is or is expected to become applicable to any of them will be timely attained and maintained, without material expense.

                  (b) Materials of Environmental Concern are not present at, on, under, in, or about any real property now or formerly owned, leased or operated by the Borrower or any of its Subsidiaries, or at any other location (including, without limitation, any location to which Materials of Environmental Concern have been sent for re-use or recycling or for treatment, storage, or disposal) which could reasonably be expected to (i) give rise to liability of the Borrower or any of its Subsidiaries under any applicable Environmental Law or otherwise result in costs to the Borrower or any of its Subsidiaries, or (ii) interfere with the Borrower's or any of its Subsidiaries' continued operations, or (iii) impair the fair saleable value of any real property owned or leased by the Borrower or any of its Subsidiaries.

                  (c) There is no judicial, administrative, or arbitral proceeding (including any notice of violation or alleged violation) under or relating to any Environmental Law to which the Borrower or any of its Subsidiaries is, or to the knowledge of the Borrower or any of its Subsidiaries will be, named as a party that is pending or, to the knowledge of the Borrower or any of its Subsidiaries, threatened.

                  (d) Neither the Borrower nor any of its Subsidiaries has received any written request for information, or been notified that it is a potentially responsible party under or relating to the federal Comprehensive Environmental Response, Compensation, and Liability Act or any similar Environmental Law, or with respect to any Materials of Environmental Concern.

                  (e) Neither the Borrower nor any of its Subsidiaries has entered into or agreed to any consent decree, order, or settlement or other agreement, or is subject to any judgment, decree, or order or other agreement, in any judicial, administrative, arbitral, or other forum for dispute resolution, relating to compliance with or liability under any Environmental Law.

                  (f) Neither the Borrower nor any of its Subsidiaries has assumed or retained, by contract or operation of law, any liabilities of any kind, fixed or contingent, known or unknown, under any Environmental Law or with respect to any Material of Environmental Concern other than indemnity obligations in the ordinary course of business.

                  4.18 Accuracy of Information, etc. No written statement or information contained in this Agreement, any other Loan Document, the Confidential Information Memorandum or any other document, certificate or written statement furnished to the Administrative Agent or the Lenders or any of them, by or on behalf of any Loan Party for use in connection with the transactions contemplated by this Agreement or the other Loan Documents, contained as of the date such statement, information, document or certificate was so furnished (or, in the case of the Confidential Information Memorandum, as of the date of this Agreement), any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained herein or therein, taken as a whole, not materially misleading in light of the circumstances under which made. The projections and pro forma financial information contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of the Borrower to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount. As of the Closing Date, there is no fact known to any Loan Party that could reasonably be expected to have a Material Adverse Effect that has not been expressly disclosed herein, in the other Loan Documents, in the Confidential Information Memorandum or in any other documents, certificates and statements furnished to the Agents and the Lenders for use in connection with the transactions contemplated hereby and by the other Loan Documents.

                  4.19 Security Documents. (a) The Guarantee and Collateral Agreement is effective to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof. In the case of the Pledged Stock described in the Guarantee and Collateral Agreement, when any stock certificates representing such Pledged Stock are delivered to the Collateral Agent, and in the case of the other Collateral described in the Guarantee and Collateral Agreement, when financing statements in appropriate form are filed in the offices specified on Schedule 4.19(a) and such other filings as are specified on Schedule 3 to the Guarantee and Collateral Agreement have been completed, the Guarantee and Collateral Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and the proceeds thereof, as security for the Obligations (as defined in the Guarantee and Collateral Agreement), in each case prior and superior in right to any other Person (except, in the case of Collateral other than Pledged Stock, Liens permitted by Section 7.3).

                  (b) Upon execution and delivery thereof by the Borrower, each of the Mortgages shall be effective to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a legal, valid and enforceable Lien on the Mortgaged Vessels described therein and proceeds thereof; and when the Mortgages are filed in the recording office designated by the Borrower, each Mortgage shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Mortgaged Vessels described therein and the proceeds thereof, as security for the Obligations (as defined in the relevant Mortgage), in each case prior and superior in right to any other Person (other than Persons holding Liens or other encumbrances or rights permitted by the relevant Mortgage to have priority over the Obligations), subject to Permitted Liens.

                  4.20 Solvency. As of the Closing Date, each of the Borrower and each Loan Party that is a Material Subsidiary is, and after giving effect to the Refinancing and the incurrence of all Indebtedness and obligations being incurred in connection herewith and therewith will be and will continue to be, Solvent.

                  4.21 Senior Indebtedness. The Obligations constitute "Senior Indebtedness" of the Borrower under and as defined in the Existing Convertible Notes Indenture.

                  4.22 Accounts. All Accounts of the Borrower and the Subsidiary Guarantors on the Closing Date arise from bona fide sales or leases by the Borrower and the Subsidiary Guarantors of goods and services.

                           SECTION 5. CONDITIONS PRECEDENT

                  5.1 Conditions to Initial Extension of Credit. The agreement of each Lender to make the initial extension of credit requested to be made by it hereunder is subject to the satisfaction, prior to or concurrently with the making of such extension of credit on the Closing Date, of the following conditions precedent:

                  (a) Loan Documents. The Administrative Agent (and, in the case of clause (ii) below, the Collateral Agent) shall have received (i) this Agreement, executed and delivered by a duly authorized officer of the Borrower,
(ii) the Guarantee and Collateral Agreement, executed and delivered by a duly authorized officer of the Borrower and each Subsidiary Guarantor and (iii) a Lender Addendum executed and delivered by each Lender and accepted by the Borrower.

                  (b) Refinancing, etc. The following transactions shall have been (or shall concurrently be) consummated, in each case on terms and conditions reasonably satisfactory to the Lenders:

                           (i) the Refinancing with respect to the portion of the 9.75% Senior Notes tendered on or prior to the Closing Date pursuant to the Borrower's tender offer therefor shall have been (or shall concurrently be) consummated in part using the proceeds of the Initial Term Loans;

                           (ii) the Borrower shall have launched a consent request seeking the consent of holders of the 10.125% Senior Notes to the prepayment of the Existing Convertible Notes on terms satisfactory to the Designated Agents; and

                           (iii) the Borrower shall have received at least $175,000,000 in gross cash proceeds from the issuance of the Senior Notes on terms satisfactory to the Designated Agents.

                  (c) Pro Forma Balance Sheet; Financial Statements. The Lenders shall have received (i) the Pro Forma Balance Sheet, (ii) audited consolidated financial statements of the Borrower for the 2001 and 2002 fiscal years and
(iii) unaudited interim consolidated financial statements of the Borrower for each fiscal quarterly period ended subsequent to the date of the latest applicable financial statements delivered pursuant to clause (ii) of this paragraph as to which such financial statements are available; and such financial statements shall not, in the reasonable judgment of the Lenders, reflect any material adverse change in the consolidated financial condition of the Borrower, as reflected in the financial statements or projections contained in the Confidential Information Memorandum.

                  (d) Approvals. All governmental and third party approvals necessary in connection with this Agreement, the continuing operations of the Borrower and its Subsidiaries and the transactions contemplated hereby shall have been obtained and be in full force and effect.

                  (e) Related Agreements. The Administrative Agent shall have received (in a form reasonably satisfactory to the Administrative Agent), true and correct copies, certified as to authenticity by the Borrower, of (i) the Senior Note Indenture and (ii) such other documents or instruments as may be reasonably requested by the Administrative Agent, including, without limitation, a copy of any debt instrument, security agreement or other material contract to which the Loan Parties may be a party.

                  (f) Termination of Existing Credit Facilities. The Administrative Agent shall have received evidence satisfactory to the Administrative Agent that the Existing Credit Facilities shall be simultaneously terminated, all amounts owing thereunder (if any) shall be simultaneously paid in full and arrangements satisfactory to the Designated Agents shall have been made for the termination of Liens and security interests granted in connection therewith.

                  (g) Fees. The Lenders, the Arrangers and the Agents shall have received all fees required to be paid, and all expenses for which invoices have been presented (including reasonable fees, disbursements and other charges of counsel to the Agents), on or before the Closing Date. All such amounts will be paid with proceeds of Loans made on the Closing Date and will be reflected in the funding instructions given by the Borrower to the Administrative Agent on or before the Closing Date.

                  (h) Business Plan. The Lenders shall have received a satisfactory business plan for fiscal years 2003-2008 and a satisfactory written analysis of the business and prospects of the Borrower and its Subsidiaries for the period from the Closing Date through the final maturity of the Term Loans.

                  (i) Solvency Certificate. The Lenders shall have received a reasonably satisfactory solvency certificate from the chief financial officer of the Borrower which shall certify the solvency of the Borrower and its Subsidiaries considered as a whole after giving effect to the transactions contemplated hereby.

                  (j) Liquidity. The Borrowing Base shall be no less than $20,000,000 on the Closing Date. After giving effect to any extensions of credit made hereunder on the Closing Date and the use of the proceeds thereof, (i) the sum of (A) total unrestricted cash and cash equivalents of the Borrower and its Subsidiaries and (B) the aggregate Available Term Loan Commitments plus the Excess Revolving Credit Availability (giving effect to assumed Borrowing Base value in respect of the Eligible Rental Equipment as reasonably determined by the Designated Agents), in each case as of the Closing Date, minus (ii) the aggregate outstanding amount of Existing Convertible Notes, shall be no less than $40,000,000.

                  (k) Lien Searches. The Collateral Agent shall have received the results of a recent lien search in each of the jurisdictions in which Uniform Commercial Code financing statement or other domestic filings or recordations should be made to evidence or perfect security interests in all personal property assets of the Loan Parties, and such search shall reveal no liens on any of the assets of the Loan Party, except for Liens permitted by
Section 7.3 or Liens to be released in connection with this Agreement.

                  (l) Collateral Review. (i) The Lenders shall have received copies of a satisfactory independent collateral field examination prepared by a firm satisfactory to the Designated Agents, together with a letter addressed to the Lenders entitling each of them to rely thereon and (ii) significant progress shall have been made towards the completion of a net orderly liquidation appraisal of the assets in respect of the Quail Tools business satisfactory to the Designated Agents.

                  (m) Environmental Affairs. The Lenders shall be reasonably satisfied with the environmental affairs of the Borrower and its Subsidiaries.

                  (n) Closing Certificate. The Administrative Agent shall have received a certificate of each Loan Party, dated the Closing Date, substantially in the form of Exhibit C, with appropriate insertions and attachments.

                  (o) Legal Opinions. The Administrative Agent shall have received the following executed legal opinions:

                           (i) the legal opinion of Bracewell & Patterson, L.L.P., substantially in the form of Exhibit F-1;

                           (ii) the legal opinion of Ronald Potter, Esq., general counsel of the Borrower and its Subsidiaries, substantially in the form of Exhibit F-2; and

                           (iii) the legal opinion of Jones, Walker, special Louisiana counsel, substantially in the form of Exhibit F-3.

Each such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as the Administrative Agent and Collateral Agent may reasonably require.

                  (p) Pledged Stock; Stock Powers; Acknowledgment and Consent; Pledged Notes. The Collateral Agent shall have received (i) the certificates representing the shares of Capital Stock pledged pursuant to the Guarantee and Collateral Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof, (ii) an Acknowledgment and Consent, substantially in the form of Annex II to the Guarantee and Collateral Agreement, duly executed by any issuer of Capital Stock pledged pursuant to the Guarantee and Collateral Agreement that is not itself a party to the Guarantee and Collateral Agreement and (iii) each promissory note pledged pursuant to the Guarantee and Collateral Agreement endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank satisfactory to the Collateral Agent) by the pledgor thereof.

                  (q) Filings, Registrations and Recordings. Each document (including, without limitation, any Uniform Commercial Code financing statement) required by the Security Documents or under law or reasonably requested by the Collateral Agent to be filed, registered or recorded in order to create in favor of the Collateral Agent, for the benefit of the Secured

Parties, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Liens expressly permitted by Section 7.3), shall have been delivered to the Collateral Agent in proper form for filing, registration or recordation, subject to Section 6.13.

                  (r) Insurance. The Collateral Agent shall have received insurance certificates satisfying the requirements of Section 5.3 of the Guarantee and Collateral Agreement.

                  (s) Section 6.11. The Borrower and each Subsidiary Guarantor shall have satisfied each of the requirements of Section 6.11 which are required to be satisfied on or before the Closing Date.

                  5.2 Conditions to Each Extension of Credit. The agreement of each Lender to make any extension of credit requested to be made by it hereunder on any date (including, without limitation, its initial extension of credit and the Delayed Draw Term Loans) is subject to the satisfaction of the following conditions precedent:

                  (a) Representations and Warranties. (i) Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents which is qualified by materiality shall be true and correct and (ii) each of the other representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects, in each case on and as of such date as if made on and as of such date.

                  (b) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extensions of credit requested to be made on such date.

                  (c) Borrowing Base. In the case of each Revolving Extension of Credit, the Designated Agents shall be satisfied that, after giving effect thereto, the Borrowing Base shall not be less than the Total Revolving Extensions of Credit.

                  Each borrowing by and issuance of a Letter of Credit on behalf of the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date of such extension of credit that the conditions contained in this Section 5.2 have been satisfied.

                           SECTION 6. AFFIRMATIVE COVENANTS

                  The Borrower hereby agrees that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount is owing to any Lender or any Agent hereunder, the Borrower shall and shall cause each of its Subsidiaries (other than any Immaterial Subsidiary) to:

                  6.1 Financial Statements. Furnish to each Agent (to be promptly furnished by the Administrative Agent to each Lender):

                  (a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower, a copy of the audited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of income and of cash flows for such year, setting forth in each case in comparative form the figures as of the end of and for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by PricewaterhouseCoopers LLP or other independent certified public accountants of nationally recognized standing;

                  (b) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures as of the end of and for the corresponding period in the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments); and

                  (c) as soon as available, but in any event not later than 30 days after the end of each month occurring during each fiscal year of the Borrower (other than the third, sixth, ninth and twelfth such month), the unaudited consolidated balance sheets of the Borrower and its Subsidiaries as at the end of such month and the related unaudited consolidated statements of income and of cash flows for such month and the portion of the fiscal year through the end of such month, setting forth in each case in comparative form the figures as of the end of and for the corresponding period in the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments);

all such financial statements to be complete and correct in all material respects and to be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

                  6.2 Certificates; Other Information. Furnish to each Agent (to be promptly furnished by the Administrative Agent to each Lender), or, in the case of clause (f), to the relevant Lender:

                  (a) concurrently with the delivery of the financial statements referred to in Section 6.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate (it being understood that such certificate shall be limited to the items that independent certified public accountants are permitted to cover in such certificates pursuant to their professional standards and customs of the profession);

                  (b) concurrently with the delivery of any financial statements pursuant to Section 6.1, (i) a certificate of a Responsible Officer stating that, to the best of such Responsible Officer's knowledge, each Loan Party during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Loan Documents to which it is a party to be observed, performed or satisfied by it, in each case to the extent any failure to do so would constitute a Default or Event of Default hereunder, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and (ii) in the case of quarterly or annual financial statements, (x) a Compliance Certificate containing all information and calculations necessary for determining compliance by the Borrower and its Subsidiaries with the provisions of this Agreement referred to therein as of the last day of the fiscal quarter or fiscal year of the Borrower, as the case may be, (y) to the extent not previously disclosed to the Collateral Agent, a listing of any Intellectual Property material to the conduct of any Loan Party's business acquired by such Loan Party since the date of the most recent list delivered pursuant to this clause (y) (or, in the case of the first such list so delivered, since the Closing Date) and (z) any UCC financing statements or other filings specified in such Compliance Certificate as being required to be delivered therewith;

                  (c) as soon as available, and in any event no later than 45 days after the end of each fiscal year of the Borrower, a detailed consolidated budget for the following fiscal year (including a projected consolidated balance sheet of the Borrower and its Subsidiaries as of the end of the following fiscal year, and the related consolidated statements of projected cash flow, projected changes in financial position and projected income), and, as soon as available, significant revisions, if any, of such budget and projections with respect to such fiscal year (collectively, the "Projections"), which Projections shall in each case be accompanied by a certificate of a Responsible Officer stating that such Projections are based on reasonable estimates, information and assumptions and that such Responsible Officer has no reason to believe that such Projections are incorrect or misleading in any material respect;

                  (d) no later than 10 Business Days prior to the effectiveness thereof, copies of substantially final drafts of any proposed amendment, supplement, waiver or other modification with respect to the Indentures;

                  (e) within five days after the same are sent, copies of all financial statements and reports that the Borrower sends to the holders of any class of its debt securities or public equity securities and, within five days after the same are filed, copies of all financial statements and reports that the Borrower may make to, or file with, the SEC; and

                  (f) promptly, such additional financial and other information as any Lender may from time to time reasonably request.

                  6.3 Redemption of Remaining 9.75% Senior Notes . On or prior to October 15, 2003, (i) the Borrower shall deliver to the trustee in respect of the 9.75% Senior Notes a notice of redemption in respect of any of such securities remaining outstanding on the Closing Date after giving effect to the application of the Initial Term Loans in accordance with the first sentence of Section 4.16 and (ii) the Borrower shall deposit any proceeds of the Initial Term Loans not applied on the Closing Date in accordance with the first sentence of Section 4.16 with the trustee in respect of the 9.75% Senior Notes for application towards redemption of such securities.

                  6.4 Conduct of Business and Maintenance of Existence, etc. (a) (i) Preserve, renew and keep in full force and effect its corporate or other existence and (ii) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, except, in each case, as otherwise permitted by Section
7.4 and except, in the case of clause (ii) above, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and
(b) comply with all Contractual Obligations and Requirements of Law, except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  6.5 Maintenance of Property; Insurance. (a) Keep all Property and systems useful and necessary in its business in good working order and condition, ordinary wear and tear excepted and (b) maintain with financially sound and reputable insurance companies insurance on all its Property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business.

                  6.6 Inspection of Property; Books and Records; Discussions. (a) Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities and (b) permit any Lender (accompanied by any other Lender that so elects) to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time, upon reasonable prior notice, and to discuss the business, operations, properties and financial and other condition of the Borrower and its Subsidiaries with officers and employees of the Borrower and its Subsidiaries and with its independent certified public accountants (it being understood that all such notices shall be given through the Administrative Agent and shall be coordinated with any other such notices to the extent reasonably possible), in each case no more often than twice in any calendar year in the aggregate for all Lenders unless an Event of Default shall have occurred and be continuing.

                  6.7 Notices. Promptly give notice to the Administrative Agent (which shall promptly furnish such notice to the Lenders) of:

                  (a) the occurrence of any Default or Event of Default;

                  (b) any (i) default or event of default under any Contractual Obligation of the Borrower or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect or (ii) litigation, investigation or proceeding which may exist at any time between the Borrower or any of its Subsidiaries and any Governmental Authority that, if adversely determined, could reasonably be expected to have a Material Adverse Effect;

                  (c) any litigation or proceeding affecting the Borrower or any of its Subsidiaries (i) in which the amount involved is $5,000,000 or more and not covered by insurance or (ii) in which injunctive or similar relief is sought which, if granted, could reasonably be expected to have a Material Adverse Effect;

                  (d) the following events, as soon as possible and in any event within 10 days after the Borrower knows or has reason to know thereof: (i) the occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Plan; and

                  (e) any development or event that has had or could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Borrower or the relevant Subsidiary proposes to take with respect thereto.

                  6.8 Environmental Laws. Comply in all respects with, and take all reasonable action to ensure compliance in all respects by all tenants and subtenants, if any, with, all applicable Environmental Laws, and obtain and comply in all respects with and maintain, and take all reasonable action to ensure that all tenants and subtenants obtain and comply in all respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws, except to the extent that any failures to so comply or maintain could not, in the aggregate, reasonably be expected to result in a Material Adverse Effect.

                  6.9 Additional Collateral, etc. (a) With respect to any Specified Personal Property acquired after the Closing Date by the Borrower or any Subsidiary Guarantor (other than (x) any Property described in paragraph (b) of this Section and (y) any Property subject to a Lien expressly permitted by
Section 7.3(g) or 7.3(j)) as to which the Collateral Agent, for the benefit of the Secured Parties, does not have a perfected Lien, promptly (i) execute and deliver to the Collateral Agent such amendments to the Guarantee and Collateral Agreement or such other documents as the Collateral Agent reasonably deems necessary to grant to the Collateral Agent, for the benefit of the Secured Parties, a security interest in such Property and (ii) take all actions necessary or advisable to grant to the Collateral Agent, for the benefit of the Secured Parties, a perfected first priority security interest in such Property, subject to Permitted Liens, including without limitation, the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be requested by the Collateral Agent.

                  (b) With respect to any new Subsidiary (other than an Excluded Foreign Subsidiary) created or acquired after the Closing Date (which, for the purposes of this paragraph, shall include any existing Subsidiary that ceases to be an Excluded Foreign Subsidiary), by the Borrower or any of the Subsidiary Guarantors, promptly (i) execute and deliver to the Collateral Agent such amendments to the Guarantee and Collateral Agreement as the Collateral Agent deems necessary or advisable to grant to the Collateral Agent, for the benefit of the Secured Parties, a perfected first priority security interest in the Capital Stock of such new Subsidiary that is owned by the Borrower or any of the Subsidiary Guarantors, (ii) deliver to the Collateral Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the Borrower or such Subsidiary Guarantor, as the case may be, (iii) in the case of any Material Subsidiary, cause such new Subsidiary (A) to become a party to the Guarantee and Collateral Agreement and (B) to take such actions necessary or advisable to grant to the Collateral Agent for the benefit of the Secured

Parties a perfected first priority security interest in the Collateral described in the Guarantee and Collateral Agreement with respect to such new Subsidiary (subject to Permitted Liens), including, without limitation, the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be requested by the Collateral Agent, and (iv) if requested by the Administrative Agent or the Collateral Agent, deliver to the Designated Agents legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Designated Agents.

                  (c) With respect to any new Excluded Foreign Subsidiary created or acquired after the Closing Date by the Borrower or any of the Subsidiary Guarantors, promptly (i) execute and deliver to the Collateral Agent such amendments to the Guarantee and Collateral Agreement or such other documents as the Collateral Agent deems necessary or advisable in order to grant to the Collateral Agent, for the benefit of the Secured Parties, a perfected first priority security interest in the Capital Stock of such new Subsidiary that is owned by the Borrower or any of the Subsidiary Guarantors, (provided that in no event shall more than 65% of the total outstanding Capital Stock of any such new Excluded Foreign Subsidiary be required to be so pledged), (ii) deliver to the Collateral Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the Borrower or such Subsidiary Guarantor, as the case may be, and take such other action as may be necessary or, in the opinion of the Collateral Agent, desirable to perfect the Lien of the Collateral Agent thereon, and (iii) if requested by the Administrative Agent or the Collateral Agent, deliver to the Designated Agents legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Designated Agents.

                  6.10 Borrowing Base Certificate. In the case of the Borrower, deliver or cause to be delivered, at the Borrower's expense, the following:

                  (a) to the Designated Agents, the following documents in a form satisfactory to each of them:

                           (i) on a monthly basis and in no event later than 20 days after the end of each such month or more frequently as the Collateral Agent or the Administrative Agent may reasonably request (but in no event more often than weekly so long as no Default or Event of Default shall exist and Consolidated Liquidity shall be no less than $25,000,000) or as the Borrower shall elect, a Borrowing Base Certificate, accompanied by such supporting detail and documentation as is contemplated by the Borrowing Base Certificate and/or as shall be requested by the Collateral Agent or the Administrative Agent in its reasonable discretion (in a form and detail satisfactory to the Designated Agents);

                           (ii) on a monthly basis and in no event later than twenty days after the end of each such month or more frequently as the Collateral Agent or the Administrative Agent may in good faith request (but in no event more often than weekly so long as no Default or Event of Default shall exist and Consolidated Liquidity shall be no less than $25,000,000), detailed agings of Accounts and a detailed listing of the inventory of Quail Tools (together with a reconciliation to its general ledger);

                           (iii)    upon the Collateral Agent's or the
                                    Administrative Agent's request in good faith
                                    (but in no event more often than weekly so long as no Default or Event of Default shall exist and Consolidated Liquidity shall be no less than $25,000,000), (A) copies of customer statements and credit memos, remittance advices and reports, and copies of deposit slips and bank statements, and
                                    (B) a statement of the outstanding loans and payments made, and Accounts owing to, Affiliates as of the last day of the immediately preceding month.

                  (b) To the Designated Agents such other reports, statements and reconciliations with respect to the Borrowing Base or the Collateral as either of them shall from time to time request in its reasonable discretion.

                  6.11 Cash Management Systems. (a) On or before the Closing Date, deliver to the Designated Agents a schedule (the "Initial Account Identification Schedule") identifying, for the Borrower and each Subsidiary Guarantor, (i) the name and location of each bank and securities intermediary at which the Borrower or such Subsidiary Guarantor maintains a deposit account, securities account, lockbox account, concentration account, collection account or disbursement account in the United States and (ii) the account number and account name or other relevant descriptive data with respect to each such account and such other information with respect to each such account as the Designated Agents shall reasonably request. Within 10 days after the opening of any deposit account, securities account, lockbox account, concentration account, collection account or disbursement account in the United States not identified in the Initial Account Identification Schedule, deliver to the Designated Agents a schedule (a "Supplemental Account Identification Schedule") which provides, in respect of each such account opened since the date of the Initial Account Identification Schedule, the information set forth in clauses (i) and (ii) of the preceding sentence.

                  (b) Within 10 Business Days of the Closing Date, cause to be delivered to the Collateral Agent a Control Agreement and/or a Lockbox Agreement, as appropriate, with respect to each account (other than any Immaterial Account) described in the Initial Account Identification Schedule which the Designated Agents require, in their sole discretion, to be subject to such an agreement, in each case duly executed and delivered by the Borrower or the relevant Subsidiary Guarantor and by the bank or securities intermediary that maintains such account. On or before the date which is 30 days after the delivery of any Supplemental Account Identification Schedule, cause to be delivered to the Collateral Agent a Control Agreement and/or a Lockbox Agreement with respect to each account (other than any Immaterial Account) described in such Supplemental Account Identification Schedule which the Designated Agents require, in their sole discretion, to be subject to such an agreement, in each case duly executed and delivered by the Borrower or the relevant Subsidiary Guarantor and by the bank or securities intermediary that maintains such account.

                  (c) Cause all proceeds of any Revolving Credit Facility Collateral in every form, including, without limitation, cash, checks, wire transfers and other forms of receipts, to be deposited promptly in a collection account or lockbox account (i) in respect of which a Control Agreement and/or Lockbox Agreement, as appropriate, is in effect and (ii) which, at any time after a Dominion Event or a Default or Event of Default has occurred, is used solely for the purpose of receiving proceeds of Revolving Credit Facility Collateral.

                  6.12 Inspection of Revolving Credit Facility Collateral. The Borrower agrees that the Collateral Agent or its agents may, as the Collateral Agent shall deem necessary or appropriate in the exercise of its sole discretion, enter upon the premises of the Borrower or any Subsidiary Guarantor at any time and from time to time, during normal business hours and upon reasonable notice under the circumstances, and at any time whatsoever on and after the occurrence of a Default or Event of Default, for the purposes of conducting field examinations and appraisals and inspecting, evaluating and verifying the Collateral, all of the above to be at the Borrower's expense during the existence of an Event of Default; if no Event of Default exists, only one such examination and one such appraisal per fiscal quarter shall be at the Borrower's expense; provided, that the Collateral Agent and the Borrower agree that the Collateral Agent shall in any event conduct at least one such examination and one such appraisal in each calendar year of the Borrower.

                  6.13 Mortgages. Within 60 days of the Closing Date, (a) deliver to the Collateral Agent fully executed counterparts of Mortgages covering all of the Mortgaged Vessels, (b) cause such Mortgages to be promptly recorded in the recording offices required for the perfection of the mortgage lien created thereby and (c) deliver to the Designated Agents such legal opinions with respect to the Mortgages as they shall reasonably request.

                  6.14 Further Assurances. From time to time execute and deliver, or cause to be executed and delivered, such additional instruments, certificates or documents, and take such actions, as the Designated Agents may reasonably request for the purposes of implementing or effectuating the provisions of this Agreement and the other Loan Documents, or of more fully perfecting or renewing the rights of the Agents and the Lenders with respect to the Collateral (or with respect to any additions thereto or replacements or proceeds thereof or with respect to any other property or assets hereafter acquired by the Borrower or any Subsidiary which may be deemed to be part of the Collateral) pursuant hereto or thereto. Upon the exercise by any Agent or any Lender of any power, right, privilege or remedy pursuant to this Agreement or the other Loan Documents which requires any consent, approval, recording, qualification or authorization of any Governmental Authority, the Borrower will execute and deliver, or will cause the execution and delivery of, all applications, certifications, instruments and other documents and papers that such Agent or such Lender may be required to obtain from the Borrower or any of its Subsidiaries for such governmental consent, approval, recording, qualification or authorization.

                           SECTION 7. NEGATIVE COVENANTS

                  The Borrower hereby agrees that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount is owing to any Lender or any Agent hereunder, the Borrower shall not, and shall not permit any of its Subsidiaries (other than any Immaterial Subsidiary) to, directly or indirectly:

                  7.1      Financial Condition Covenants.

                  (a) Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio as at the last day of any period of four consecutive fiscal quarters of the Borrower ending with any fiscal quarter set forth below to exceed the ratio set forth below opposite such fiscal quarter:

                                                                                   Consolidated
Fiscal Quarter                                                                    Leverage Ratio
--------------                                                                    --------------
FQ4  2003                                                                            5.75:1.00
FQ1  2004                                                                            5.75:1.00
FQ2  2004                                                                            5.75:1.00
FQ3  2004                                                                            5.50:1.00
FQ4  2004 and                                                                        5.25:1.00
thereafter

                  (b) Consolidated Interest Coverage Ratio. Permit the Consolidated Interest Coverage Ratio for any period of four consecutive fiscal quarters of the Borrower ending with any fiscal quarter set forth below to be less than the ratio set forth below opposite such fiscal quarter:

                                                                                   Consolidated
Fiscal Quarter                                                                    Leverage Ratio
--------------                                                                    --------------
FQ4  2003                                                                            1.75:1.00
FQ1  2004                                                                            1.75:1.00
FQ2  2004                                                                            1.75:1.00
FQ3  2004                                                                            2.00:1.00
FQ4  2004                                                                            2.00:1.00
FQ1  2005                                                                            2.00:1.00
FQ2  2005 and                                                                        2.25:1.00
thereafter

                  (c) Consolidated Senior Secured Leverage Ratio. Permit the Consolidated Senior Secured Leverage Ratio as at the last day of any period of four consecutive fiscal quarters of the Borrower to exceed 1.25:1.00.

                  (d) Consolidated Liquidity Ratio. Prior to the later to occur of (i) the repayment in full of the Term Loans and (ii) the repayment in full of the Existing Convertible Notes, permit the Consolidated Liquidity Ratio of the Borrower as of the last day of any fiscal quarter of the Borrower to be less than 1.25:1.00.

                  7.2 Limitation on Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

                  (a) Indebtedness of any Loan Party pursuant to any Loan Document;

                  (b) Indebtedness (i) of the Borrower to any Subsidiary and of any Wholly Owned Subsidiary Guarantor to the Borrower or any other Subsidiary and (ii) of any Subsidiary to any Loan Party or other Subsidiary so long as such Indebtedness arises from a loan or advance that is an Investment permitted under
Section 7.8;

                  (c) Indebtedness (including, without limitation, Capital Lease Obligations) secured by Liens permitted by Section 7.3(g) in an aggregate principal amount not to exceed $5,000,000 at any one time outstanding;

                  (d) Indebtedness outstanding on the date hereof and listed on
Schedule 7.2(d) and any refinancings, refundings, renewals or extensions thereof (without any increase in the principal amount thereof or any shortening of the maturity of any principal amount thereof);

                  (e) (i) Guarantee Obligations of the Borrower or any Subsidiary in respect of Indebtedness permitted under this Section 7.2 to the extent that such Guarantee Obligations would be permitted as Investments under
Section 7.8 and (ii) Guarantee Obligations made in the ordinary course of business by the Borrower or any of its Subsidiaries of obligations of the Borrower or any Subsidiary Guarantor;

                  (f) (i) Indebtedness of the Borrower in respect of the Senior Notes and (ii) Guarantee Obligations of any Subsidiary Guarantor in respect of such Indebtedness;

                  (g) Indebtedness represented by agreements of the Borrower or any Subsidiary providing for indemnification, adjustment of purchase price, or similar obligations, in each case, incurred or assumed in connection with the Disposition of any business, assets, or Capital Stock of the Borrower or any Subsidiary; provided that the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by the Borrower and its Subsidiaries in connection with such Disposition; and

                  (h) additional Indebtedness of the Borrower or any of its Subsidiaries in an aggregate principal amount (for the Borrower and all Subsidiaries) not to exceed $10,000,000 at any one time outstanding.

                  7.3 Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its Property, whether now owned or hereafter acquired, except for:

                  (a) Liens for taxes, assessments or governmental charges or claims not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Borrower or its Subsidiaries, as the case may be, in conformity with GAAP;

                  (b) Landlords', carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or that are being contested in good faith by appropriate proceedings;

                  (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation;

                  (d) deposits to secure the payment or performance of bids, tenders, government contracts, trade contracts (other than for borrowed money), leases, statutory or regulatory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

                  (e) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business that, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the Property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;

                  (f) Liens in existence on the date hereof listed on Schedule 7.3(f), securing Indebtedness permitted by Section 7.2(d), provided that no such Lien is spread to cover any additional Property after the Closing Date and that the amount of Indebtedness secured thereby is not increased;

                  (g) Liens securing Indebtedness of the Borrower or any other Subsidiary incurred pursuant to Section 7.2(c) to finance the acquisition of fixed or capital assets, provided that (i) such Liens shall be created within 90 days after the acquisition of such fixed or capital assets, (ii) such Liens do not at any time encumber any Property other than the Property financed by such Indebtedness and (iii) the amount of Indebtedness secured thereby is not increased;

                  (h) Liens created pursuant to the Security Documents;

                  (i) any interest or title of a lessor under any lease entered into by the Borrower or any other Subsidiary in the ordinary course of its business and covering only the assets so leased;

                  (j) Liens not otherwise permitted by this Section 7.3 so long as neither (i) the aggregate outstanding principal amount of the obligations secured thereby nor (ii) the aggregate fair market value (determined, in the case of each such Lien, as of the date such Lien is incurred) of the assets subject thereto exceeds (as to the Borrower and all Subsidiaries) $10,000,000 at any one time;

                  (k) judgment Liens not giving rise to an Event of Default so long as any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

                  (l) Liens upon specific items of inventory or other goods of the Borrower or any Subsidiary securing such Person's obligations in respect of bankers acceptances issued or created for the account of such Person to facilitate the purchase, shipment, or storage of such inventory or other goods; and

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                                                                              66

                  (m) Liens securing reimbursement obligations with respect to commercial letters of credit that encumber documents and other property or assets relating to such letters of credit and products and proceeds thereof.

                  7.4 Limitation on Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of all or substantially all of its Property or business, except that:

                  (a) any Subsidiary of the Borrower may be merged or consolidated with or into the Borrower (provided that the Borrower shall be the continuing or surviving corporation) or with or into any Subsidiary Guarantor (provided that (i) the Subsidiary Guarantor shall be the continuing or surviving corporation or (ii) simultaneously with such transaction, the continuing or surviving corporation shall become a Subsidiary Guarantor and the Borrower shall comply with Section 6.10 in connection therewith);

                  (b) any Subsidiary may merge with any other Subsidiary so long as, in the case of any merger involving a Subsidiary Guarantor, the surviving Subsidiary shall be a Subsidiary Guarantor and such merger could not reasonably be expected to have a material adverse effect on the business, assets, property or financial condition of the surviving Subsidiary; and

                  (c) any Subsidiary of the Borrower may Dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any Subsidiary Guarantor and may be dissolved following such Disposition.

                  7.5 Limitation on Disposition of Property. Dispose of any of its Property (including, without limitation, accounts receivables, rental equipment and leasehold interests), whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary's Capital Stock to any Person, except:

                  (a) the Disposition of obsolete or worn out property, or property that is no longer used or useful in such Person's business, in the ordinary course of business;

                  (b) the Disposition of inventory or other assets in the ordinary course of business or consistent with past practice, or the sale of inventory to any joint venture, in which the Borrower owns directly or indirectly at least 50% of the Capital Stock, for resale by such joint venture to its customers in the ordinary course of its business;

                  (c) Dispositions permitted by Section 7.4(c);

                  (d) the sale or issuance of any Subsidiary's Capital Stock to the Borrower or any Subsidiary Guarantor;

                  (e) the Disposition of Property described in a letter, dated October 10, 2003, from the Borrower to the Designated Agents and the Lenders;

                  (f) following the repayment in full of the Term Loans and the Existing Convertible Notes, the Disposition of other assets having a fair market value not to exceed $25,000,000 in the aggregate for any fiscal year of the Borrower;

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                                                                              67

                  (g) transfers of assets between or among the Borrower and the Subsidiary Guarantors;

                  (h) Dispositions of cash or Cash Equivalents;

                  (i) the sale of a rig built by the Borrower or any Subsidiary for the purpose of sale to a customer where the sale proceeds are recorded in the Borrower's financial statements as operating income in accordance with GAAP;

                  (j) any trade or exchange by the Borrower or any Subsidiary of one or more drilling rigs for one or more other drilling rigs owned or held by another Person, provided that (A) the fair market value of the drilling rig or rigs traded or exchanged by the Borrower or such Subsidiary (including any cash or Cash Equivalents to be delivered by the Borrower or such Subsidiary) is reasonably equivalent to the fair market value of the drilling rig or rigs (together with any cash or Cash Equivalents) to be received by the Borrower or such Subsidiary;

                  (k) any sale by the Borrower or any Subsidiary to its customers of drill pipe, tools, and associated drilling equipment utilized in connection with a drilling contract for the employment of a drilling rig in the ordinary course of business and consistent with past practice;

                  (l) any Restricted Payment or Investment permitted under, respectively, Section 7.6 or 7.8; and

                  (m) any Dispositions constituted by the granting of Liens permitted by Section 7.3.

                  7.6 Limitation on Restricted Payments. Declare or pay any dividend on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any Capital Stock of the Borrower or any Subsidiary, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Borrower or any Subsidiary, or enter into any derivatives or other transaction with any financial institution, commodities or stock exchange or clearinghouse (a "Derivatives Counterparty") obligating the Borrower or any Subsidiary to make payments to such Derivatives Counterparty as a result of any change in market value of any such Capital Stock (collectively, "Restricted Payments"), except that:

                  (a) any Subsidiary (a "Paying Subsidiary") may make Restricted Payments (i) to the Borrower or any Subsidiary Guarantor, (ii) in the case of any Paying Subsidiary that is a partnership or a limited liability company, ratably to the partners or members thereof, as the case may be, so long as at least one such partner or member, as the case may be, is a Subsidiary Guarantor and (iii) if such Paying Subsidiary is not a Subsidiary Guarantor, to any other Subsidiary which is the parent of such Paying Subsidiary;

                  (b) the Borrower may make Restricted Payments in the form of common stock of the Borrower;

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                                                                              68

                  (c) so long as no Event of Default has occurred and is continuing or would be caused thereby, the Borrower or any Subsidiary may repurchase, redeem, or otherwise acquire or retire any Capital Stock of the Borrower or any Subsidiary held by any existing or former officer or employee of the Borrower or any Subsidiary pursuant to any equity subscription agreement, stock option agreement, or similar agreement, provided, that the aggregate amount of payments under this paragraph subsequent to the date hereof (net of any proceeds received by the Borrower subsequent to the date hereof in connection with resales of any common stock or common stock options so purchased) shall not exceed $2,000,000 in any 12 month period; and

                  (d) the Borrower may acquire Capital Stock in connection with the exercise of stock options or stock appreciation rights by way of cashless exercise or in connection with the satisfaction of withholding tax obligations.

                  7.7 Limitation on Capital Expenditures. Make or commit to make any Capital Expenditure, except (a) Capital Expenditures made with the proceeds of any Reinvestment Deferred Amount, (b) Capital Expenditures of the Borrower and its Subsidiaries in the ordinary course of business not exceeding $50,000,000 for any fiscal year of the Borrower; provided, that (i) up to $10,000,000 of any such amount referred to above in this clause (b), if not so expended in the fiscal year for which it is permitted, may be carried over for expenditure in the next succeeding fiscal year and (ii) Capital Expenditures made pursuant to this clause (b) during any fiscal year shall be deemed made, first, in respect of amounts permitted for such fiscal year as provided above and second, in respect of amounts carried over from the prior fiscal year pursuant to subclause (i) above, and (c) upon the repayment in full of the Existing Convertible Notes and the Term Loans, and subject to the Consolidated Liquidity being not less than $50,000,000 after giving effect to such Capital Expenditure, the Borrower may make Capital Expenditures in an aggregate amount for any fiscal year not to exceed $80,000,000.

                  7.8 Limitation on Investments. Make any advance, loan, extension of credit (by way of guaranty or otherwise) or capital contribution to, or purchase any Capital Stock, bonds, notes, debentures or other debt securities of, or any assets constituting an ongoing business from, or make any other investment in, any other Person (all of the foregoing, "Investments"), except:

                  (a) extensions of trade credit in the ordinary course of business;

                  (b) investments in Cash Equivalents;

                  (c) Investments arising in connection with the incurrence of Indebtedness permitted by Section 7.2(b)(i), (d), (e) and (f)(ii);

                  (d) (i) loans and advances to employees of the Borrower or any Subsidiaries of the Borrower in the ordinary course of business (including, without limitation, for travel, entertainment and relocation expenses) in an aggregate amount for the Borrower and Subsidiaries of the Borrower not to exceed $2,000,000 at any one time outstanding and (ii) payroll, travel, and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expensed for accounting purposes and that are made in the ordinary course of business;

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                                                                              69

                  (e) Investments (other than those relating to the incurrence of Indebtedness permitted by Section 7.8(c)) by the Borrower or any of its Subsidiaries in the Borrower or any Person that, prior to such Investment, is a Subsidiary Guarantor;

                  (f) in addition to Investments otherwise expressly permitted by this Section, Investments by the Borrower or any of its Subsidiaries in an aggregate amount (valued at cost) not to exceed $10,000,000 for any one Investment and $25,000,000 in the aggregate for all such Investments during the term of this Agreement; provided that, after giving effect to each such Investment, Consolidated Liquidity is not less than $50,000,000;

                  (g) Investments existing on the date hereof and listed on
Schedule 7.8(g);

                  (h) [RESERVED];

                  (i) Investments made as a result of the receipt of non-cash consideration from a Disposition of Property that was made in compliance with
Section 7.5, provided that no more than 25% of the total consideration received from any such Disposition (except in the case of transactions permitted by Section 7.5(j)) shall be non-cash consideration;

                  (j) any acquisition of assets solely in exchange for the issuance of Capital Stock of the Borrower;

                  (k) any Investments received (i) in satisfaction of judgments or compromise of obligations of trade creditors or customers that were incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer or (ii) as a result of a foreclosure by the Borrower or a Subsidiary with respect to any Secured Investment in default; and

                  (l) in addition to Investments otherwise expressly permitted by this Section, Investments by the Borrower or any of its Subsidiaries in joint ventures and Subsidiaries that are not Subsidiary Guarantors in an aggregate amount not exceeding at any time the Unused Investment Basket Amount at such time.

                  7.9 Limitation on Optional Payments and Modifications of Debt Instruments, etc. (a) Make or offer to make any optional or voluntary payment, prepayment, repurchase or redemption of, or otherwise voluntarily or optionally defease, the Senior Notes or the 10.125% Senior Notes, or segregate funds for any such payment, prepayment, repurchase, redemption or defeasance, or enter into any derivative or other transaction with any Derivatives Counterparty obligating the Borrower or any Subsidiary to make payments to such Derivatives Counterparty as a result of any change in market value of the Senior Notes or the 10.125% Senior Notes, (b) except as contemplated in connection with the Refinancing, amend, modify or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of the Senior Notes, the Existing Convertible Notes or the 10.125% Senior Notes to the extent that any such amendment, modification, waiver or other change would shorten the maturity or increase the amount of any payment of principal thereof, increase the rate or shorten the date for payment of interest thereon or make any covenant or other restriction applicable to the Borrower or any of its Subsidiaries materially more restrictive) or (c) amend its certificate of incorporation in any manner adverse to the Administrative Agent or the Lenders. For the avoidance of doubt,

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                                                                              70

each of the parties hereto hereby acknowledge and agree that the provisions of this Section 7.9 shall not apply to any prepayment of the Existing Convertible Notes in connection with the Refinancing.

                  7.10 Limitation on Transactions with Affiliates. Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of Property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate (other than the Borrower or any Subsidiary Guarantor) unless such transaction is (a) otherwise permitted under this Agreement, (b) in the ordinary course of business of the Borrower or such Subsidiary, as the case may be, and (c) upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person that is not an Affiliate, except for transactions permitted by the following sentence. This Section 7.10 shall not apply to the following transactions: (i) any employment agreement entered into by the Borrower or any of its Subsidiaries in the ordinary course of business and consistent with past practices, (ii) payment of reasonable directors' fees to Persons who are not otherwise Affiliates of the Borrower, (iii) sales of Capital Stock of the Borrower to Affiliates of the Borrower, (iv) any Restricted Payment or Investment otherwise permitted under, respectively, Section 7.6 or 7.8, (v) indemnification agreements with, and payments made, to officers, directors, and employees of the Borrower or any Subsidiary pursuant to charter, bylaw, statutory, or contractual provisions, and (vi) the performance of obligations of the Borrower or any Subsidiary under the terms of any agreement to which the Borrower or any Subsidiary is a party as of the date of this Agreement, and any amendments, modifications, supplements, extensions, or renewals of such agreements; provided that any such amendments, modifications, supplements, extensions, or renewals of such agreements are no more disadvantageous, taken as a whole, to the Agents and the Lenders than the terms of such agreements as in effect on the date of this Agreement.

                  7.11 Limitation on Sales and Leasebacks. Enter into any arrangement with any Person providing for the leasing by the Borrower or any Subsidiary of real or personal property which has been or is to be sold or transferred by the Borrower or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Borrower or such Subsidiary.

                  7.12 Limitation on Changes in Fiscal Periods. Permit the fiscal year of the Borrower to end on a day other than December 31 or change the Borrower's method of determining fiscal quarters.

                  7.13 Limitation on Negative Pledge Clauses. Enter into or suffer to exist or become effective any agreement that prohibits or limits the ability of the Borrower or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its Property or revenues, whether now owned or hereafter acquired, to secure the Obligations or, in the case of any guarantor, its obligations under the Guarantee and Collateral Agreement, other than (a) this Agreement and the other Loan Documents, (b) the Indentures, (c) any agreements governing any purchase money Liens or Capital Lease Obligations or other secured Indebtedness otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby or securing such Indebtedness), (d) customary non assignment provisions in any contract or lease entered into in the ordinary course of business and consistent with past

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                                                                              71

practices, (e) applicable law or any applicable rule, regulation, or order of any Governmental Authority, (f) provisions with respect to the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, stock sale agreements, and other similar agreements entered into in the ordinary course of business, and (g) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.

                  7.14 Limitation on Restrictions on Subsidiary Distributions. Enter into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary to (a) make Restricted Payments in respect of any Capital Stock of such Subsidiary held by, or pay any Indebtedness owed to, the Borrower or any other Subsidiary, (b) make Investments in the Borrower or any other Subsidiary or (c) transfer any of its assets to the Borrower or any other Subsidiary, except for such encumbrances or restrictions existing under or by reason of (i) any restrictions existing under the Loan Documents, (ii) any restrictions with respect to a Subsidiary imposed pursuant to an agreement that has been entered into in connection with the Disposition of all or substantially all of the Capital Stock or assets of such Subsidiary, (iii) any restrictions imposed pursuant to agreements governing any purchase money Liens or Capital Lease Obligations or other secured Indebtedness otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective as to transfers of the assets financed thereby or securing such Indebtedness), (iv) customary non assignment provisions in any contract or lease entered into in the ordinary course of business and consistent with past practices, (v) applicable law or any applicable rule, regulation, or order of any Governmental Authority, (vi) provisions with respect to the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, stock sale agreements, and other similar agreements entered into in the ordinary course of business, provided that such provisions apply only to the assets subject to such agreements, and (vii) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.

                  7.15 Limitation on Lines of Business. Enter into any material business except for those businesses in which the Borrower and its Subsidiaries are engaged on the date of this Agreement or that are incidental or reasonably related thereto or that are a reasonable extension thereof, as determined in good faith by the Borrower or applicable Subsidiary.

                  7.16 Limitation on Hedge Agreements. Enter into any Hedge Agreement other than Hedge Agreements entered into in the ordinary course of business, and not for speculative purposes, to protect against changes in interest rates or foreign exchange rates.

                           SECTION 8. EVENTS OF DEFAULT

                  If any of the following events shall occur and be continuing:

                  (a) The Borrower shall fail to pay any principal of any Loan or Reimbursement Obligation when due in accordance with the terms hereof; or the Borrower shall fail to pay any interest on any Loan or Reimbursement Obligation, or any other amount payable hereunder or under any other Loan Document, within three Business Days after any such interest or other amount becomes due in accordance with the terms hereof or thereof; or

                  (b) Any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made or furnished; or

                  (c) (i) Any Loan Party shall default in the observance or performance of any agreement contained in clause (i) or (ii) of Section 6.4(a) (with respect to the Borrower only), Section 6.7(a) or Section 7, or in Section 5 of the Guarantee and Collateral Agreement or (ii) any Loan Party shall default in the observance or performance of any agreement contained in Section 6.1 or in clause (i) of Section 6.10(a) and such default shall continue unremedied for a period of 10 days; or

                  (d) Any Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days; or

                  (e) The Borrower or any of its Subsidiaries shall (i) default in making any payment of any principal of any Indebtedness (including, without limitation, but without duplication of the Indebtedness guaranteed thereby, any Guarantee Obligation, but excluding the Loans and Reimbursement Obligations) on the scheduled or original due date with respect thereto; or (ii) default in making any payment of any interest on any such Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (iii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or to become subject to or mandatory offer to purchase by the obligor thereunder or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable; provided, that a default, event or condition described in clause (i), (ii) or (iii) of this paragraph (e) shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or conditions of the type described in clauses (i), (ii) and (iii) of this paragraph (e) shall have occurred and be continuing with respect to Indebtedness the outstanding principal amount of which exceeds in the aggregate $7,500,000; or

                  (f) (i) The Borrower or any of its Subsidiaries (other than any Immaterial Subsidiary) shall commence any case, proceeding or other action
(A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Borrower or any of its Subsidiaries (other than any Immaterial Subsidiary) shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower or any of its Subsidiaries (other than any Immaterial Subsidiary) any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Borrower or any of its Subsidiaries (other than any Immaterial Subsidiary) any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Borrower or any of its Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) the Borrower or any of its Subsidiaries (other than any Immaterial Subsidiary) shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

                  (g) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan, or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Borrower or any Commonly Controlled Entity shall incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect; or

                  (h) One or more judgments or decrees shall be entered against the Borrower or any of its Subsidiaries involving for the Borrower and its Subsidiaries taken as a whole a liability (not paid or fully covered by insurance as to which the relevant insurance company has acknowledged coverage) of $7,500,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal by the earlier of (i) the date which 30 days from the entry thereof and (ii) the date on which the relevant judgment creditor(s) has begun to enforce such judgment(s) or decree(s); or

                  (i) Any of the Security Documents shall cease, for any reason (other than by reason of the express release thereof pursuant to Section 10.15), to be in full force and effect, or any Loan Party or any Affiliate of any Loan Party shall so assert, or any Lien on a material portion of the Collateral created by any of the Security Documents shall cease (other than by reason of the express release thereof pursuant to Section 10.15) to be enforceable and of the same effect and priority purported to be created thereby; or

                  (j) The guarantee contained in Section 2 of the Guarantee and Collateral Agreement shall cease, for any reason (other than by reason of the express release thereof pursuant to Section 10.15), to be in full force and effect or any Loan Party or any Affiliate of any Loan Party shall so assert; or

                  (k) Any Change of Control shall occur; or

                  (l) The Existing Convertible Notes shall cease, for any reason, to be validly subordinated to the Obligations as provided in the Existing Convertible Notes Indenture;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to the Borrower, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Majority Revolving Credit Facility Lenders, the Administrative Agent may, or upon the request of the Majority Revolving Credit Facility Lenders, the Administrative Agent shall, by notice to the Borrower declare the Revolving Credit Commitments to be terminated forthwith, whereupon the Revolving Credit Commitments shall immediately terminate; (ii) with the consent of the Majority Term Loan Facility Lenders, the Administrative Agent may, or upon the request of the Majority Term Loan Facility Lenders, the Administrative Agent shall, by notice to the Borrower declare the Term Loan Commitments to be terminated forthwith, whereupon the Term Loan Commitments shall immediately terminate; and (iii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable. In the case of all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to this paragraph, the Borrower shall at such time deposit in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Borrower hereunder and under the other Loan Documents. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the Borrower hereunder and under the other Loan Documents shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrower (or such other Person as may be lawfully entitled thereto).

                           SECTION 9. THE AGENTS

                  9.1 Appointment. Each Lender hereby irrevocably designates and appoints the Agents as the agents of such Lender under this Agreement and the other Loan Documents, and each Lender irrevocably authorizes each Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to such Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, no Agent shall have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against any Agent.

                  9.2 Delegation of Duties. Each Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. No Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

                  9.3 Exculpatory Provisions. Neither any Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agents under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party to perform its obligations hereunder or thereunder. The Agents shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party.

                  9.4 Reliance by Agents. Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Loan Parties), independent accountants and other experts selected by such Agent. The Agents may deem and treat the payee of any Note as the owner thereof for all purposes unless such Note shall have been transferred in accordance with Section 10.6 and all actions required by such
Section in connection with such transfer shall have been taken. Each Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all Lenders or any other instructing group of Lenders specified by this Agreement) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all Lenders or any other instructing group of Lenders specified by this Agreement), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

                  9.5 Notice of Default. No Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless such Agent shall have received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent shall receive such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders or any other instructing group of Lenders specified by this Agreement); provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

                  9.6 Non-Reliance on Agents and Other Lenders. Each Lender expressly acknowledges that neither any of the Agents nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by any Agent hereafter taken, including any review of the affairs of a Loan Party or any affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by any Agent to any Lender. Each Lender represents to the Agents that it has, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, no Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any affiliate of a Loan Party that may come into the possession of such Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

                  9.7 Indemnification. The Lenders agree to indemnify each Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Aggregate Exposure Percentages in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Aggregate Exposure Percentages immediately prior to such date), for, and to save each Agent harmless from and against, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (including, without limitation, at any time following the payment of the Loans) be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent's gross negligence or willful misconduct. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder.

                  9.8 Agent in Its Individual Capacity. Each Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Loan Party as though such Agent were not an Agent. With respect to its Loans made or renewed by it and with respect to any Letter of Credit issued or participated in by it, each Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms "Lender" and "Lenders" shall include each Agent in its individual capacity.

                  9.9 Successor Agents. The Administrative Agent may resign as Administrative Agent upon 10 days' notice to the Lenders and the Borrower. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall (unless an Event of Default under Section 8(a) or Section 8(f) with respect to the Borrower shall have occurred and be continuing) be subject to approval by the Borrower (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. If no successor agent has accepted appointment as Administrative Agent by the date that is 10 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective, and the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. The Collateral Agent may, at any time, by notice to the Lenders and the Administrative Agent, resign as Collateral Agent hereunder, whereupon (i) its duties, rights, obligations and responsibilities hereunder shall automatically be assumed by, and inure to the benefit of, the Administrative Agent, without any further act by the Collateral Agent, the Administrative Agent or any Lender, (ii) the resigning Collateral Agent shall deliver to the Administrative Agent any Collateral held by it prior to such resignation, (iii) any liens in favor of the resigning Collateral Agent shall be assigned by it to the Administrative Agent and (iv) the Collateral Agent shall take any other action reasonably requested by the Administrative Agent in connection with such resignation. After any retiring Agent's resignation as Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Loan Documents.

                  9.10 Authorization to Release Liens and Guarantees. Each of the Administrative Agent and the Collateral Agent is hereby irrevocably authorized by each of the Lenders to effect any release of Liens or guarantee obligations contemplated by Section 10.15.

                  9.11 The Arrangers; the Syndication Agent; the Documentation Agent. The Arrangers, the Syndication Agent nor the Documentation Agent, in their respective capacities as such, shall have no duties or responsibilities, and shall incur no liability, under this Agreement and the other Loan Documents.

                           SECTION 10. MISCELLANEOUS

                  10.1 Amendments and Waivers. Neither this Agreement or any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this
Section 10.1. The Required Lenders, the Designated Agents and each Loan Party party to the relevant Loan Document may, or (with the written consent of the Required Lenders) the Agents and each Loan Party party to the relevant Loan Document may, from time to time, (a) enter into written amendments, supplements or modifications hereto and to the other Loan Documents (including amendments and restatements hereof or thereof) for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (b) waive, on such terms and conditions as may be specified in the instrument of waiver, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall:

                           (i) forgive the principal amount or extend the final scheduled date of maturity of any Loan or Reimbursement Obligation, extend the scheduled date of any amortization payment in respect of any Term Loan, reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof, or increase the amount or extend the expiration date of any Commitment of any Lender, in each case without the consent of each Lender directly affected thereby;

                           (ii) amend, modify or waive any provision of this Section or reduce any percentage specified in the definition of Required Lenders or Required Prepayment Lenders, consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, release a material portion of the Collateral or release any material Subsidiary Guarantor from its guarantee obligations under the Guarantee and Collateral Agreement, in each case without the consent of all Lenders;

                           (iii) release a material portion of the Revolving Credit Facility Collateral without the consent of all Revolving Credit Lenders or release a material portion of the Term Loan Facility Collateral without the consent of all Term Loan Lenders;

                           (iv) amend, modify or waive any condition precedent to any extension of credit under the Revolving Credit Facility set forth in
                                    Section 5.2 (including, without limitation, the waiver of an existing Default or Event of Default required to be waived in order for such extension of credit to be made) without the consent of the Majority Revolving Credit Facility Lenders;

                           (v) reduce the percentage specified in the definition of Majority Facility Lenders with respect to any Facility without the written consent of all Lenders under such Facility;

                           (vi)     amend, modify or waive any provision of
                                    Section 9, or any other provision affecting the rights, duties or obligations of any Agent, without the consent of any Agent directly affected thereby;

                           (vii)    amend, modify or waive any provision of
                                    Section 2.17 without the consent of each Lender directly affected thereby;

                           (viii)   amend, modify or waive any provision of
                                    Section 3 without the consent of each
                                    Issuing Lender affected thereby;

                           (ix) impose restrictions on assignments and participations that are more restrictive than, or additional to, those set forth in
                                    Section 10.6 without the consent of all
                                    Lenders;

                           (x) increase the Advance Rates under the Borrowing Base or increase the L/C Commitment without the consent of all Revolving Credit Lenders; or

                           (xi)     amend, modify or waive (A) any provision of
                                    (I) the definition of "Borrowing Base", (II) any of the capitalized terms used in such definition, (III) the definition of "Dominion Event", (IV) the definition of "Dominion Termination Event" or (B) the requirements with respect to Consolidated Liquidity in Section 2.10 or 2.11, in each case without the consent of Revolving Credit

                                    Lenders whose Revolving Credit Percentages are no less than 75% in the aggregate.

Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Agents and all future holders of the Loans. In the case of any waiver, the Loan Parties, the Lenders and the Agents shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon. Any such waiver, amendment, supplement or modification shall be effected by a written instrument signed by the parties required to sign pursuant to the foregoing provisions of this Section; provided, that delivery of an executed signature page of any such instrument by facsimile transmission shall be effective as delivery of a manually executed counterpart thereof.

                  10.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed (a) in the case of the Borrower and the Agents, as follows and (b) in the case of the Lenders, as set forth in an administrative questionnaire delivered to the Administrative Agent or on Schedule I to the Lender Addendum to which such Lender is a party or, in the case of a Lender which becomes a party to this Agreement pursuant to an Assignment and Acceptance, in such Assignment and Acceptance or (c) in the case of any party, to such other address as such party may hereafter notify to the other parties hereto:

                  The Borrower:              Parker Drilling Company
                                             1401 Enclave Parkway
                                             Suite 600
                                             Houston, Texas  77077
                                             Attention: Jim Whalen
                                             Telecopy: 281-406-2010
                                             Telephone: 281-406-2024

                  The Collateral Agent:      Deutsche Bank Trust Company
                                             Americas
                                             222 S. Riverside Plaza
                                             Chicago, Illinois 60606
                                             Mail Drop CHI05-2900
                                             Attention: Steven Friedlander
                                             Telecopy: 312-537-1327
                                             Telephone: 312-537-1847

                  The Administrative Agent:  Lehman Commercial Paper Inc.

                                             745 Seventh Avenue
                                             16th Floor
                                             New York, New York 10019
                                             Attention: Diane Albanese
                                             Telecopy: 212-526-6643
                                             Telephone: 212-526-6590

                  Issuing Lender:            As notified by such Issuing Lender
                                             to the Administrative Agent and the
                                             Borrower

provided that any notice, request or demand to or upon the any Agent, any Issuing Lender or any Lender shall not be effective until received.

                  10.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of any Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

                  10.4 Survival of Representations and Warranties. All representations and warranties made herein, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans and other extensions of credit hereunder.

                  10.5 Payment of Expenses. The Borrower agrees (a) to pay or reimburse the Designated Agents for all their reasonable out-of-pocket costs and expenses incurred in connection with the syndication of the Facilities (other than fees payable to syndicate members) and the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements and other charges of counsel to the Administrative Agent and the Collateral Agent and the charges of Intralinks, (b) to pay or reimburse each Lender and the Agents for all their costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any other documents prepared in connection herewith or therewith, including, without limitation, the fees and disbursements of counsel (including the allocated fees and disbursements and other charges of in-house counsel) to each Lender and of counsel to the Agents,
(c) to pay, indemnify, or reimburse each Lender and the Agents for, and hold each Lender and the Agents harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify or reimburse each Lender, each Agent, their respective affiliates, and their respective officers, directors, trustees, employees, advisors, agents and controlling persons (each, an "Indemnitee") for, and hold each Indemnitee harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents, including, without limitation, any of the foregoing relating to the use of proceeds of the Loans or the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Borrower any of its Subsidiaries or any of the Properties and the fees and disbursements and other charges of legal counsel in connection with the foregoing (all the foregoing in this clause (d), collectively, the "Indemnified Liabilities"), provided, that the Borrower shall have no obligation hereunder to any Indemnitee with respect to Indemnified Liabilities to the extent such Indemnified Liabilities have resulted from the gross negligence or willful misconduct of such Indemnitee, and provided further that the Borrower shall have no obligation hereunder to any Indemnitee which is such an advisor with respect to losses, damages, liabilities or related expenses of such advisor in respect of any claims brought by any other Indemnitee against such advisor arising from the negligence of such advisor in the provision of services to such other Indemnitee. No Indemnitee shall be liable for any damages arising from the use by unauthorized persons of Information or other materials sent through electronic, telecommunications or other information transmission systems that are intercepted by such persons or for any special, indirect, consequential or punitive damages in connection with the Facilities. Without limiting the foregoing, and to the extent permitted by applicable law, the Borrower agrees not to assert and to cause its Subsidiaries not to assert, and hereby waives and agrees to cause its Subsidiaries so to waive, all rights for contribution or any other rights of recovery with respect to all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, under or related to Environmental Laws, that any of them might have by statute or otherwise against any Indemnitee. All amounts due under this Section shall be payable not later than 30 days after written demand therefor. Statements payable by the Borrower pursuant to this Section shall be submitted to the Borrower at the address of the Borrower set forth in Section 10.2, or to such other Person or address as may be hereafter designated by the Borrower in a notice to the Administrative Agent. The agreements in this Section shall survive repayment of the Loans and all other amounts payable hereunder.

                  10.6 Successors and Assigns; Participations and Assignments. (a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Agents, all future holders of the Loans and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Agents and each Lender.

                  (b) Any Lender may, without the consent of the Borrower, in accordance with applicable law, at any time sell to one or more banks, financial institutions or other entities (each, a "Participant") participating interests in any Loan owing to such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents, and the Borrower and the Agents shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. In no event shall any Participant under any such participation have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would require the consent of the Lender from whom such Participant purchased such participation pursuant to Section 10.1. The Borrower agrees that if amounts outstanding under this Agreement and the Loans are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, provided that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in Section 10.7(a) as fully as if such Participant were a Lender hereunder. The Borrower also agrees that each Participant shall be entitled to the benefits of Sections 2.18, 2.19 and 2.20 with respect to its participation in the Commitments and the Loans outstanding from time to time as if such Participant were a Lender; provided that, in the case of Section 2.19, such Participant shall have complied with the requirements of said Section, and provided, further, that no Participant shall be entitled to receive any greater amount pursuant to any such Section than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

                  (c) Any Lender (an "Assignor") may, in accordance with applicable law and upon written notice to the Administrative Agent, at any time and from time to time assign to any Lender or any affiliate, Related Fund or Control Investment Affiliate thereof or, with the consent of the Borrower and the Administrative Agent and, in the case of any assignment of Revolving Credit Commitments, the written consent of the Issuing Lender (which, in each case, shall not be unreasonably withheld or delayed) (provided (x) that no such consent need be obtained by the Administrative Agent or any of its Affiliates and (y) the consent of the Borrower need not be obtained with respect to any assignment of Term Loans or if an Event of Default shall have occurred and be continuing), to an additional bank, financial institution or other entity that is not a competitor of the Borrower or its Subsidiaries (an "Assignee") all or any part of its rights and obligations under this Agreement pursuant to an Assignment and Acceptance, substantially in the form of Exhibit E, executed by such Assignee and such Assignor (and, where the consent of the Borrower, the Administrative Agent or the Issuing Lender is required pursuant to the foregoing provisions, by the Borrower and such other Persons) and delivered to the Administrative Agent for its acceptance and recording in the Register; provided that ((i) no such assignment to an Assignee (other than any Lender or any affiliate thereof) shall be in an aggregate principal amount of less than $2,500,000 (in the case of assignments of the Revolving Credit Facility) or $1,000,000 (in the case of assignments of the Term Loan Facility) and (ii) after giving effect thereto, the assigning Lender shall have Revolving Credit Commitments and Revolving Credit Loans aggregating at least $2,500,000 (in the case of the Revolving Credit Facility) or Term Loan Commitments and Term Loans aggregating at least $1,000,000 (in the case of the Term Loan Facility), unless otherwise agreed by the Borrower and the Administrative Agent (in each case other than in the case of an assignment of all of a Lender's interests under such Facility), unless otherwise agreed by the Borrower and the Administrative Agent. Any such assignment need not be ratable as among the Facilities. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with Commitments and/or Loans as set forth therein, and (y) the Assignor thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of an Assignor's rights and obligations under this Agreement, such Assignor shall cease to be a party hereto, except as to Section 2.18, 2.19 and 10.5 in respect of the period prior to such effective date). Notwithstanding any provision of this Section, the consent of the Borrower shall not be required for any assignment that occurs at any time when any Event of Default shall have occurred and be continuing. For purposes of the minimum assignment amounts set forth in this paragraph, multiple assignments by or to two or more Related Funds, or to two or more funds that will be Related Funds after giving effect to such assignments, shall be aggregated.

                  (d) The Administrative Agent shall, on behalf of the Borrower, maintain at its address referred to in Section 10.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, each Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of the Loans and any Notes evidencing such Loans recorded therein for all purposes of this Agreement. Any assignment of any Loan, whether or not evidenced by a Note, shall be effective only upon appropriate entries with respect thereto being made in the Register (and each Note shall expressly so provide). Any assignment or transfer of all or part of a Loan evidenced by a Note shall be registered on the Register only upon surrender for registration of assignment or transfer of the Note evidencing such Loan, accompanied by a duly executed Assignment and Acceptance; thereupon one or more new Notes in the same aggregate principal amount shall be issued to the designated Assignee, and the old Notes shall be returned by the Administrative Agent to the Borrower marked "canceled". The Register shall be available for inspection by the Borrower or any Lender (with respect to any entry relating to such Lender's Loans) at any reasonable time and from time to time upon reasonable prior notice.

                  (e) Upon its receipt of an Assignment and Acceptance executed by an Assignor and an Assignee (and, in any case where the consent of any other Person is required by Section 10.6(c), by each such other Person) together with payment to the Administrative Agent of a registration and processing fee of $3,500 (treating multiple, simultaneous assignments by or to two or more Related Funds, or to two or more funds that will be Related Funds after giving effect to such assignments, as a single assignment) (except that no such registration and processing fee shall be payable in the case of an Assignee which is already a Lender or is an affiliate or Related Fund of a Lender or a Person under common management with a Lender), the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Borrower. On or prior to such effective date, the Borrower, at its own expense, upon request, shall execute and deliver to the Administrative Agent (in exchange for the Revolving Credit Note and/or Term Note, as the case may be, of the assigning Lender) a new Revolving Credit Note and/or Term Note, as the case may be, to the order of such Assignee in an amount equal to the Revolving Credit Commitment and/or Term Loans, as the case may be, assumed or acquired by it pursuant to such Assignment and Acceptance and, if the Assignor has retained a Revolving Credit Commitment and/or Term Loans, as the case may be, upon request, a new Revolving Credit Note and/or Term Note, as the case may be, to the order of the Assignor in an amount equal to the Revolving Credit Commitment and/or Term Loans, as the case may be, retained by it hereunder. Such new Note or Notes shall be dated the Closing Date and shall otherwise be in the form of the Note or Notes replaced thereby.

                  (f) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this Section concerning assignments of Loans and Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests in Loans and Notes, including, without limitation, any pledge or assignment by a Lender of any Loan or Note to any Federal Reserve Bank in accordance with applicable law.

                  10.7 Adjustments; Set-off. (a) Except to the extent that this Agreement provides for payments to be allocated to a particular Lender, if any Lender (a "Benefitted Lender") shall at any time receive any payment of all or part of the Obligations owing to it under any Facility, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 8(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Obligations under such Facility, such Benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Obligations under such Facility, or shall provide such other Lenders with the benefits of any such collateral, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral ratably with each of the Lenders under such Facility; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

                  (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise), to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrower. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such setoff and application.

                  10.8 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement or of a Lender Addendum by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

                  10.9 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  10.10 Integration. This Agreement and the other Loan Documents represent the entire agreement of the Borrower, the Agents, the Arranger and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Arranger, any Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

                  10.11 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                  10.12 Submission To Jurisdiction; Waivers. The Borrower hereby irrevocably and unconditionally:

                  (a) submits for itself and its Property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

                  (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                  (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower at its address set forth in Section 10.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

                  (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                  (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

                  10.13 Acknowledgments. The Borrower hereby acknowledges that:

                  (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

                  (b) neither the Arranger, any Agent nor any Lender has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Arranger, the Agents and the Lenders, on one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

                  (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Arranger, the Agents and the Lenders or among the Borrower and the Lenders.

                  10.14 Confidentiality. Each of the Agents and the Lenders agrees to keep confidential all non-public information provided to it by any Loan Party pursuant to this Agreement that is designated by such Loan Party as confidential; provided that nothing herein shall prevent any Agent or any Lender from disclosing any such information (a) to the Arranger, any Agent, any other Lender or any affiliate of any thereof, (b) to any Participant or Assignee (each, a "Transferee") or prospective Transferee that agrees to comply with the provisions of this Section or substantially equivalent provisions, (c) to any of its employees, directors, agents, attorneys, accountants and other professional advisors, (d) to any financial institution that is a direct or indirect contractual counterparty in swap agreements or such contractual counterparty's professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provisions of this Section), (e) upon the request or demand of any Governmental Authority having jurisdiction over it, (f) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (g) in connection with any litigation or similar proceeding,
(h) that has been publicly disclosed other than in breach of this Section, (i) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender's investment portfolio in connection with ratings issued with respect to such Lender or (j) in connection with the exercise of any remedy hereunder or under any other Loan Document. Notwithstanding anything to the contrary in the foregoing sentence or any other express or implied agreement, arrangement or understanding, the parties hereto hereby agree that, from the commencement of discussions with respect to the financing provided hereunder, any party hereto (and each of its employees, representatives, or agents) is permitted to disclose to any and all persons, without limitation of any kind, the tax structure and tax aspects of the transactions contemplated hereby, and all materials of any kind (including opinions or other tax analyses) related to such tax structure and tax aspects.

                  10.15    Release of Collateral and Guarantee Obligations.

                  (a) Notwithstanding anything to the contrary contained herein or in any other Loan Document, promptly upon request of the Borrower in connection with any Disposition of Property permitted by the Loan Documents, the Collateral Agent shall (without notice to, or vote or consent of, any Lender, or any party to any Bank Product) take such actions as shall be required to release its security interest in any Collateral being Disposed of in such Disposition (including, in the case of a Disposition of any Person, all Capital Stock of such Person and all Property of such Person), and the Administrative Agent shall (without notice to, or vote or consent of, any Lender, or any party to any Bank Product) take such actions as shall be required to release any guarantee and other obligations under any Loan Document of any Person being Disposed of in such Disposition. In addition, upon Parker Drilling Offshore International, Inc., ceasing to guaranty the Senior Notes and the 10.125% Senior Notes, Parker Drilling Offshore International, Inc., shall automatically be released from its guaranty obligations and any other obligations under the Loan Documents, and the Administrative Agent shall (without notice to, or vote or consent of, any Lender or any party to any Bank Product) take such actions as shall be required or reasonably requested by the Borrower to evidence such release. At such time as the Term Loans shall have been repaid in full, the Existing Convertible Notes shall have been repaid in full and the Consolidated Liquidity shall be not less than an amount to be agreed upon by the Designated Agents at such time, promptly upon the request of the Borrower, the Eligible Rental Equipment shall be removed from the Borrowing Base, the Collateral Agent shall (without notice to, or vote or consent of, any Lender, or any party to any Bank Product) take such actions as shall be required to release its security interest in the Quail Rental Assets and the Administrative Agent shall (without notice to, or vote or consent of, any Lender or any party to any Bank Product) take such actions as shall be required or reasonably requested by the Borrower to evidence such release.

                  (b) Notwithstanding anything to the contrary contained herein or any other Loan Document, when all Obligations (other than obligations in respect of any Bank Product) have been paid in full, all Commitments have terminated or expired and no Letter of Credit shall be outstanding, upon request of the Borrower, the Collateral Agent shall (without notice to, or vote or consent of, any Lender, or any party to any Bank Product) take such actions as shall be required to release its security interest in all Collateral, and the Administrative Agent shall (without notice to, or vote or consent of, any Lender, or any party to any Bank Product) take such actions as shall be required to release all guarantee obligations under any Loan Document, whether or not on the date of such release there may be outstanding Obligations in respect of Bank Products. Any such release of guarantee obligations shall be deemed subject to the provision that such guarantee obligations shall be reinstated if after such release any portion of any payment in respect of the Obligations guaranteed thereby shall be rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payment had not been made.

                  10.16 Accounting Changes. In the event that any "Accounting Change" (as defined below) shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then the Borrower and the Administrative Agent agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Change with the desired result that the criteria for evaluating the Borrower's financial condition shall be the same after such Accounting Change as if such Accounting Change had not been made. Until such time as such an amendment shall have been executed and delivered by the Borrower, the Administrative Agent and the Required Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Change had not occurred. "Accounting Change" refers to any change in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the SEC.

                  10.17 Delivery of Lender Addenda. Each initial Lender shall become a party to this Agreement by delivering to the Administrative Agent a Lender Addendum duly executed by such Lender, the Borrower and the Administrative Agent.

                  10.18 Usury Not Intended. It is the intent of the Borrower and each Lender in the execution and performance of this Agreement and the other Loan Documents to contract in strict compliance with applicable usury laws, including conflicts of law concepts, from time-to-time in effect governing the Loans of each Lender. In furtherance thereof, the Lenders and the Borrower stipulate and agree that none of the terms and provisions contained in this Agreement or the other Loan Documents shall ever be construed to create a contract to pay, as consideration for the use, forbearance or detention of money, interest at a rate in excess of the maximum nonusurious interest rate under applicable law (the "Maximum Rate") and that for purposes hereof "interest" shall include the aggregate of all charges which constitute interest under such laws that are contracted for, charged or received under this Agreement; and in the event that, notwithstanding the foregoing, under any circumstances the aggregate amounts taken, reserved, charged, received or paid on the Loans, include amounts which by applicable law are deemed interest which would exceed the Maximum Rate, then such excess shall be deemed to be a mistake and each Lender receiving same shall credit the same on the principal of its Loans (or if such Loans shall have been paid in full, refund said excess to the Borrower). In the event that the maturity of any Loans is accelerated by reason of any election of the holder thereof resulting from any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest may never include more than the Maximum Rate and excess interest, if any, provided for in this Agreement or otherwise shall be canceled automatically as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited on the applicable Loans (or, if the applicable Loans shall have been paid in full, refunded to the Borrower). In determining whether or not the interest paid or payable under any specific contingencies exceeds the Maximum Rate, the Borrower and the Lenders shall to the maximum extent permitted under applicable law amortize, prorate, allocate and spread in equal parts during the period of the full stated term of the Loans all amounts considered to be interest under applicable law at any time contracted for, charged, received or reserved in connection with the Obligations. The provisions of this Section 10.18 shall control over all other provisions of this Agreement or the other Loan Documents which may be in apparent conflict herewith.

                  10.19 WAIVERS OF JURY TRIAL. THE BORROWER, THE AGENTS AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                             PARKER DRILLING COMPANY

                                     By: _______________________________________
                                         Name:
                                         Title:

                                     LEHMAN BROTHERS INC., as Arranger

                                     By: _______________________________________
                                         Name:
                                         Title:

                                     DEUTSCHE BANK SECURITIES INC., as
                                     Arranger and as Syndication Agent

                                     By: _______________________________________
                                         Name:
                                         Title:

                                     By: _______________________________________
                                         Name:
                                         Title:

                                     DEUTSCHE BANK TRUST COMPANY
                                     AMERICAS, as Collateral Agent

                                     By: _______________________________________
                                         Name:
                                         Title:

                                     LEHMAN COMMERCIAL PAPER INC.,
                                     as Administrative Agent

                                     By: _______________________________________
                                         Name:
                                         Title:

                                     BANK OF AMERICA, N.A.,
                                     as Documentation Agent

                                     By: _______________________________________
                                         Name:
                                         Title:

                                                                         Annex A

                     PRICING GRID FOR REVOLVING CREDIT LOANS

===========================================================================================================
                                               APPLICABLE MARGIN            APPLICABLE MARGIN FOR BASE RATE
CONSOLIDATED LEVERAGE RATIO                  FOR EURODOLLAR LOANS                        LOANS
-----------------------------------------------------------------------------------------------------------
        > or = 5.50:1.00                             3.00%                               2.00%
-----------------------------------------------------------------------------------------------------------
> or = 4.50:1.00 and <5.50:1.00                      2.75%                               1.75%
-----------------------------------------------------------------------------------------------------------
> or = 3.50:1.00 and <4.50:1.00                      2.50%                               1.50%
-----------------------------------------------------------------------------------------------------------
          <3.50:1.00                                 2.00%                               1.00%
===========================================================================================================

Changes in the Applicable Margin with respect to Revolving Credit Loans resulting from changes in the Consolidated Leverage Ratio shall become effective on the date (the "Adjustment Date") on which financial statements are delivered to the Lenders pursuant to Section 6.1(a) or 6.1(b) (but in any event not later than the 45th day after the end of each of the first three quarterly periods of each fiscal year or the 90th day after the end of each fiscal year, as the case may be) and shall remain in effect until the next change to be effected pursuant to this paragraph. If any financial statements referred to above are not delivered within the time periods specified above, then, until such financial statements are delivered, the Consolidated Leverage Ratio as at the end of the fiscal period that would have been covered thereby shall for the purposes of this definition be deemed to be greater than 5.50 to 1:00. Each determination of the Consolidated Leverage Ratio pursuant to this Pricing Grid shall be made for the periods and in the manner contemplated by Section 7.1(a).

                                                                         Annex B

                           EXISTING LETTERS OF CREDIT

                                                                 SCHEDULE 1.1(a)

                            BORROWING BASE PROVISIONS

                                                                 SCHEDULE 1.1(b)

                                MORTGAGED VESSELS

                                                                    SCHEDULE 4.4

                  CONSENTS, AUTHORIZATIONS, FILINGS AND NOTICES

                                                                   SCHEDULE 4.15

                                  SUBSIDIARIES

                                                                   SCHEDULE 4.17

                              ENVIRONMENTAL MATTERS

                                                                SCHEDULE 4.19(a)

                            UCC FILING JURISDICTIONS

          __________________                          ___________________
              Loan Party                                 Filing Office

                  [Borrower to list name of each Loan Party which is a party to any Security Document and each filing office in which a UCC financing statement must be filed in respect of such Loan Party and its collateral]

                                                                 SCHEDULE 7.2(d)

                              EXISTING INDEBTEDNESS

                                                                 SCHEDULE 7.3(f)

                                  EXISTING LIEN

                                                                       EXHIBIT A

================================================================================

                       GUARANTEE AND COLLATERAL AGREEMENT

                                     made by

                             PARKER DRILLING COMPANY

                         and certain of its Subsidiaries

                                   in favor of

                      DEUTSCHE BANK TRUST COMPANY AMERICAS,

                               as Collateral Agent

                          Dated as of October 10, 2003

================================================================================

                                TABLE OF CONTENTS

                                                                                                           Page
                                                                                                           ----
Section 1. DEFINED TERMS.........................................................................            2
         1.1      DEFINITIONS....................................................................            2
         1.2      OTHER DEFINITIONAL PROVISIONS..................................................            9

Section 2. GUARANTEE.............................................................................            9
         2.1      GUARANTEE......................................................................            9
         2.2      RIGHT OF CONTRIBUTION..........................................................           10
         2.3      SUBROGATION....................................................................           11
         2.4      AMENDMENTS, ETC. WITH RESPECT TO THE BORROWER OBLIGATIONS......................           11
         2.5      GUARANTEE ABSOLUTE AND UNCONDITIONAL...........................................           12
         2.6      REINSTATEMENT..................................................................           14
         2.7      PAYMENTS.......................................................................           14

Section 3. GRANTS OF SECURITY INTERESTS..........................................................           14
         3.1      GRANTS OF SECURITY INTERESTS...................................................           14
         3.2      SEPARATE SECURITY INTERESTS....................................................           15

Section 4. REPRESENTATIONS AND WARRANTIES........................................................           15
         4.1      REPRESENTATIONS IN CREDIT AGREEMENT............................................           15
         4.2      TITLE; NO OTHER LIENS..........................................................           15
         4.3      PERFECTED FIRST PRIORITY LIENS.................................................           15
         4.4      JURISDICTION OF ORGANIZATION; CHIEF EXECUTIVE OFFICE...........................           16
         4.5      FARM PRODUCTS..................................................................           16
         4.6      INVESTMENT PROPERTY............................................................           16
         4.7      RECEIVABLES....................................................................           16
         4.8      INTELLECTUAL PROPERTY..........................................................           17

Section 5. COVENANTS.............................................................................           17
         5.1      COVENANTS IN CREDIT AGREEMENT..................................................           17
         5.2      DELIVERY OF INSTRUMENTS AND CHATTEL PAPER......................................           17
         5.3      MAINTENANCE OF INSURANCE.......................................................           17
         5.4      MAINTENANCE OF PERFECTED SECURITY INTEREST; FURTHER DOCUMENTATION..............           18
         5.5      CHANGES IN NAME, ETC...........................................................           18
         5.6      NOTICES........................................................................           19
         5.7      INVESTMENT PROPERTY............................................................           19
         5.8      RECEIVABLES....................................................................           20
         5.9      INTELLECTUAL PROPERTY..........................................................           20
         5.10     CASH MANAGEMENT SYSTEMS........................................................           22

Section 6. REMEDIAL PROVISIONS...................................................................           23
         6.1      CERTAIN MATTERS RELATING TO RECEIVABLES........................................           23
         6.2      CONCENTRATION ACCOUNTS.........................................................           23
         6.3      COMMUNICATIONS WITH OBLIGORS; GRANTORS REMAIN LIABLE...........................           23
         6.4      PLEDGED STOCK..................................................................           24
         6.5      PROCEEDS TO BE TURNED OVER TO COLLATERAL AGENT.................................           25

                                                                                                           Page
                                                                                                           ----
         6.6      APPLICATION OF PROCEEDS........................................................           25
         6.7      CODE AND OTHER REMEDIES........................................................           28
         6.8      REGISTRATION RIGHTS............................................................           28
         6.9      DEFICIENCY.....................................................................           30

Section 7. THE COLLATERAL AGENT..................................................................           30
         7.1      COLLATERAL AGENT'S APPOINTMENT AS ATTORNEY-IN-FACT, ETC........................           30
         7.2      DUTY OF COLLATERAL AGENT.......................................................           31
         7.3      EXECUTION OF FINANCING STATEMENTS..............................................           32
         7.4      AUTHORITY OF COLLATERAL AGENT..................................................           32

Section 8. MISCELLANEOUS.........................................................................           32
         8.1      AMENDMENTS IN WRITING..........................................................           32
         8.2      NOTICES........................................................................           33
         8.3      NO WAIVER BY COURSE OF CONDUCT; CUMULATIVE REMEDIES............................           33
         8.4      ENFORCEMENT EXPENSES; INDEMNIFICATION..........................................           33
         8.5      SUCCESSORS AND ASSIGNS.........................................................           33
         8.6      SET-OFF........................................................................           34
         8.7      COUNTERPARTS...................................................................           34
         8.8      SEVERABILITY...................................................................           34
         8.9      SECTION HEADINGS...............................................................           34
         8.10     INTEGRATION....................................................................           34
         8.11     GOVERNING LAW..................................................................           35
         8.12     SUBMISSION TO JURISDICTION; WAIVERS............................................           35
         8.13     ACKNOWLEDGEMENTS...............................................................           35
         8.14     ADDITIONAL GRANTORS............................................................           35
         8.15     RELEASES.......................................................................           36
         8.16     PARKER INTERNATIONAL...........................................................           37
         8.17     WAIVER OF JURY TRIAL...........................................................           37

SCHEDULES

Schedule 1      Notice Addresses of Guarantors
Schedule 2      Description of Pledged Securities
Schedule 3      Filings and Other Actions Required to Perfect Security Interest
Schedule 4 Jurisdiction of Organization, Identification Number and Location of Chief Executive Office
Schedule 5      Intellectual Property

ANNEXES

Annex I                Assumption Agreement
Annex II               Acknowledgment and Consent

                  GUARANTEE AND COLLATERAL AGREEMENT, dated as of October 10, 2003, made by each of the signatories hereto (together with any other entity that may become a party hereto as provided herein, the "Grantors"), in favor of
(i) DEUTSCHE BANK TRUST COMPANY AMERICAS, as Collateral Agent (in such capacity, the "Collateral Agent") for the Lenders from time to time parties to the Credit Agreement described below and (ii) LEHMAN COMMERCIAL PAPER INC., as Administrative Agent under such Credit Agreement.

                              W I T N E S S E T H:

                  WHEREAS, PARKER DRILLING COMPANY, a Delaware corporation (the "Borrower"), is a party to the Credit Agreement, dated as of October 10, 2003 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), with the Lenders parties thereto, LEHMAN BROTHERS INC. and DEUTSCHE BANK SECURITIES INC., as Arrangers, DEUTSCHE BANK SECURITIES INC., as Syndication Agent, BANK OF AMERICA, N.A., as Documentation Agent, DEUTSCHE BANK TRUST COMPANY AMERICAS, as Collateral Agent and LEHMAN COMMERCIAL PAPER INC., as Administrative Agent;

                  WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein;

                  WHEREAS, the Borrower is a member of an affiliated group of companies that includes each other Grantor;

                  WHEREAS, the proceeds of the extensions of credit under the Credit Agreement will be used in part to enable the Borrower to make valuable transfers to one or more of the other Grantors in connection with the operation of their respective businesses;

                  WHEREAS, certain of the Lenders or their affiliates may enter into Bank Products with one or more of the Grantors;

                  WHEREAS, the Borrower and the other Grantors are engaged in related businesses, and each Grantor will derive substantial direct and indirect benefit from the extensions of credit under the Credit Agreement and from the Bank Products; and

                  WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Borrower under the Credit Agreement that the Grantors shall have executed and delivered this Agreement to the Collateral Agent;

                  NOW, THEREFORE, in consideration of the premises and to induce the Arrangers, the Agents and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, each Grantor hereby agrees with the Collateral Agent, for the benefit of the Secured Parties, as follows:

                            SECTION 1. DEFINED TERMS

                  1.1 Definitions. (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement and the following terms are used herein as defined in the New York UCC: Accounts, Certificated Security, Chattel Paper, Commercial Tort Claims, Documents, Equipment, Farm Products, General Intangibles, Goods, Instruments, Inventory, Letter-of-Credit Rights and Supporting Obligations.

                  (b) The following terms shall have the following meanings:

                  "ACH Transactions": any cash management or related services including controlled disbursement accounts and the automated clearinghouse transfer of funds by any Lender for the account of the Borrower or any of its Subsidiaries pursuant to agreement or overdrafts.

                  "Agreement": this Guarantee and Collateral Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Bank Products": all (a) ACH Transactions and credit card facilities extended to the Borrower or any of its Subsidiaries by any Lender (or any Affiliate of any Lender in reliance on such Lender's agreement to indemnify such Affiliate), and any instruments governing any of the foregoing and (b) Specified Hedge Agreements.

                  "Borrower Bank Product Obligations": the collective reference to all obligations and liabilities of the Borrower (including, without limitation, interest accruing at the then applicable rate provided in any Bank Product after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to any Qualified Counterparty, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, any Bank Product or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the relevant Qualified Counterparty that are required to be paid by the Borrower pursuant to the terms of any Bank Product).

                  "Borrower Credit Agreement Obligations": the collective reference to the unpaid principal of and interest on the Loans and Reimbursement Obligations and all other obligations and liabilities of the Borrower (including, without limitation, interest accruing at the then applicable rate provided in the Credit Agreement after the maturity of the Loans and Reimbursement Obligations and interest accruing at the then applicable rate provided in the Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to the Administrative Agent, to the Collateral Agent or to any Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, this Agreement (other than Section 2.1(a)(ii)), or the other Loan Documents, or any Letter of Credit, or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent, to the Collateral Agent or to the Lenders that are required to be paid by the Borrower pursuant to the terms of any of the foregoing agreements), but excluding any Borrower Bank Product Obligations.

                  "Borrower Guarantee Obligations": the collective reference to the obligations of the Borrower which may arise under, out of, or in connection with Section 2.1(a)(ii) of this Agreement.

                  "Borrower Obligations": the collective reference to (i) the Borrower Credit Agreement Obligations, and (ii) to the extent that, and only so long as, the Borrower Credit Agreement Obligations are secured and guaranteed pursuant hereto, the Borrower Bank Product Obligations and the Borrower Guarantee Obligations.

                  "Collateral": the collective reference to the Revolving Credit Facility Collateral and the Term Loan Facility Collateral.

                  "Concentration Account": one or more bank accounts maintained by the Collateral Agent, over which the Collateral Agent shall have sole dominion and control, into which proceeds of Revolving Credit Facility Collateral and any other amounts on deposit shall be transferred from other accounts maintained by the Borrower and the Guarantors, in the event that the Collateral Agent requires such transfer after a Dominion Event has occurred; provided, that if a Dominion Termination Event has occurred, then the Collateral Agent shall cease to require such transfers so long as such Dominion Termination Event is continuing.

                  "Control Account": any account in respect of which a Control Agreement has been delivered in accordance with Section 6.11 of the Credit Agreement.

                  "Control Agreement": in respect of each account identified as provided in Section 5.11(a), a Control Agreement, in form and substance reasonably satisfactory to the Designated Agents, pursuant to which (a) the Borrower or the Guarantor, as the case may be, that is the owner of such account irrevocably instructs the bank or securities intermediary that maintains such account that such bank or securities intermediary shall follow the instructions or entitlement orders, as the case may be, of the Collateral Agent without further consent of the Borrower or such Guarantor and (b) the Collateral Agent agrees that it will not give any instructions or entitlement orders, as the case may be, in respect of such account unless a Dominion Event has occurred. Each Control Agreement shall contain such other terms as shall be customary for agreements of such type.

                  "Copyrights": (i) all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished (including, without limitation, those listed in Schedule 5), all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in the United States Copyright Office, and (ii) the right to obtain all renewals thereof.

                  "Copyright Licenses": any written agreement naming any Grantor as licensor or licensee (including, without limitation, those listed in Schedule
5), granting any right under any Copyright, including, without limitation, the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright.

                  "Excluded Assets": the collective reference to (i) any contract, General Intangible, Copyright License, Patent License or Trademark License ("Intangible Assets"), in each case to the extent the grant by the relevant Grantor of a security interest pursuant to this Agreement in such Grantor's right, title and interest in such Intangible Asset (A) is prohibited by legally enforceable provisions of any contract, agreement, instrument or indenture governing such Intangible Asset, (B) would give any other party to such contract, agreement, instrument or indenture a legally enforceable right to terminate its obligations thereunder or (C) is permitted only with the consent of another party, if the requirement to obtain such consent is legally enforceable and such consent has not been obtained; provided, that in any event any Receivable or any money or other amounts due or to become due under any such contract, agreement, instrument or indenture shall not be Excluded Assets to the extent that any of the foregoing is (or if it contained a provision limiting the transferability or pledge thereof would be) subject to Section 9-406 of the New York UCC, (ii) Foreign Subsidiary Voting Stock excluded from the definition of "Pledged Stock" set forth in this Section 1.1., (iii) any Property to the extent that the Grantors are prohibited from granting a security interest in, pledge of, or lien upon any such Property by reason of (A) an existing and enforceable negative pledge provision to the extent such provision does not violate the terms of the Credit Agreement or (B) applicable law or regulation to which such Grantors are subject, except (in the case of either of the foregoing clauses (A) and (B)) to the extent such prohibition is ineffective under Sections 9-406, 9-407, 9-408 or 9-409 of the New York UCC, (iv) permits and licenses to the extent the grant of a security interest therein is prohibited under applicable law or regulation or by their express terms, except to the extent such prohibition is ineffective under Section 9-408 of the New York UCC, (v) Deposit Accounts exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of any Grantor's salaried employees in each case as long as such account remains a zero-balance account, and (vi) the Capital Stock of AralParker, CJSC, SaiPar Drilling Company, B.V. and Parker TNK Drilling Company, CJSC owned by the Grantors.

                  "First Priority Interests": as defined in Section 3.1(c).

                  "Foreign Subsidiary": any Subsidiary organized under the laws of any jurisdiction outside the United States of America.

                  "Foreign Subsidiary Voting Stock": the voting Capital Stock of any Foreign Subsidiary.

                  "Guarantor Bank Product Obligations": the collective reference to all obligations and liabilities of a Guarantor (including, without limitation, interest accruing at the then applicable rate provided in any Bank Product after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to such Guarantor, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to any Qualified Counterparty, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, any Bank Product or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the relevant Qualified Counterparty that are required to be paid by such Guarantor pursuant to the terms of any Bank Product).

                  "Guarantor Obligations": with respect to any Guarantor, the collective reference to (i) any Guarantor Bank Product Obligations of such Guarantor, but only to the extent that, and only so long as, the obligations of such Guarantor described in clause (ii) below are secured and guaranteed pursuant hereto, and (ii) all obligations and liabilities of such Guarantor (other than Guarantor Bank Product Obligations) which may arise under or in connection with this Agreement (including, without limitation, Section 2) or any other Loan Document to which such Guarantor is a party, in each case whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Collateral Agent, the Administrative Agent or any other Secured Party that are required to be paid by such Guarantor pursuant to the terms of this Agreement or any other Loan Document).

                  "Guarantors": the collective reference to each Grantor other than the Borrower.

                  "Hedge Agreements": as to any Person, all interest rate swaps, currency exchange agreements, commodity swaps, caps or collar agreements or similar arrangements entered into by such Person providing for protection against fluctuations in interest rates, currency exchange rates or commodity prices or the exchange of nominal interest obligations, either generally or under specific contingencies. For avoidance of doubt, Hedge Agreements shall include any interest rate swap or similar agreement that provides for (i) the payment by the Borrower or any of its Subsidiaries of amounts based upon a floating rate in exchange for receipt by the Borrower or such Subsidiary of amounts based upon a fixed rate or (ii) the payment by the Borrower or any of its Subsidiaries of amounts based upon a fixed rate in exchange for receipt by the Borrower or such Subsidiary of amounts based on a floating rate.

                  "Intellectual Property": the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks and the Trademark Licenses, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

                  "Intercompany Note": any promissory note evidencing loans made by any Grantor to the Borrower or any of its Subsidiaries.

                  "Investment Property": the collective reference to (i) all "investment property" as such term is defined in Section 9-102(a)(49) of the New York UCC (other than any Foreign Subsidiary Voting Stock excluded from the definition of "Pledged Stock" in this Section 1.1) and (ii) whether or not constituting "investment property" as so defined, all Pledged Notes and all Pledged Stock.

                  "Issuers": the collective reference to each issuer of any Investment Property that constitutes Collateral.

                  "Lockbox": any U.S. Postal Service lockbox maintained by a Lockbox Bank pursuant to a Lockbox Agreement.

                  "Lockbox Account": any account in respect of which a Lockbox Agreement has been delivered in accordance with Section 6.11 of the Credit Agreement.

                  "Lockbox Agreement": in respect of each lockbox account, and related lockbox and collection account, an agreement, in form and substance reasonably satisfactory to the Designated Agents, pursuant to which the bank that maintains such account and the Borrower or the Guarantor, as the case may be, that is the named owner of such account shall agree with the Collateral Agent (a) that such lockbox and accounts shall be used solely for the collection and deposit of proceeds of Revolving Credit Facility Collateral, (b) that, upon notice from the Collateral Agent, such bank shall transfer at the end of each business day all collected funds in any such account to a Concentration Account and (c) the Collateral Agent agrees that it will not give the notice described in the foregoing clause (b) unless a Dominion Event has occurred. Each Lockbox Agreement shall contain such other terms as shall be customary for agreements of such type.

                  "Lockbox Bank": any bank maintaining a Lockbox and Lockbox Account pursuant to a Lockbox Agreement.

                  "New York UCC": the Uniform Commercial Code as from time to time in effect in the State of New York.

                  "Obligations": (i) in the case of the Borrower, the Borrower Obligations, and (ii) in the case of each Guarantor, its Guarantor Obligations.

                  "Parker International": Parker Drilling Offshore International, Inc., a Cayman Islands corporation.

                  "Patents": (i) all letters patent of the United States, any other country or any political subdivision thereof, all reissues and extensions thereof and all goodwill associated therewith, including, without limitation, any of the foregoing referred to in Schedule 5, (ii) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, including, without limitation, any of the foregoing referred to in Schedule 5, and (iii) all rights to obtain any reissues or extensions of the foregoing.

                  "Patent License": all agreements, whether written or oral, providing for the grant by or to any Grantor of any right to manufacture, use or sell any invention covered in whole or in part by a Patent, including, without limitation, any of the foregoing referred to in Schedule 5.

                  "Pledged Notes": [all promissory notes listed on Schedule 2,] all Intercompany Notes at any time issued to any Grantor and all other promissory notes issued to or held by any Grantor (other than promissory notes issued in connection with extensions of trade credit by any Grantor in the ordinary course of business).

                  "Pledged Securities": the collective reference to the Pledged Notes and the Pledged Stock.

                  "Pledged Stock": the shares of Capital Stock listed on
Schedule 2, together with any other shares, stock certificates, options or rights of any nature whatsoever in respect of the Capital Stock of any Person that may be issued or granted to, or held by, any Grantor while this Agreement is in effect; provided that in no event shall more than 65% of the total outstanding Foreign Subsidiary Voting Stock of any Foreign Subsidiary be required to be pledged hereunder.

                  "Proceeds": all "proceeds" as such term is defined in Section 9-102(a)(64) of the Uniform Commercial Code in effect in the State of New York on the date hereof and, in any event, including, without limitation, all dividends or other income from the Investment Property that constitutes Collateral, collections thereon or distributions or payments with respect thereto.

                  "Quail Tools": Quail Tools, L.P., an Oklahoma limited partnership.

                  "Qualified Counterparty": with respect to any Bank Product, any counterparty thereto that, at the time such Bank Product was entered into, was a Lender or an affiliate of a Lender.

                  "Receivable": any right to payment for goods sold, leased, licensed, assigned or otherwise disposed of, or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including, without limitation, any Account), that constitutes, or arises out of or in connection with, the Collateral.

                  "Revolver Collateral Junior Interests": as defined in Section 3.1(b).

                  "Revolver Collateral Priority Interests": as defined in
Section 3.1(a).

                  "Revolving Credit Facility Collateral": (i) with respect to each Grantor (other than Parker International), all Accounts in which such Grantor now has or may hereafter acquire any right, title or interest and, to the extent not otherwise included in the foregoing, all Proceeds and products of any and all of the foregoing, all books and records relating to any of the foregoing and all collateral, guarantees and other Supporting Obligations given by any Person with respect to any of the foregoing, (ii) with respect to each Grantor (other than Parker International), all Control Accounts, Concentration Accounts and Lockbox Accounts in which such Grantor now has or may hereafter acquire any right, title or interest and, to the extent not otherwise included in the foregoing, all Proceeds and products of any and all of the foregoing, and all collateral, guarantees and other Supporting Obligations given by any Person with respect to any of the foregoing and (iii) with respect to Quail Tools only, all Equipment in which Quail Tools now has or may hereafter acquire any right, title or interest and, to the extent not otherwise included in the foregoing, all Proceeds and products of any and all of the foregoing, and all collateral, guarantees and other Supporting Obligations given by any Person with respect to any of the foregoing; provided that the Revolving Credit Facility Collateral shall not include any Excluded Assets.

                  "Revolving Credit Facility Obligations": without duplication,
(a) with respect to the Borrower, all Borrower Obligations in respect of the Revolving Credit Loans, Reimbursement Obligations, interest on Revolving Credit Loans and Reimbursement Obligations, commitment fees payable in respect of the Revolving Credit Facility pursuant to Section 2.8 of the Credit Agreement, fees payable to the Collateral Agent pursuant to Section 2.8 of the Credit Agreement, Letter of Credit fees and other amounts payable pursuant to Section 3 of the Credit Agreement and any amounts payable to any Agent or Lender pursuant to
Section 10.5 of the Credit Agreement and/or Section 8.4 of this Agreement, in each case to the extent such amounts relate to the Revolving Credit Facility and
(b) with respect to each Guarantor, all Guarantor Obligations of such Guarantor in respect of the amounts described in the foregoing clause (a).

                  "Second Priority Interests": as defined in Section 3.1(d).

                  "Secured Parties": the collective reference to the Designated Agents, the Lenders (including any Issuing Lender in its capacity as Issuing Lender) and any Qualified Counterparties.

                  "Securities Act":  the Securities Act of 1933, as amended.

                  "Specified Hedge Agreement": any Hedge Agreement entered into by the Borrower or any Subsidiary Guarantor and any Qualified Counterparty which has been designated as a Specified Hedge Agreement pursuant to a notice given by the Borrower and such Qualified Counterparty to the Designated Agents within 60 days after such Hedge Agreement is entered into.

                  "Specified Personal Property": any Property of the Borrower or any Guarantor as to which the security interest of the Collateral Agent may be perfected by (i) filing financing statements under the Uniform Commercial Code,
(ii) filings in the U.S. Patent and Trademark Office or the U.S. Copyright Office, (iii) recording of a U.S. vessel mortgage or (iv) possession or "Control" (as defined in Section 8-106 of the New York Uniform Commercial Code) thereof in the United States, with respect to any personal property (other than "Goods", as defined in Section 9-102 of the New York Uniform Commercial Code) in which a security interest may be so perfected.

                  "Term Loan Collateral Junior Interests": as defined in Section 3.1(d).

                  "Term Loan Collateral Priority Interests": as defined in
Section 3.1(c).

                  "Term Loan Facility Collateral": with respect to each Grantor (other than Parker International), all of the following in which such Grantor now has or may hereafter acquire any right, title or interest, to the extent such Property constitutes Specified Personal Property: all Chattel Paper, Documents, General Intangibles, Instruments, Intellectual Property, Equipment, Inventory, Investment Property, Goods, all books and records relating to any and all of the foregoing, and all collateral, guarantees and other Supporting Obligations with respect to any of the foregoing; provided, that Term Loan Facility Collateral shall in any event exclude (a) all Revolving Credit Facility Collateral, (b) all Excluded Assets, (c) all rolling stock, and (d) all Property listed in the letter described in Section 7.5(e) of the Credit Agreement.

                  "Term Loan Facility Obligations": without duplication, (a) with respect to the Borrower, all Borrower Obligations and (b) with respect to each Guarantor, all Guarantor Obligations of such Guarantor; provided, that Term Loan Facility Obligations shall in any event exclude all Revolving Credit Facility Obligations.

                  "Trademarks": (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto, including, without limitation, any of the foregoing referred to in Schedule 5, and (ii) the right to obtain all renewals thereof.

                  "Trademark License": any agreement, whether written or oral, providing for the grant by or to any Grantor of any right to use any Trademark, including, without limitation, any of the foregoing referred to in Schedule 5.

                  1.2 Other Definitional Provisions. (a) The words "hereof," "herein", "hereto" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

                  (b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                  (c) Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor's Collateral or the relevant part thereof.

                              SECTION 2. GUARANTEE

                  2.1 Guarantee. (a) (i) The Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantee to the Administrative Agent, for the ratable benefit of the Secured Parties and their respective successors and assigns, the prompt and complete payment and performance by the Borrower when due (whether at stated maturity, by acceleration or otherwise) of the Borrower Obligations (other than, in the case of each Guarantor, Borrower Obligations arising pursuant to clause (ii) of this Section 2.1(a) in respect of Guarantor Bank Product Obligations in respect of which such Guarantor is a primary obligor).

                  (ii) The Borrower hereby unconditionally and irrevocably guarantees to the Administrative Agent, for the ratable benefit of the Secured Parties and their respective successors and assigns, the prompt and complete payment and performance by each Guarantor when due (whether at stated maturity, by acceleration or otherwise) of the Guarantor Bank Product Obligations of such Guarantor.

                  (b) Anything herein or in any other Loan Document to the contrary notwithstanding, (i) the maximum liability of each Guarantor hereunder and under the other Loan Documents shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws relating to fraudulent conveyances or transfers or the insolvency of debtors (after giving effect to the right of contribution established in Section 2.2) and (ii) the maximum liability of the Borrower under this Section 2 shall in no event exceed the amount which can be guaranteed by the Borrower under applicable federal and state laws relating to fraudulent conveyances or transfers or the insolvency of debtors (after giving effect to the right of contribution established in Section 2.2).

                  (c) (i) Each Guarantor agrees that the Borrower Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guarantee of such Guarantor contained in this Section 2 or affecting the rights and remedies of the Administrative Agent or any Secured Party hereunder.

                  (ii) The Borrower agrees that the Guarantor Bank Product Obligations may at any time and from time to time exceed the amount of the liability of the Borrower under this Section 2 without impairing the guarantee of the Borrower contained in this Section 2 or affecting the rights and remedies of the Administrative Agent or any Secured Party hereunder.

                  (d) The guarantee contained in this Section 2 shall remain in full force and effect until this Agreement terminates pursuant to Section 8.15, notwithstanding that from time to time during the term of the Credit Agreement the Borrower may be free from any Borrower Obligations and any or all of the Guarantors may be free from their respective Guarantor Bank Product Obligations.

                  (e) No payment made by the Borrower, any of the Guarantors, any other guarantor or any other Person or received or collected by any Agent or any Secured Party from the Borrower, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Borrower Obligations or the Guarantor Bank Product Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of the Borrower or any Guarantor under this Section 2 which shall, notwithstanding any such payment (other than any payment made by the Borrower or such Guarantor in respect of the Borrower Obligations or the Guarantor Bank Product Obligations or any payment received or collected from the Borrower or such Guarantor in respect of the Borrower Obligations or the Guarantor Bank Product Obligations), remain liable for the Borrower Obligations and the Guarantor Bank Product Obligations up to the maximum liability of the Borrower or such Guarantor hereunder until this Agreement terminates pursuant to Section 8.15.

                  2.2 Right of Contribution. (a) Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder or the Guarantor Bank Product Obligations, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment.

                  (b) The Borrower and each Guarantor agrees that to the extent that the Borrower or any Guarantor shall have paid more than its proportionate share of any payment made hereunder in respect of any Guarantor Bank Product Obligation of any other Guarantor, the Borrower or such Guarantor, as the case may be, shall be entitled to seek and receive contribution from and against the Borrower and any other Guarantor which has not paid its proportionate share of such payment.

                  (c) The Borrower's and each Guarantor's right of contribution under this Section 2.2 shall be subject to the terms and conditions of Section
2.3. The provisions of this Section 2.2 shall in no respect limit the obligations and liabilities of the Borrower or any Guarantor to the Agents and the Secured Parties, and the Borrower and each Guarantor shall remain liable to the Agents and the Secured Parties for the full amount guaranteed by the Borrower or such Guarantor hereunder.

                  (d) The rights and obligations of the Grantors under this
Section 2.2 shall survive termination of this Agreement.

                  2.3 Subrogation. Notwithstanding any payment made by the Borrower or any Guarantor hereunder or any set-off or application of funds of the Borrower or any Guarantor by any Agent or any Secured Party, neither the Borrower nor any Guarantor shall be entitled to be subrogated to any of the rights of any Agent or any Secured Party against the Borrower or any other Guarantor or any collateral security or guarantee or right of offset held by any Agent or any Secured Party for the payment of the Borrower Obligations or the Guarantor Bank Product Obligations, nor shall the Borrower or any Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrower or any other Guarantor in respect of payments made by the Borrower or such Guarantor hereunder, until this Agreement terminates pursuant to Section 8.15. If any amount shall be paid to the Borrower or any Guarantor on account of such subrogation rights at any time prior to termination of this Agreement pursuant to Section 8.15, such amount shall be held by the Borrower or such Guarantor in trust for the Agents and the Secured Parties, segregated from other funds of the Borrower or such Guarantor, and shall, forthwith upon receipt by the Borrower or such Guarantor, be turned over to the Administrative Agent in the exact form received by the Borrower or such Guarantor (duly indorsed by the Borrower or such Guarantor to the Administrative Agent, if required), to be applied against the Obligations, whether matured or unmatured, in the order prescribed by the Credit Agreement.

                  2.4 Amendments, etc. with Respect to the Borrower Obligations. The Borrower and each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against the Borrower or any Guarantor and without notice to or further assent by the Borrower or any Guarantor, any demand for payment of any of the Borrower Obligations or Guarantor Bank Product Obligations made by any Agent or any Secured Party may be rescinded by any Agent or such Secured Party and any of the Borrower Obligations or Guarantor Bank Product Obligations continued, and the Borrower Obligations or Guarantor Bank Product Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by any Agent or any Secured Party (to the extent permitted by the Loan Documents and the Bank Products), and the Bank Products, the Credit Agreement and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Agents (or the relevant group of Lenders in accordance with the Credit Agreement, as the case may be) may (to the extent permitted by the Loan Documents and the Bank Products) deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by any Agent or any Secured Party for the payment of the Borrower Obligations or Guarantor Bank Product Obligations may (to the extent permitted by the Loan Documents and the Bank Products) be sold, exchanged, waived, surrendered or released. Neither any Agent nor any Secured Party shall, except to the extent set forth in, and for the benefit of the parties to, the agreements and instruments governing such Lien or guarantee, have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Borrower Obligations or Guarantor Bank Product Obligations or for the guarantees contained in this Section 2 or any property subject thereto.

                  2.5 Guarantee Absolute and Unconditional. (a) Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Borrower Obligations (other than any notice with respect to any Guarantor Bank Product Obligation with respect to which such Guarantor is a primary obligor and to which it is entitled pursuant to the applicable Bank Product) and notice of or proof of reliance by any Agent or any Secured Party upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2; the Borrower Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2; and all dealings between the Borrower and any of the Guarantors, on the one hand, and the Agents and the Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2. Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or any of the Guarantors with respect to the Borrower Obligations (other than any diligence, presentment, protest, demand or notice with respect to any Guarantor Bank Product Obligation with respect to which such Guarantor is a primary obligor and to which it is entitled pursuant to the applicable Bank Product). Each Guarantor understands and agrees that the guarantee of such Guarantor contained in this Section 2 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to
(a) the validity or enforceability of the Credit Agreement or any other Loan Document, any of the Borrower Obligations or any collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by any Agent or any Secured Party, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower or any other Person against any Agent or any Secured Party, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Borrower Obligations, or of such Guarantor under the guarantee of such Guarantor contained in this Section 2, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, any Agent or any Secured Party may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Borrower, any other Guarantor or any other Person or against any collateral security or guarantee for the Borrower Obligations or any right of offset with respect thereto, and any failure by any Agent or any Secured Party to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrower, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability under this Section 2, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of any Agent or any Secured Party against any Guarantor. For the purposes hereof "demand" shall include the commencement and continuance of any legal proceedings.

         (b) The Borrower waives any and all notice of the creation, renewal, extension or accrual of any of the Guarantor Bank Product Obligations and notice of or proof of reliance by the Administrative Agent or any Secured Party upon the guarantee by the Borrower contained in this Section 2 or acceptance of the guarantee by the Borrower contained in this Section 2; the Guarantor Bank Product Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee by the Borrower contained in this Section 2; and all dealings between the Borrower and any of the Guarantors, on the one hand, and the Agents and the Secured Parties, on the other hand, with respect to any Guarantor Bank Product Obligation likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee by the Borrower contained in this Section 2. The Borrower waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower with respect to the Guarantor Bank Product Obligations. The Borrower understands and agrees that the guarantee by the Borrower contained in this Section 2 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of the Guarantor Bank Product Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by any Agent or any Secured Party, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by any Person against any Agent or any Secured Party, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or any Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the applicable Guarantor for the applicable Guarantor Bank Product Obligations, or of the Borrower under its guarantee contained in this Section 2, in bankruptcy or in any other instance. When making any demand under this Section 2 or otherwise pursuing its rights and remedies under this Section 2 against the Borrower, any Agent or any Secured Party may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against any Guarantor or any other Person or against any collateral security or guarantee for the Guarantor Bank Product Obligations or any right of offset with respect thereto, and any failure by any Agent or any Secured Party to make any such demand, to pursue such other rights or remedies or to collect any payments from any Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of any Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve the Borrower of any obligation or liability under this Section 2, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of any Agent or any Secured

Party against the Borrower under this Section 2. For the purposes hereof "demand" shall include the commencement and continuance of any legal proceedings.

                  2.6 Reinstatement. The guarantee contained in this Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Borrower Obligations or Guarantor Bank Product Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made. The provisions of this Section 2.6 shall survive termination of this Agreement.

                  2.7 Payments. The Borrower and each Guarantor hereby guarantees that payments by it hereunder will be paid (i) in the case of obligations in respect of Borrower Obligations arising under the Credit Agreement or any other Loan Document, to the Administrative Agent without set-off or counterclaim in Dollars at the Payment Office specified in the Credit Agreement and (ii) in the case of obligations in respect of any Borrower Bank Product Obligations or any Guarantor Bank Product Obligations, to the relevant Secured Party in the currency and at the place specified in the applicable Bank Product.

                    SECTION 3. GRANTS OF SECURITY INTERESTS

                  3.1 Grants of Security Interests. (a) Each Grantor (other than Parker International) hereby grants to the Collateral Agent, as security for such Grantor's Obligations in respect of the Revolving Credit Facility Obligations, a first priority security interest (collectively, the "Revolver Collateral Priority Interests") in all right, title and interest of such Grantor in all Revolving Credit Facility Collateral, whether now existing or hereafter acquired.

                  (b) Each Grantor (other than Parker International) hereby grants to the Collateral Agent, as security for such Grantor's Obligations in respect of the Term Loan Facility Obligations, a second priority security interest (collectively, the "Revolver Collateral Junior Interests") in all right, title and interest of such Grantor in all Revolving Credit Facility Collateral, whether now existing or hereafter acquired.

                  (c) Each Grantor (other than Parker International) hereby grants to the Collateral Agent, as security for such Grantor's Obligations in respect of the Term Loan Facility Obligations, a first priority security interest (collectively, the "Term Loan Collateral Priority Interests" and, together with the Revolver Collateral Priority Interests, the "First Priority Interests") in all right, title and interest of such Grantor in all Term Loan Facility Collateral, whether now existing or hereafter acquired.

                  (d) Each Grantor (other than Parker International) hereby grants to the Collateral Agent, as security for such Grantor's Obligations in respect of the Revolving Credit Facility Obligations, a second priority security interest (collectively, the "Term Loan Collateral Junior Interests" and, together with the Revolver Collateral Junior Interests, the "Second Priority

Interests") in all right, title and interest of such Grantor in all Term Loan Facility Collateral, whether now existing or hereafter acquired.

                  (e) (i) The Revolver Collateral Junior Interests are junior in priority to the Revolver Collateral Priority Interests and (ii) the Term Loan Collateral Junior Interests are junior in priority to the Term Loan Collateral Priority Interests.

                  3.2 Separate Security Interests. The security interests created pursuant to each of Section 3.1(a), Section 3.1(b), Section 3.1(c) and
Section 3.1(d) are separate and distinct security interests in the Collateral.

                   SECTION 4. REPRESENTATIONS AND WARRANTIES

                  To induce the Agents and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, each Grantor hereby represents and warrants to the Agents and each Lender that:

                  4.1 Representations in Credit Agreement. (a) In the case of each Guarantor, the representations and warranties set forth in Section 4 of the Credit Agreement as they relate to such Guarantor or to the Loan Documents to which such Guarantor is a party, each of which is hereby incorporated herein by reference, are (i) if qualified by materiality, true and correct, and (ii) if not so qualified, true and correct in all material respects, and the Agents and each Lender shall be entitled to rely on each of them as if they were fully set forth herein, provided that each reference in each such representation and warranty to the Borrower's knowledge shall, for the purposes of this Section 4.1, be deemed to be a reference to such Guarantor's knowledge.

                  4.2 Title; No Other Liens. Except for the security interests granted to the Collateral Agent for the benefit of the Secured Parties pursuant to this Agreement and the other Liens permitted to exist on the Collateral by the Credit Agreement, such Grantor owns each item of the Collateral free and clear of any and all Liens or claims of others. No financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, pursuant to this Agreement or as are permitted by the Credit Agreement.

                  4.3 Perfected First Priority Liens. The security interests granted pursuant to this Agreement (a) upon completion of the filings and other actions specified on Schedule 3 will constitute valid perfected security interests in all of the Collateral in favor of the Collateral Agent, for the benefit of the Secured Parties, as collateral security for such Grantor's Obligations, enforceable in accordance with the terms hereof against all creditors of such Grantor and any Persons purporting to purchase any Collateral from such Grantor and (b) (i) in the case of the First Priority Interests, are prior to all other Liens on the Collateral in existence on the date hereof except for the Liens permitted by the Credit Agreement and (ii) in the case of the Second Priority Interests, are prior to all other Liens on the Collateral in existence on the date hereof except for (A) the First Priority Interests, and
(B) the other Liens permitted by the Credit Agreement; provided that no representations are made with respect to the requirements of any laws of any jurisdiction other than the United States or any State thereof.

                  4.4 Jurisdiction of Organization; Chief Executive Office. On the date hereof, such Grantor's jurisdiction of organization, identification number from the jurisdiction of organization (if any), and the location of such Grantor's chief executive office or sole place of business or principal residence, as the case may be, are specified on Schedule 4. Such Grantor has furnished to the Designated Agents a certified charter, certificate of incorporation or other organization document and good standing certificate as of a date which is recent to the date hereof.

                  4.5 Farm Products. None of the Collateral constitutes, or is the Proceeds of, Farm Products.

                  4.6 Investment Property. (a) The shares of Pledged Stock pledged by such Grantor hereunder constitute all the issued and outstanding shares of all classes of the Capital Stock of each Issuer owned by such Grantor or, in the case of Foreign Subsidiary Voting Stock, if less, 65% of the outstanding Foreign Subsidiary Voting Stock of each relevant Issuer.

                  (b) All the shares of the Pledged Stock have been duly and validly issued and are fully paid and nonassessable.

                  (c) Each of the Pledged Notes constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

                  (d) Such Grantor is the record and beneficial owner of, and has good title to the Investment Property pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except the security interest created by this Agreement and other Liens permitted by the Credit Agreement; provided, that no representations are made with respect to the requirements of any laws of any jurisdiction other than the United States or any State thereof.

                  4.7 Receivables. (a) No amount payable to such Grantor under or in connection with any Receivable is evidenced by any Instrument or Chattel Paper which has not been delivered to the Collateral Agent to the extent required by Section 5.2.

                  (b) None of the obligors on any Receivable is a Governmental Authority.

                  (c) The amounts represented by such Grantor to the Secured Parties from time to time as owing to such Grantor in respect of the Receivables will at such times be accurate in all material respects.

                  (d) All Receivables of such Grantor existing on the Closing Date arise from bona fide sales or leases by such Grantor of goods and services.

                  4.8 Intellectual Property. (a) Schedule 5 lists all Intellectual Property necessary for the conduct of its business as currently conducted that is owned by such Grantor in its own name on the date hereof.

                  (b) On the date hereof, all material Intellectual Property of such Grantor described on Schedule 5 is valid, subsisting, unexpired and enforceable, has not been abandoned and does not infringe the intellectual property rights of any other Person in any material respect.

                  (c) Except as set forth in Schedule 5, on the date hereof, none of such Intellectual Property is the subject of any licensing or franchise agreement pursuant to which such Grantor is the licensor or franchisor.

                  (d) No holding, decision or judgment has been rendered by any Governmental Authority which would limit, cancel or question the validity of, or such Grantor's rights in, any such Intellectual Property in any respect that could reasonably be expected to have a Material Adverse Effect.

                  (e) No action or proceeding is pending, or, to the knowledge of such Grantor, threatened, on the date hereof (i) seeking to limit, cancel or question the validity of any such Intellectual Property or such Grantor's ownership interest therein, or (ii) which, if adversely determined, would reasonably be expected to have a Material Adverse Effect.

                              SECTION 5. COVENANTS

                  Each Grantor covenants and agrees with the Agents and the Secured Parties that, from and after the date of this Agreement until this Agreement terminates in accordance with Section 8.15:

                  5.1 Covenants in Credit Agreement. In the case of each Guarantor, such Guarantor shall take, or shall refrain from taking, as the case may be, each action that is necessary to be taken or not taken, as the case may be, so that no Default or Event of Default is caused by the failure to take such action or to refrain from taking such action by such Guarantor or any of its Subsidiaries.

                  5.2 Delivery of Instruments and Chattel Paper. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument, Certificated Security or Chattel Paper, such Instrument, Certificated Security or Chattel Paper shall be immediately delivered to the Collateral Agent, duly indorsed in a manner satisfactory to the Collateral Agent, to be held as Collateral pursuant to this Agreement; provided, that the Grantors shall not be obligated to deliver to the Collateral Agent any Instruments or Chattel Paper held by any Grantor at any time to the extent that
(a) the aggregate face amount of all such Instruments and Chattel Paper held by all Grantors at such time does not exceed $5,000,000, and (b) the face amount of any individual Instrument or Chattel Paper held by such Grantor at such time does not exceed $1,000,000.

                  5.3 Maintenance of Insurance. (a) Such Grantor will maintain or cause to be maintained, with financially sound and reputable companies, insurance on all its Property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business.

                  (b) Within a reasonable period of time (as determined by the Designated Agents), such Grantor shall cause the Collateral Agent to be named as insured party or loss payee in respect of such insurance on the Collateral.

                  (c) The Borrower shall deliver to the Designated Agents and the Lenders a report of a reputable insurance broker with respect to such insurance substantially concurrently with the delivery by the Borrower to the Designated Agents of its audited financial statements for each fiscal year and such supplemental reports with respect thereto as the Designated Agents may from time to time reasonably request.

                  5.4 Maintenance of Perfected Security Interest; Further Documentation. (a) Such Grantor shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 4.3 and shall defend such security interest against the claims and demands of all Persons whomsoever.

                  (b) Such Grantor will furnish to the Designated Agents and the Lenders from time to time statements and schedules further identifying and describing the assets and property of such Grantor and such other reports in connection with the Collateral as the Designated Agents may reasonably request, all in reasonable detail.

                  (c) At any time and from time to time, upon the written request of the Collateral Agent, and at the sole expense of such Grantor, such Grantor will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Collateral Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, (i) the filing of any financing or continuation statements under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction in the United States with respect to the security interests created hereby and (ii) in the case of Investment Property that constitutes Collateral, taking any actions necessary to enable the Collateral Agent to obtain "control" (within the meaning of the applicable Uniform Commercial Code) with respect thereto.

                  5.5 Changes in Name, etc.. Such Grantor will not, except upon 15 days' prior written notice to the Designated Agents and delivery to the Collateral Agent of all additional executed financing statements and other documents reasonably requested by the Designated Agents to maintain the validity, perfection and priority of the security interests provided for herein:

                  (i) change its jurisdiction of organization or the location of its chief executive office or sole place of business or principal residence, as the case may be, from that referred to in
         Section 4.3; or

                  (ii)     change its name.

                  5.6 Notices. Such Grantor will advise the Designated Agents and the Lenders promptly, in reasonable detail, of:

                  (a) any Lien (other than security interests created hereby or Liens permitted under the Credit Agreement) on any of the Collateral which would adversely affect the ability of the Collateral Agent to exercise any of its remedies hereunder; and

                  (b) the occurrence of any other event which could reasonably be expected to have a Material Adverse Effect.

                  5.7 Investment Property. (a) If such Grantor shall become entitled to receive or shall receive any certificate (including, without limitation, any certificate representing a dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Capital Stock of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Stock, or otherwise in respect thereof, such Grantor shall accept the same as the agent of the Collateral Agent and the Secured Parties, hold the same in trust for the Collateral Agent and the Secured Parties and deliver the same forthwith to the Collateral Agent in the exact form received, duly indorsed by such Grantor to the Collateral Agent, if required, together with an undated stock power covering such certificate duly executed in blank by such Grantor and with, if the Designated Agents so request, signature guaranteed, to be held by the Collateral Agent, subject to the terms hereof, as additional collateral security for the Obligations. Any sums paid upon or in respect of the Investment Property that constitutes Collateral upon the liquidation or dissolution of any Issuer shall be paid over to the Collateral Agent to be held by it hereunder as additional collateral security for the Obligations, and in case any distribution of capital shall be made on or in respect of such Investment Property, or any property shall be distributed upon or with respect to such Investment Property pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the Collateral Agent, be delivered to the Collateral Agent to be held by it hereunder as additional collateral security for the Obligations. If any sums of money or property so paid or distributed in respect of the Investment Property that constitutes Collateral shall be received by such Grantor, such Grantor shall, until such money or property is paid or delivered to the Collateral Agent, hold such money or property in trust for the Secured Parties, segregated from other funds of such Grantor, as additional collateral security for the Obligations. Notwithstanding the foregoing, the Grantors shall not be required to pay over to the Collateral Agent or deliver to the Collateral Agent as Collateral any proceeds of any liquidation or dissolution of any Issuer, or any distribution of capital or property in respect of any Investment Property, to the extent that (i) such liquidation, dissolution or distribution, if treated as a Disposition of the relevant Issuer, would be permitted by the Credit Agreement and (ii) the proceeds thereof are applied toward prepayment of Loans and reduction of Commitments to the extent required by the Credit Agreement.

                  (b) Such Grantor will not (i) vote to enable, or take any other action to permit, any Issuer to issue any stock or other equity securities of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any stock or other equity securities of any nature of any Issuer, unless such securities are delivered to the Collateral Agent, concurrently with the issuance thereof, to be held by the Collateral Agent as Collateral, or (ii) without the prior written consent of the Designated Agents, (x) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Investment Property that constitutes Collateral or Proceeds thereof (except pursuant to a transaction expressly permitted by the Credit Agreement), (y) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Investment Property that constitutes Collateral or Proceeds thereof, or any interest therein, except for the security interests created by this Agreement and the other Liens permitted by the Credit Agreement or (z) enter into any agreement or undertaking restricting the right or ability of such Grantor or the Collateral Agent to sell, assign or transfer any of the Pledged Securities or Proceeds thereof.

                  (c) In the case such Grantor is an Issuer, such Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Pledged Securities issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify the Administrative Agent promptly in writing of the occurrence of any of the events described in Section 5.7(a) with respect to the Pledged Securities issued by it and (iii) it will comply with instructions received by it pursuant to the terms of Section 6.4(c) with respect to the Pledged Securities issued by it.

                  (d) In the case such Grantor is an Issuer that is a partnership or a limited liability company, such Issuer (i) confirms that none of the terms of any equity interest issued by it provides that such equity interest is a "security" within the meaning of Sections 8-102 and 8-103 of the New York UCC (a "Security"), (ii) agrees that it will take no action to cause or permit any such equity interest to become a Security, (iii) agrees that it will not issue any certificate representing any such equity interest and (iv) agrees that if, notwithstanding the foregoing, any such equity interest shall be or become a Security, such Issuer will (and the Grantor that holds such equity interest hereby instructs such Issuer to) comply with instructions originated by the Collateral Agent without further consent by such Grantor.

                  5.8 Receivables. (a) Other than in the ordinary course of business consistent with its past practice, such Grantor will not (i) grant any extension of the time of payment of any Receivable, (ii) compromise or settle any Receivable for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any Receivable, (iv) allow any credit or discount whatsoever on any Receivable or (v) amend, supplement or modify any Receivable in any manner that could adversely affect the value thereof.

                  (b) Such Grantor will deliver to the Designated Agents a copy of each material written demand, notice or document received by it that questions or calls into doubt the validity or enforceability of more than 5% of the aggregate amount of the then outstanding Receivables.

                  5.9 Intellectual Property. With respect to Intellectual Property that constitutes Collateral:

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                                                                              21

                  (a) Such Grantor will (i) continue to use each Trademark necessary to the conduct of its business as currently conducted on each and every trademark class of goods applicable to its current line as reflected in its current catalogs, brochures and price lists in order to maintain such Trademark in full force free from any claim of abandonment for non-use, (ii) maintain as in the past substantially the same quality of products and services offered under such Trademark, (iii) use such Trademark with the appropriate notice of registration and substantially all other notices and legends required by applicable Requirements of Law, (iv) not knowingly adopt or use any mark which is confusingly similar or a colorable imitation of such Trademark unless the Collateral Agent, for the ratable benefit of the Secured Parties, shall obtain a perfected security interest in such mark pursuant to this Agreement, and (v) not (and not knowingly permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby such Trademark may become invalidated or impaired in any way;

                  (b) Such Grantor will not do any act, or omit to do any act, whereby any Patent necessary for the conduct of its business as currently conducted may become forfeited, abandoned or dedicated to the public;

                  (c) Such Grantor (i) will employ each Copyright necessary for the conduct of its business as currently conducted and (ii) will not (and will not knowingly permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any material portion of such Copyrights may become invalidated or otherwise impaired. Such Grantor will not (either itself or through licensees) do any act whereby any material portion of such Copyrights may fall into the public domain;

                  (d) Such Grantor will not do any act that knowingly uses any Intellectual Property necessary for the conduct of its business as currently conducted to infringe the intellectual property rights of any other Person;

                  (e) Such Grantor will notify the Agents and the Lenders immediately if it knows, or has reason to know, that any application or registration relating to any Intellectual Property necessary for the conduct of its business as currently conducted may become forfeited, abandoned or dedicated to the public, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office) regarding such Grantor's ownership of, or the validity of, any such Intellectual Property or such Grantor's right to register the same or to own and maintain the same;

                  (f) Whenever such Grantor, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Intellectual Property necessary for the conduct of its business as currently conducted with the United States Patent and Trademark Office, the United States Copyright Office, such Grantor shall report such filing to the Designated Agents within five Business Days after the last day of the fiscal quarter in which such filing occurs. Upon request of the Designated Agents, such Grantor shall execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers as the Designated Agents may request to evidence the Collateral Agent's and the Secured Parties' security interest in any Copyright, Patent or Trademark necessary for the conduct of its business as currently conducted and the goodwill and general intangibles of such Grantor relating thereto or represented thereby.

                  (g) Such Grantor will take all reasonable and necessary steps, including, without limitation, in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office, to maintain and pursue each application relating to any Intellectual Property necessary for the conduct of its business as currently conducted (and to obtain the relevant registration) and to maintain each registration of such material Intellectual Property, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability; and

                  (h) In the event that any Intellectual Property necessary for the conduct of its business as currently conducted is infringed, misappropriated or diluted by a third party, such Grantor shall (i) take such actions as such Grantor shall reasonably deem appropriate under the circumstances to protect such Intellectual Property and (ii) if such Intellectual Property is of material economic value, promptly notify the Designated Agents after it learns thereof and take such actions as such Grantor shall reasonably deem appropriate under the circumstances, including filing suit for infringement, misappropriation or dilution, to seek injunctive relief where appropriate and to recover any and all damages for infringement, misappropriation or dilution.

                  5.10 Cash Management Systems. (a) On or before the Closing Date, such Grantor shall deliver to the Designated Agents a schedule (the "Initial Account Identification Schedule") identifying the name and location of each bank and securities intermediary at which such Grantor maintains a deposit account, securities account, lockbox account, concentration account, collection account or disbursement account in the United States and (ii) the account number and account name or other relevant descriptive data with respect to each such account and such other information with respect to each such account as the Designated Agents shall reasonably request. Within 10 days after the opening of any deposit account, securities account, lockbox account, concentration account, collection account or disbursement account in the United States not identified in the Initial Account Identification Schedule, such Grantor shall deliver to the Designated Agents a schedule (a "Supplemental Account Identification Schedule") which provides, in respect of each such account opened since the date of the Initial Account Identification Schedule, the information set forth in clauses (i) and (ii) of the preceding sentence.

                  (b) Within 10 Business Days of the Closing Date, such Grantor shall cause to be delivered to the Collateral Agent a Control Agreement and/or a Lockbox Agreement, as appropriate, with respect to each account described in the Initial Account Identification Schedule which the Designated Agents require, in their sole discretion, to be subject to such an agreement, in each case duly executed and delivered by such Grantor and by the bank or securities intermediary that maintains such account. On or before the date which is 30 days after the delivery of any Supplemental Account Identification Schedule, such Grantor shall cause to be delivered to the Collateral Agent a Control Agreement and/or a Lockbox Agreement with respect to each account described in such Supplemental Account Identification Schedule which the Designated Agents require, in their sole discretion, to be subject to such an agreement, in each case duly executed and delivered by such Grantor and by the bank or securities intermediary that maintains such account.

                  (c) Such Grantor shall cause all proceeds of any Revolving Credit Facility Collateral received by it in every form, including, without limitation, cash, checks wire transfers and other forms or receipts, to be deposited promptly in a Control Account or Lockbox Account

(i) in respect of which a Control Agreement and/or Lockbox Agreement, as appropriate, is in effect and (ii) which, at any time after a Dominion Event or a Default or Event of Default has occurred, is used solely for the purpose of receiving proceeds of Revolving Credit Facility Collateral.

                         SECTION 6. REMEDIAL PROVISIONS

                  6.1 Certain Matters Relating to Receivables. (a) The Designated Agents shall have the right, at any time after the occurrence and during the continuance of an Event of Default, to make test verifications of the Receivables in any manner and through any medium that it reasonably considers advisable, and each Grantor shall furnish all such assistance and information as the Designated Agents may require in connection with such test verifications. At any time and from time to time after the occurrence and during the continuance of an Event of Default, upon the Designated Agents' request and at the expense of the relevant Grantor, such Grantor shall cause independent public accountants or others satisfactory to the Designated Agents to furnish to the Designated Agents reports showing reconciliations, aging and test verifications of, and trial balances for, the Receivables.

                  (b) The Collateral Agent hereby authorizes each Grantor to collect such Grantor's Receivables, subject to the Collateral Agent's direction and control after the occurrence and during the continuance of an Event of Default, and the Designated Agents may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default. Each Grantor shall cause all payments in respect of Accounts to be made either by check delivered to a Lockbox or by funds transfer to a Lockbox Account or Control Account.

                  (c) At the Designated Agents' request at any time after the occurrence and during the continuance of an Event of Default, each Grantor shall deliver to the Designated Agents all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Receivables, including, without limitation, all original orders, invoices and shipping receipts.

                  6.2 Concentration Accounts. If required by the Collateral Agent at any time after a Dominion Event has occurred, any collected funds or other cash amounts held in any Lockbox Account or Control Account shall be forthwith at the end of each Business Day transferred to a Concentration Account. To the extent that Revolving Credit Loans are outstanding on any day, amounts held in any Concentration Account on such day shall be transferred to the Administrative Agent and applied to repay such Loans as more particularly provided in the Control Agreement in effect with respect to such Concentration Account.

                  6.3 Communications with Obligors; Grantors Remain Liable. (a) if an Event of Default shall occur and be continuing, the Collateral Agent in its own name or in the name of others may at any time communicate with obligors under the Receivables to verify with them to the Designated Agents' satisfaction the existence, amount and terms of any Receivables.

                  (b) Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Receivables (or any agreement giving rise thereto) to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. Neither any Agent nor any Secured Party shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by any Agent or any Secured Party of any payment relating thereto, nor shall any Agent or any Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Receivable (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

                  6.4 Pledged Stock. (a) Unless an Event of Default shall have occurred and be continuing and the Collateral Agent shall have given notice to the relevant Grantor of the Collateral Agent's intent to exercise its corresponding rights pursuant to Section 6.4(b), each Grantor shall be permitted to receive all cash dividends paid in respect of the Pledged Stock and all payments made in respect of the Pledged Notes, in each case paid in the normal course of business of the relevant Issuer and consistent with past practice or otherwise in accordance with the terms of the Pledged Notes, to the extent permitted in the Credit Agreement, and to exercise all voting and corporate rights with respect to the Pledged Securities; provided, however, that no vote shall be cast or corporate right exercised or other action taken in a manner which would impair the Collateral or which would be inconsistent with or result in any violation of any provision of the Credit Agreement, this Agreement or any other Loan Document.

                  (b) If an Event of Default shall occur and be continuing and the Collateral Agent (in consultation with the Administrative Agent) shall give notice of its intent to exercise such rights to the relevant Grantor or Grantors, (i) the Collateral Agent shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Pledged Securities and make application thereof to the Obligations in the order set forth in Section 6.6, and (ii) any or all of the Pledged Securities shall be registered in the name of the Collateral Agent or its nominee, and the Collateral Agent or its nominee may thereafter exercise (x) all voting, corporate and other rights pertaining to such Pledged Securities at any meeting of shareholders of the relevant Issuer or Issuers or otherwise and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Pledged Securities as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Securities upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of any Issuer, or upon the exercise by any Grantor or the Collateral Agent of any right, privilege or option pertaining to such Pledged Securities, and in connection therewith, the right to deposit and deliver any and all of the Pledged Securities with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Designated Agents may determine), all without liability except to account for property actually received by it, but the Collateral Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

                  (c) Each Grantor hereby authorizes and instructs each Issuer of any Pledged Securities pledged by such Grantor hereunder to (i) comply with any instruction received by it from the Collateral Agent in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying, and (ii) unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Pledged Securities directly to the Collateral Agent.

                  6.5 Proceeds to be Turned Over To Collateral Agent. In addition to the rights of the Designated Agents and the Secured Parties specified in Section 6.1 with respect to payments of Receivables, if an Event of Default shall occur and be continuing, all Proceeds of Collateral other than Accounts received by any Grantor consisting of cash, checks and Instruments shall be held by such Grantor in trust for the Collateral Agent and the Secured Parties, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Collateral Agent in the exact form received by such Grantor (duly indorsed by such Grantor to the Collateral Agent, if required). All Proceeds received by the Collateral Agent hereunder shall be held by the Collateral Agent in a Control Account maintained under its sole dominion and control. All Proceeds while held by the Collateral Agent in a Control Account (or by such Grantor in trust for the Collateral Agent and the Secured Parties) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 6.6.

                  6.6 Application of Proceeds. At such intervals as may be agreed upon by the Borrower and the Designated Agents, or, if an Event of Default shall have occurred and be continuing, at any time at the Designated Agents' election, the Collateral Agent shall apply all or any part of Proceeds constituting Collateral, whether or not held in any Control Account, and any proceeds of the guarantee set forth in Section 2, in payment of the Obligations in the following order:

                  (i) with respect to any such Proceeds of Revolving Credit Facility Collateral:

                  (a) FIRST, to reimburse the Collateral Agent for any theretofore unreimbursed costs or expenses incurred by it in connection with the Revolving Credit Facility Collateral and to reimburse the Administrative Agent for any theretofore unreimbursed costs and expenses incurred by it in connection with the Revolving Credit Facility;

                  (b) SECOND, to pay accrued and unpaid interest, Letter of Credit fees and commitment fees owing with respect to the Revolving Credit Facility;

                  (c) THIRD, to repay (i) the principal amount of any outstanding Revolving Credit Loans and (ii) any Reimbursement Obligations, ratably among the holders of the Obligations described in the foregoing provisions of this clause THIRD;

                  (d) FOURTH, in an amount equal to the aggregate undrawn amount of all outstanding Letters of Credit, to be deposited in a collateral account under the sole dominion and control of the Collateral Agent to be held as collateral for such obligations;

                  (e) FIFTH, to repay any Borrower Bank Product Obligations and Guarantor Bank Product Obligations;

                  (f) SIXTH, to pay any other Revolving Credit Facility Obligations not described above;

                  (g) SEVENTH, to reimburse the Collateral Agent for any theretofore unreimbursed costs or expenses incurred by it in connection with the Term Loan Facility Collateral and to reimburse the Administrative Agent for any theretofore unreimbursed costs and expenses incurred by it in connection with the Term Loan Facility;

                  (h) EIGHTH, to pay accrued and unpaid interest and commitment fees owing with respect to the Term Loan Facility;

                  (i) NINTH, to repay the principal amount of any outstanding Term Loans;

                  (j) TENTH, to pay any other Term Loan Facility Obligations not described above; and

                  (k) ELEVENTH, to be delivered to the Borrower or as otherwise may be required by applicable law.

                  (ii) with respect to any such Proceeds of Term Loan Facility Collateral:

                  (l) FIRST, to reimburse the Collateral Agent for any theretofore unreimbursed costs or expenses incurred by it in connection with the Term Loan Facility Collateral and to reimburse the Administrative Agent for any theretofore unreimbursed costs and expenses incurred by it in connection with the Term Loan Facility;

                  (m) SECOND, to pay accrued and unpaid interest and commitment fees owing with respect to the Term Loan Facility;

                  (n) THIRD, to repay the principal amount of any outstanding Term Loans;

                  (o) FOURTH, to pay any other Term Loan Facility Obligations not described above;

                  (p) FIFTH, to reimburse the Collateral Agent for any theretofore unreimbursed costs or expenses incurred by it in connection with the Revolving Credit Facility Collateral and to reimburse the Administrative Agent for any theretofore unreimbursed costs and expenses incurred by it in connection with the Revolving Credit Facility;

                  (q) SIXTH, to pay accrued and unpaid interest, Letter of Credit fees and commitment fees owing with respect to the Revolving Credit Facility;

                  (r) SEVENTH, to repay (i) the principal amount of any outstanding Revolving Credit Loans and (ii) any Reimbursement Obligations, ratably among the holders of the Obligations described in the foregoing provisions of this clause THIRD;

                  (s) EIGHTH, in an amount equal to the aggregate undrawn amount of all outstanding Letters of Credit, to be deposited in a collateral account under the sole dominion and control of the Collateral Agent to be held as collateral for such obligations;

                  (t) NINTH, to repay any Borrower Bank Product Obligations and Guarantor Bank Product Obligations;

                  (u) TENTH, to pay any other Revolving Credit Facility Obligations not described above; and

                  (v) ELEVENTH, to be delivered to the Borrower or as otherwise may be required by applicable law.

                  (iii) with respect to any such proceeds of the guarantee set forth in Section 2:

                  (w) FIRST, (i) to reimburse the Collateral Agent for any theretofore unreimbursed costs or expenses incurred by it in connection with the Collateral and (ii) to reimburse the Administrative Agent for any theretofore unreimbursed costs and expenses incurred by it in connection with the Facilities, ratably among the Collateral Agent and the Administrative Agent in accordance with the amounts of such Obligations described in the foregoing clauses (i) and (ii) then owing to each thereof;

                  (x) SECOND, (i) to pay accrued and unpaid interest and commitment fees owing with respect to the Term Loan Facility and (ii) to pay accrued and unpaid interest, Letter of Credit fees and commitment fees owing with respect to the Revolving Credit Facility, ratably among the holders of the Obligations described in the foregoing clauses (i) and (ii) in accordance with the amounts of such Obligations then owing to each thereof;

                  (y) THIRD, to repay the principal amount of any outstanding Loans and Reimbursement Obligations, ratably among the holders of such Obligations in accordance with the amounts of such Obligations then held by each thereof;

                  (z) FOURTH, in an amount equal to the aggregate undrawn amount of all outstanding Letters of Credit, to be deposited in a collateral account under the sole dominion and control of the Collateral Agent to be held as collateral for such obligations;

                  (aa) FIFTH, to repay Borrower Bank Product Obligations and Guarantor Bank Product Obligations;

                  (bb) SIXTH, to pay any other Revolving Credit Facility Obligations and Term Loan Facility Obligations not described above; and

                  (cc) SEVENTH, to be delivered to the Borrower or as otherwise may be required by applicable law.

                  6.7 Code and Other Remedies. If an Event of Default shall occur and be continuing, the Agents, on behalf of the Secured Parties, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the New York UCC or any other applicable law. Without limiting the generality of the foregoing, the Collateral Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except notice pursuant to Section 6.4(b) and any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of the Collateral Agent or any Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Any Agent or any Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. Each Grantor further agrees, at the Collateral Agent's request, to assemble the Collateral and make it available to the Collateral Agent at places which the Collateral Agent shall reasonably select, whether at such Grantor's premises or elsewhere. The Collateral Agent shall apply the net proceeds of any action taken by it pursuant to this Section
6.7 with respect to any Grantor's Collateral, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral of such Grantor or in any way relating to the Collateral of such Grantor or the rights of the Agents and the Secured Parties hereunder with respect thereto, including, without limitation, reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Obligations of such Grantor, in the order specified in
Section 6.6, and only after such application and after the payment by the Collateral Agent of any other amount required by any provision of law, including, without limitation, Section 9-615(a)(3) of the New York UCC, need the Collateral Agent account for the surplus, if any, to any Grantor. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against any Agent or any Secured Party arising out of the exercise by them of any rights hereunder, to the extent such exercise does not constitute gross negligence or willful misconduct. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

                  6.8 Registration Rights. (a) If the Designated Agents shall determine to exercise the right to sell any or all of the Pledged Stock pursuant to Section 6.7, and if in the opinion of the Designated Agents it is necessary or advisable to have the Pledged Stock, or that portion thereof to be sold, registered under the provisions of the Securities Act, the relevant Grantor will cause the Issuer thereof to (i) execute and deliver, and cause the directors and officers of such Issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of the Designated Agents, necessary or advisable to register the Pledged Stock, or that portion thereof to be sold, under the provisions of the Securities Act, (ii) use its best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of the Pledged Stock, or that portion thereof to be sold, and (iii) make all amendments thereto and/or to the related prospectus which, in the opinion of the Designated Agents, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. Each Grantor agrees to cause such Issuer to comply with the provisions of the securities or "Blue Sky" laws of any and all jurisdictions which the Designated Agents shall designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act.

                  (b) Each Grantor recognizes that the Collateral Agent may be unable to effect a public sale of any or all the Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Designated Agents shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

                  (c) Each Grantor agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Stock pursuant to this Section 6.8 valid and binding and in compliance with any and all other applicable Requirements of Law. Each Grantor further agrees that a breach of any of the covenants contained in this Section 6.8 will cause irreparable injury to the Designated Agents and the Secured Parties, that the Designated Agents and the Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 6.8 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Credit Agreement.

                  6.9 Deficiency. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the fees and disbursements of any attorneys employed by the Designated Agents or any Secured Party to collect such deficiency.

                        SECTION 7. THE COLLATERAL AGENT

                  7.1 Collateral Agent's Appointment as Attorney-in-Fact, etc.
(a) Each Grantor hereby irrevocably constitutes and appoints the Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Collateral Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:

                  (i) in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Designated Agents for the purpose of collecting any and all such moneys due under any Receivable or with respect to any other Collateral whenever payable;

                  (ii) in the case of any material Intellectual Property that constitutes Collateral, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Designated Agents may request to evidence the Collateral Agent's and the Secured Parties' security interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

                  (iii) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

                  (iv)     execute, in connection with any sale provided for in
         Section 6.7 or 6.8, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral;

                  (v) (1) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Collateral Agent or as the Designated Agents shall direct; (2) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (5) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Designated Agents may deem appropriate;
         (7) assign any Copyright, Patent or Trademark that constitutes Collateral (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Designated Agents shall in their sole discretion determine; and (8) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and do, at the Designated Agents' option and such Grantor's expense, at any time, or from time to time, all acts and things which the Designated Agents deem necessary to protect, preserve or realize upon the Collateral and the Collateral Agent's and the Secured Parties' security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do; and

                  (vi) license or sublicense whether on an exclusive or non-exclusive basis, any Intellectual Property that constitutes Collateral for such term and on such conditions and in such manner as the Designated Agents shall in their sole judgment determine.

                  Anything in this Section 7.1 (a) to the contrary notwithstanding, the Collateral Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 7.1(a) unless an Event of Default shall have occurred and be continuing.

                  (b) If any Grantor fails to perform or comply with any of its agreements contained herein, the Collateral Agent, at its option (in consultation with the Administrative Agent), but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

                  (c) The expenses of each Designated Agent incurred in connection with actions undertaken as provided in this Section 7.1, together with interest thereon at a rate per annum equal to the rate per annum at which interest would then be payable on past due Revolving Credit Loans that are Base Rate Loans under the Credit Agreement, from the date of payment by such Designated Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to such Designated Agent on demand.

                  (d) Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

                  7.2 Duty of Collateral Agent. The Collateral Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the New York UCC or otherwise, shall be to deal with it in the same manner as the Collateral Agent deals with similar property for its own account. Neither the Collateral Agent, any Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Designated Agents and the Secured Parties hereunder are solely to protect the Collateral Agent's and the Secured Parties' interests in the Collateral and shall not impose any duty upon the Designated Agents or any Secured Party to exercise any such powers. The Collateral Agent and the Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

                  7.3 Execution of Financing Statements. . Pursuant to any applicable law, each Grantor authorizes each of the Designated Agents to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral without the signature of such Grantor in such form and in such offices as the Designated Agents determine appropriate to perfect the security interests of the Collateral Agent under this Agreement. Each Grantor authorizes the Administrative Agent to use the collateral description "all personal property" in any such financing statements. Each Grantor hereby ratifies and authorizes the filing by the Collateral Agent of any financing statement with respect to the Collateral made prior to the date hereof.

                  7.4 Authority of Collateral Agent. Each Grantor acknowledges that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Collateral Agent and the Secured Parties, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and the Grantors, the Collateral Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority. Notwithstanding any other provision herein or in any Loan Document, the only duty or responsibility of the Collateral Agent to any Qualified Counterparty under this Agreement is the duty to remit to such Qualified Counterparty any amounts to which it is entitled pursuant to Section 6.6.

                            SECTION 8. MISCELLANEOUS

                  8.1 Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 10.1 of the Credit Agreement. No consent of any Qualified Counterparty shall be required for any waiver, amendment, supplement or other modification to this Agreement.

                  8.2 Notices. All notices, requests and demands to or upon the Collateral Agent, the Administrative Agent or any Grantor hereunder shall be effected in the manner provided for in Section 10.2 of the Credit Agreement; provided that any such notice, request or demand to or upon any Guarantor shall be addressed to such Guarantor at its notice address set forth on Schedule 1.

                  8.3 No Waiver by Course of Conduct; Cumulative Remedies. Neither the Collateral Agent, the Administrative Agent nor any Secured Party shall by any act (except by a written instrument pursuant to Section 8.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Collateral Agent, the Administrative Agent or any Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Collateral Agent, the Administrative Agent or any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Collateral Agent, the Administrative Agent or such Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

                  8.4 Enforcement Expenses; Indemnification. (a) Each Guarantor agrees to pay, or reimburse each Secured Party and each Designated Agent for, all its costs and expenses incurred in collecting against such Guarantor under the guarantee contained in Section 2 or otherwise enforcing or preserving any rights under this Agreement and the other Loan Documents to which such Guarantor is a party, including, without limitation, the fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) to each Secured Party and of counsel to each Designated Agent.

                  (b) Each Guarantor agrees to pay, and to save the Designated Agents and the Secured Parties harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

                  (c) Each Guarantor agrees to pay, and to save the Designated Agents and the Secured Parties harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent the Borrower would be required to do so pursuant to
Section 10.5 of the Credit Agreement.

                  (d) The agreements in this Section shall survive repayment of the Obligations and all other amounts payable under the Credit Agreement and the other Loan Documents.

                  8.5 Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Collateral Agent, the Administrative Agent and the Secured Parties and their successors and assigns; provided that no

Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Designated Agents.

                  8.6 Set-Off. Each Grantor hereby irrevocably authorizes each Designated Agent and each Secured Party at any time and from time to time while an Event of Default pursuant to Section 8(a) of the Credit Agreement shall have occurred and be continuing, without notice to such Grantor or any other Grantor, any such notice being expressly waived by each Grantor, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Designated Agent or such Secured Party to or for the credit or the account of such Grantor, or any part thereof in such amounts as such Designated Agent or such Secured Party may elect, against and on account of the obligations and liabilities of such Grantor to such Designated Agent or such Secured Party hereunder and claims of every nature and description of such Designated Agent or such Secured Party against such Grantor, in any currency, whether arising hereunder, under the Credit Agreement, any other Loan Document or otherwise, as such Designated Agent or such Secured Party may elect, whether or not such Designated Agent or any Secured Party has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. Each Designated Agent and each Secured Party shall notify such Grantor promptly of any such set-off and the application made by such Designated Agent or such Secured Party of the proceeds thereof, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Designated Agent and each Secured Party under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Designated Agent or such Secured Party may have.

                  8.7 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

                  8.8 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  8.9 Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

                  8.10 Integration. This Agreement and the other Loan Documents represent the agreement of the Grantors, the Designated Agents and the Secured Parties with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Designated Agents or any Secured Party relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Loan Documents.

                  8.11 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                  8.12 Submission To Jurisdiction; Waivers. Each Grantor hereby irrevocably and unconditionally:

                  (a) submits for itself and its Property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

                  (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                  (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Grantor at its address referred to in Section 8.2 or at such other address of which the Collateral Agent or Administrative Agent shall have been notified pursuant thereto;

                  (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                  (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

                  8.13 Acknowledgements. Each Grantor hereby acknowledges that:

                  (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;

                  (b) neither the Collateral Agent, the Administrative Agent nor any other Secured Party has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Grantors, on the one hand, and the Designated Agents and Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

                  (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Secured Parties or among the Grantors and the Secured Parties.

                  8.14 Additional Grantors. Each Subsidiary of the Borrower that is required to become a party to this Agreement pursuant to Section 6.9 of the Credit Agreement shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex 1 hereto.

                  8.15 Releases. (a) At such time as the Loans, the Reimbursement Obligations and the other Obligations (other than Borrower Bank Product Obligations, Guarantor Bank Product Obligations, the Borrower Guarantee Obligations and the obligations of the Guarantors in respect of such Borrower Guarantee Obligations that arise under Section 2.1(a)(i)) shall have been paid in full, the Commitments have been terminated and no Letters of Credit shall be outstanding, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than the provisions of this Agreement and the obligations hereunder that are herein expressly stated to survive such termination) of the Designated Agents and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors. At the request and sole expense of any Grantor following any such termination, the Collateral Agent shall (without notice to, or vote or consent of, any Lender, or any party to any Bank Product) take such actions as shall be required to release its security interest in all Collateral, and the Administrative Agent shall (without notice to, or vote or consent of, any Lender, or any party to any Bank Product) take such actions as shall be required to release all guarantee obligations under any Loan Document, whether or not on the date of such release there may be outstanding Obligations in respect of Bank Products. Any such release of guarantee obligations shall be deemed subject to the provision that such guarantee obligations shall be reinstated if after such release any portion of any payment in respect of the Obligations guaranteed thereby shall be rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payment had not been made

                  (b) If any of the Collateral shall be sold, transferred or otherwise disposed of by any Grantor in a transaction permitted by the Credit Agreement, then the Collateral Agent, at the request and sole expense of such Grantor, shall (without notice to, or vote or consent of, any Lender, or any party to any Bank Product) take such actions as shall be required to release its security interest in any Collateral being Disposed of in such Disposition (including, in the case of a Disposition of any Person, all Capital Stock of such Person and all Property of such Person), and the Administrative Agent shall (without notice to, or vote or consent of, any Lender, or any party to any Bank Product) take such actions as shall be required to release any guarantee and other obligations under any Loan Document of any Person being Disposed of in such Disposition; provided that the Borrower shall have delivered to the Designated Agents, at least ten Business Days prior to the date of the proposed release of any Guarantor in connection with the Disposition of all of its Capital Stock, a written request for release identifying the relevant Guarantor and the terms of the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by the Borrower stating that such transaction is in compliance with the Credit Agreement and the other Loan Documents. At such time as the Term Loans shall have been repaid in full, the Existing Convertible Notes shall have been repaid in full and the Consolidated Liquidity shall be not less than an amount to be agreed upon by the Designated Agents at such time, promptly upon the request of the Borrower, the Eligible Rental Equipment shall be removed from the Borrowing

Base, the Collateral Agent shall (without notice to, or vote or consent of, any Lender, or any party to any Bank Product) take such actions as shall be required to release its security interest in the Quail Rental Assets and the Administrative Agent shall (without notice to, or vote or consent of, any Lender or any party to any Bank Product) take such actions as shall be required or reasonably requested by the Borrower to evidence such release. In addition, Parker International shall be automatically released from its obligations under this Agreement at the time and pursuant to the conditions set forth in Section 10.15(a) of the Credit Agreement.

                  (c) No consent of any Qualified Counterparty shall be required for any release of Collateral or Guarantors pursuant to this Section.

                  8.16 Parker International. For avoidance of doubt, the parties hereto confirm that Parker International is not hereby creating a security interest in any of its assets; that the Collateral does not include any assets of Parker International; and that Parker International is not hereby making any representations and warranties with respect to any Collateral.

                  8.17 WAIVER OF JURY TRIAL. EACH GRANTOR AND, BY ACCEPTANCE OF THE BENEFITS HEREOF, EACH AGENT AND EACH SECURED PARTY, HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

                  IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee and Collateral Agreement to be duly executed and delivered as of the date first above written.

                                                [NAME OF GRANTOR]

                                                By: ____________________________
                                                    Name:
                                                    Title:

                                                                      Schedule 1

                         NOTICE ADDRESSES OF GUARANTORS

                                                                      Schedule 2

                        DESCRIPTION OF PLEDGED SECURITIES

PLEDGED STOCK:

    Issuer          Class of Stock        Stock Certificate No.        No. of Shares
------------------------------------------------------------------------------------

PLEDGED NOTES:

    Issuer          Payee                 Principal Amount
----------------------------------------------------------

                                                                      Schedule 3

                            FILINGS AND OTHER ACTIONS
                     REQUIRED TO PERFECT SECURITY INTERESTS

                         Uniform Commercial Code Filings

          [List each office where a is financing statement to be filed]

                          Patent and Trademark Filings

                               [List all filings]

                      Actions with respect to Pledged Stock

                                  Other Actions

                      [Describe other actions to be taken]

                                                                      Schedule 4

             JURISDICTION OF ORGANIZATION, IDENTIFICATION NUMBER AND

                       LOCATION OF CHIEF EXECUTIVE OFFICE

                  Jurisdiction of             Identification            Location of Chief
Grantor            Organization                   Number                Executive Office
-------           ---------------             --------------            -----------------

                                                                      Schedule 5

                              INTELLECTUAL PROPERTY

I.       Copyrights and Copyright Licenses:

II.      Patents and Patent Licenses:

III.     Trademarks and Trademark Licenses:

                                                                         Annex I
                                                                              to
                                              Guarantee and Collateral Agreement

                  ASSUMPTION AGREEMENT, dated as of ________________, 200__, made by ______________________________, a ______________ corporation (the
"Additional Grantor"), in favor of (i) DEUTSCHE BANK TRUST COMPANY AMERICAS, as collateral agent (in such capacity, the "Collateral Agent") for the banks and other financial institutions (the "Lenders") parties to the Credit Agreement referred to below and (ii) LEHMAN COMMERCIAL PAPER INC., as Administrative Agent pursuant to such Credit Agreement (in such capacity, the "Administrative Agent"). All capitalized terms not defined herein shall have the meaning ascribed to them in such Credit Agreement.

                              W I T N E S S E T H :

                  WHEREAS, PARKER DRILLING COMPANY (the "Borrower"), the Lenders, the Administrative Agent and the Collateral Agent have entered into a Credit Agreement, dated as of October 10, 2003 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement") with Lehman Brothers Inc. and Deutsche Bank Securities Inc., as Arrangers, Deutsche Bank Securities Inc., as Syndication Agent, and Bank of America, N.A., as Documentation Agent;

                  WHEREAS, in connection with the Credit Agreement, the Borrower and certain of its Affiliates (other than the Additional Grantor) have entered into the Guarantee and Collateral Agreement, dated as of October 10, 2003 (as amended, supplemented or otherwise modified from time to time, the "Guarantee and Collateral Agreement") in favor of the Collateral Agent for the benefit of the Secured Parties;

                  WHEREAS, the Credit Agreement requires the Additional Grantor to become a party to the Guarantee and Collateral Agreement; and

                  WHEREAS, the Additional Grantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Guarantee and Collateral Agreement;

                  NOW, THEREFORE, IT IS AGREED:

                  1. Guarantee and Collateral Agreement. By executing and delivering this Assumption Agreement, the Additional Grantor, as provided in
Section 8.15 of the Guarantee and Collateral Agreement, hereby becomes a party to the Guarantee and Collateral Agreement as a Grantor thereunder with the same force and effect as if originally named therein as a Grantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Grantor thereunder. The information set forth in Annex 1-A hereto is hereby added to the information set forth in Schedules _____ to the Guarantee and Collateral Agreement. The Additional Grantor hereby represents and warrants that each of the representations and warranties contained in Section 4 of the Guarantee and Collateral Agreement is true and correct on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date.

                                                                       Annex I-2

                  2. GOVERNING LAW. THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                  IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

                                               [ADDITIONAL GRANTOR]

                                               By: _____________________________
                                                   Name:
                                                   Title:

                                                                        Annex II
                                                                              to
                                              Guarantee and Collateral Agreement

                           ACKNOWLEDGEMENT AND CONSENT

         The undersigned hereby acknowledges receipt of a copy of the Guarantee and Collateral Agreement dated as of October [__], 2003 (the "Agreement"), made by the Grantors parties thereto for the benefit of (i) DEUTSCHE BANK TRUST COMPANY AMERICAS, as Collateral Agent and (ii) LEHMAN COMMERCIAL PAPER INC., as Administrative Agent. The undersigned agrees for the benefit of the Collateral Agent, the Administrative Agent and the Secured Parties as follows:

         1. The undersigned will notify the Administrative Agent promptly in writing of the occurrence of any of the events described in Section 5.7(a) of the Agreement with respect to the Pledged Securities issued by the undersigned.

         2. The undersigned will comply with any instructions received by it pursuant to Section 6.4(c) of the Agreement with respect to the Pledged Securities issued by the undersigned.

                                               [NAME OF ISSUER]

                                               By: _____________________________
                                                   Name:
                                                   Title:

                                               Address for Notices:

                                                 _______________________________

                                                 _______________________________

                                                 _______________________________

                                               Fax: ____________________________